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CENTENNIAL RESOURCE DEVELOPMENT, INC. INDEX TO FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Centennial Resource Development, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF CENTENNIAL RESOURCE DEVELOPMENT, INC.

Dear Stockholders of Centennial Resource Development, Inc.:

        You are cordially invited to attend the special meeting of stockholders of Centennial Resource Development, Inc. (the "Company," "we," "our" or "us"). At the special meeting, the Company's stockholders will be asked to consider and vote on proposals to:

  (i)
  approve, for purposes of complying with the applicable listing rules of The NASDAQ Capital Market (the "NASDAQ"), the issuance of 26,100,000 shares of our Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), upon the conversion of 104,400 shares of our Series B Preferred Stock, par value $0.0001 per share, issued and sold to affiliates of Riverstone Investment Group LLC (together with its affiliates, "Riverstone") in private placements (the "Silverback Acquisition Private Placements"), the proceeds of which were used to fund a portion of the cash consideration for the acquisition of the leasehold interests and related upstream assets of Silverback Exploration, LLC and Silverback Operating, LLC (the "NASDAQ Proposal"); and

  (ii)
  approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the NASDAQ Proposal (the "Adjournment Proposal" and, together with the NASDAQ Proposal, the "Proposals").

        Each of the Proposals is more fully described in the accompanying proxy statement, which each Company stockholder is encouraged to review carefully.

        The Company's Class A Common Stock and warrants, which are exercisable for shares of Class A Common Stock under certain circumstances, are currently listed on the NASDAQ under the symbols "CDEV" and "CDEVW," respectively.

        The Company is providing this proxy statement and accompanying proxy card to its stockholders in connection with the solicitation by our board of directors of proxies to be voted at the special meeting and any adjournments or postponements of the special meeting. Your vote is very important. Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay.

        We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption "Risk Factors" beginning on page 11 of this proxy statement.

        The Company's board of directors recommends that the Company's stockholders vote FOR the NASDAQ Proposal and FOR the Adjournment Proposal.

        Approval of the NASDAQ Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class C Common Stock, par value $0.0001 per share (together with the Class A Common Stock, the "Common Stock"), entitled to vote and actually cast thereon at the special meeting, voting as a single class. Holders of shares of Class A Common Stock issued and sold in the Silverback Acquisition Private Placements are not entitled to vote such shares at the special meeting. As of the record date, Riverstone held 49.1% of the shares of Common Stock entitled to vote at the special meeting.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the Proposals presented at the special meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the Proposals. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Thank you for your consideration of these matters. Sincerely, Mark G. Papa Chief Executive Officer and Chairman Centennial Resource Development, Inc.

        Whether or not you plan to attend the special meeting of the Company's stockholders, please submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the pre-addressed postage paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting of the Company's stockholders and vote in person, you must obtain a proxy from your broker or bank.

        Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

        This proxy statement is dated April 19, 2017 and is first being mailed to the Company's stockholders on or about April 21, 2017.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF CENTENNIAL RESOURCE DEVELOPMENT, INC.

To Be Held On May 25, 2017

        To the Stockholders of Centennial Resource Development, Inc.:

        NOTICE IS HEREBY GIVEN that the special meeting of stockholders of Centennial Resource Development, Inc. (the "Company," "we," "our" or "us") will be held at 10:00 a.m., local time, on May 25, 2017, at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 for the following purposes:

          1.     The NASDAQ Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The NASDAQ Capital Market, the issuance of 26,100,000 shares of our Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), upon the conversion of 104,400 shares of our Series B Preferred Stock, par value $0.0001 per share, issued and sold to affiliates of Riverstone Investment Group LLC (together with its affiliates, "Riverstone") in private placements (the "Silverback Acquisition Private Placements"), the proceeds of which were used to fund a portion of the cash consideration for the acquisition of the leasehold interests and related upstream assets of Silverback Exploration, LLC and Silverback Operating, LLC (the "NASDAQ Proposal").

          2.     The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the NASDAQ Proposal (the "Adjournment Proposal" and, together with the NASDAQ Proposal, the "Proposals").

        Only holders of record of shares of Class A Common Stock and Class C Common Stock, par value $0.0001 per share (together with the Class A Common Stock, the "Common Stock") at the close of business on April 12, 2017 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements thereof. Holders of shares of Class A Common Stock issued and sold in the Silverback Acquisition Private Placements are not entitled to vote such shares at the special meeting. A complete list of the Company's stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the Company's principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting. As of the record date, Riverstone held 49.1% of the shares of Class A Common Stock and Class C Common Stock entitled to vote at the special meeting.

        Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of each of the Proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali, at (877) 787-9239 (banks and brokers call collect at (203) 658-9400).

April 19, 2017 By Order of the Board of Directors

Mark G. Papa Chief Executive Officer and Director

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on May 25, 2017: This notice of meeting and the related proxy statement will be available at http://www.cstproxy.com./cdevinc/sm2017.

i

CERTAIN DEFINED TERMS

        Unless the context otherwise requires, references in this proxy statement to:

  •
  "Business Combination" are to our acquisition of approximately 89% of the outstanding membership interests in CRP from the Centennial Contributors, which closed on October 11, 2016, and the other transactions contemplated by the Contribution Agreement;

  •
  "Celero" are to Celero Energy Company, LP, a Delaware limited partnership;

  •
  "Centennial Contributors" are to CRD, NGP Follow-On and Celero, collectively;

  •
  The "Company," "we," "our" or "us" are to (a) Centennial Resource Development, Inc. and its subsidiaries, including CRP, following the closing of the Business Combination and (b) Silver Run Acquisition Corporation prior to the closing of the Business Combination;

  •
  "Class A Common Stock" are to our Class A Common Stock, par value $0.0001 per share;

  •
  "Class C Common Stock" are to our Class C Common Stock, par value $0.0001 per share, which were issued to the Centennial Contributors in connection with the Business Combination;

  •
  "Common Stock" or "voting common stock" are to our Class A Common Stock and Class C Common Stock;

  •
  "Contribution Agreement" are to the Contribution Agreement, dated as of July 6, 2016, among the Centennial Contributors, CRP and NewCo, as amended by Amendment No. 1 thereto, dated as of July 29, 2016, and the Joinder Agreement, dated as of October 7, 2016, by the Company;

  •
  "Conversion Shares" are to the 26,100,000 shares of Class A Common Stock issuable upon conversion of the shares of Series B Preferred Stock issued in the Silverback Acquisition Private Placements;

  •
  "CRD" are to Centennial Resource Development, LLC, a Delaware limited liability company;

  •
  "CRP" are to Centennial Resource Production, LLC, a Delaware limited liability company;

  •
  "IPO" are to our initial public offering of units, which closed on February 29, 2016;

  •
  "NewCo" are to New Centennial, LLC, a Delaware limited liability company controlled by affiliates of Riverstone;

  •
  "NGP Follow-On" are to NGP Centennial Follow-On LLC, a Delaware limited liability company;

  •
  "Private Placement Warrants" are to our 8,000,000 outstanding warrants, which were purchased by our Sponsor in a private placement simultaneously with the closing of our IPO;

  •
  "Public Warrants" are to our 16,666,643 outstanding warrants, which were sold as part of the Units in our IPO;

  •
  "Riverstone" are to Riverstone Investment Group LLC and its affiliates, including our Sponsor, collectively;

  •
  "Riverstone Purchasers" are to Riverstone VI Centennial QB Holdings, L.P., Riverstone Non-ECI USRPI AIV, L.P. and REL US Centennial Holdings, LLC, which are affiliates of Riverstone;

  •
  "Series B Preferred Stock" are to our Series B Preferred Stock, par value $0.0001 per share;

  •
  "Silverback" are to Silverback Exploration, LLC, a Delaware limited liability company and Silverback Operating, LLC, a Delaware limited liability company, collectively;

ii

  •
  "Silverback Acquisition" are to our acquisition of the leasehold interests and related upstream assets of Silverback, which closed on December 28, 2016;

  •
  "Silverback Acquisition Private Placements" are to the issuance and sale in private placements of (i) 3,473,590 shares of Class A Common Stock and 104,400 shares of Series B Preferred Stock to the Riverstone Purchasers and (ii) 33,012,380 shares of our Class A Common Stock to certain other investors, which closed simultaneously with the consummation of the Silverback Acquisition;

  •
  "Sponsor" are to our sponsor, Silver Run Sponsor, LLC, a Delaware limited liability company and an affiliate of Riverstone;

  •
  "Units" are to our units sold in our IPO, each of which consisted of one share of Class A Common Stock and one-third of one Public Warrant; and

  •
  "Warrants" are to the Private Placement Warrants and the Public Warrants.

        For additional defined terms commonly used in the oil and natural gas industry and used in this proxy statement, please see "Glossary of Oil and Natural Gas Terms" set forth in Annex E.

iii

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

        The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting of stockholders of Centennial Resource Development, Inc. (the "Company," "we," "our" or "us"). The following questions and answers do not include all the information that is important to Company stockholders. We urge Company stockholders to read carefully this entire proxy statement, including the annexes and other documents referred to herein.

Q:
Why am I receiving this proxy statement?

A:
The Company's stockholders are being asked to consider and vote upon, among other things, a proposal to approve, for purposes of complying with applicable listing rules of The NASDAQ Capital Market (the "NASDAQ"), the issuance of 26,100,000 shares of our Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock" and such shares, the "Conversion Shares"), upon the conversion of 104,400 shares of our Series B Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock"), issued and sold to certain affiliates of Riverstone Investment Group LLC (together with its affiliates, "Riverstone" and the purchasers of the Series B Preferred Stock, the "Riverstone Purchasers") in private placements (the "Silverback Acquisition Private Placements"), the proceeds of which were used to fund a portion of the cash consideration for the acquisition of the leasehold interests and related upstream assets of Silverback Exploration, LLC and Silverback Operating, LLC ("Silverback" and such acquisition, the "Silverback Acquisition").

  This proxy statement and its annexes contain important information about the proposals to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety.

  Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:
What is being voted on at the special meeting?

A:
Below are the proposals on which the Company's stockholders will vote at the special meeting.

1.
The NASDAQ Proposal—To approve, for purposes of complying with applicable listing rules of the NASDAQ, the issuance of the Conversion Shares (the "NASDAQ Proposal").

2.
The Adjournment Proposal—To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the NASDAQ Proposal (the "Adjournment Proposal" and, together with the NASDAQ Proposal, the "Proposals"). The Adjournment Proposal will only be presented at the special meeting if there are not sufficient votes to approve the NASDAQ Proposal.

Q:
Are the Proposals conditioned on one another?

A:
No. Neither the NASDAQ Proposal nor the Adjournment Proposal is conditioned on the approval of the other Proposal.

Q:
Why is the Company providing stockholders with the opportunity to vote on the conversion of the Series B Preferred Stock?

A:
The Company is proposing the NASDAQ Proposal in order to comply with NASDAQ Listing Rules, which require stockholder approval of certain transactions that result in the issuance of 20% or more of a company's outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. In connection with the Silverback Acquisition Private Placements, the Company issued an aggregate of 36,485,970 shares of Class A Common Stock, representing 19.9% of the shares of Class A Common Stock and Class C Common Stock, par value $0.0001 (the "Class C Common Stock" and, together with the Class A Common Stock, the "Common Stock") outstanding prior to the Silverback Acquisition Private Placements. The issuance of the Conversion Shares upon the conversion of the Series B Preferred Stock issued in the Silverback Acquisition Private Placements, representing an additional 14.2% of the shares of Common Stock outstanding prior to the Silverback Acquisition Private Placements, is therefore subject to stockholder approval under NASDAQ Rule 5635(d). See the section entitled "Proposal No. 1—The NASDAQ Proposal" for additional information.

Q:
What will happen if the NASDAQ Proposal is not approved at the special meeting?

A:
If the NASDAQ Proposal is not approved at the special meeting or at a subsequent meeting of our stockholders held to approve a similar proposal, the shares of Series B Preferred Stock will not be converted into shares of Class A Common Stock and will remain outstanding in accordance with the terms set forth in the Certificate of Designation of Series B Preferred Stock of Centennial Resource Development, Inc. (the "Certificate of Designation"). For so long as the shares of Series B Preferred Stock remain outstanding, the holders thereof will not be entitled to vote on any matter on which stockholders are generally entitled to vote, but will have the right to participate pro rata in any future distributions paid on shares of our Class A Common Stock on an as-converted basis. See the section entitled "Proposal No. 1—The NASDAQ Proposal—Certificate of Designation" for additional information.

  Whether the NASDAQ Proposal is approved at the special meeting will have no effect on the Silverback Acquisition, which was completed on December 28, 2016.

Q:
What is the relationship between the Company, Riverstone and the Riverstone Purchasers?

A:
As of the date hereof, Riverstone and its affiliates are the holders of shares of Class A Common Stock and Series B Preferred Stock representing a 52.6% economic interest and a 42.7% voting interest in the Company. As of the record date, the shares of Class A Common Stock owned by Riverstone that are entitled to vote at the special meeting represented 49.1% of the shares of Common Stock entitled to vote at the special meeting. Riverstone also owns all of our outstanding Private Placement Warrants. The Riverstone Purchasers are investment funds managed or controlled by Riverstone.

Q:
What equity stake will the Company's public stockholders, Riverstone and the Centennial Contributors hold in the Company if the NASDAQ Proposal approving the conversion of the Series B Preferred Stock is approved?

A:
It is anticipated that, if the NASDAQ Proposal is approved and upon the conversion of the Series B Preferred Stock approved thereby, the ownership of the Company will be as follows:

•
public stockholders (including unaffiliated investors in the Silverback Acquisition Private Placements) will own 110,736,488 shares of our Class A Common Stock, representing a 47.4% economic interest and a 43.8% voting interest (as compared to a 48.8% voting interest as of the date hereof);

•
Riverstone will own 122,958,590 shares of our Class A Common Stock, representing a 52.6% economic interest and a 48.6% voting interest (as compared to a 42.7% voting interest as of the date hereof);

  •
  the Centennial Contributors will own 19,155,921 shares of our Class C Common Stock, representing a 0% economic interest and a 7.6% voting interest (as compared to a 8.5% voting interest as of the date hereof); and

  •
  CRD will own one share of our Series A Preferred Stock, par value $0.0001 per share, representing a 0% economic interest and limited voting interest.

Q:
What happens if I sell my shares of Class A Common Stock before the special meeting?

A:
The record date for the special meeting is April 12, 2017. If you transfer your shares of Common Stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. If you transfer your shares of Common Stock prior to the record date, you will have no right to vote those shares at the special meeting.

Q:
What vote is required to approve the Proposals presented at the special meeting?

A:
Approval of the NASDAQ Proposal and the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of the majority of the outstanding shares of Class A Common Stock and Class C Common Stock, voting as a single class, entitled to vote and actually cast thereon at the special meeting. The holders of shares of Class A Common Stock issued in the Silverback Acquisition Private Placements are not entitled to vote such shares in favor of the NASDAQ Proposal and will not be considered in determining the number of shares that constitutes a majority of the outstanding shares of Common Stock. As of the record date, Riverstone held 49.1% of the shares of Common Stock entitled to vote at the special meeting. Riverstone has advised the Company that it intends to vote all of the shares of Common Stock held by it in favor of each of the Proposals at the special meeting.

Q:
How many votes do I have at the special meeting?

A:
Each of the Company's stockholders is entitled to one vote at the special meeting for each share of Common Stock (other than shares of Class A Common Stock issued in the Silverback Acquisition Private Placements) held of record as of April 12, 2017, the record date for the special meeting. As of the close of business on the record date, there were 190,265,029 outstanding shares of Common Stock entitled to vote at the special meeting.

Q:
What constitutes a quorum at the special meeting?

A:
Holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. Because shares of Class A Common Stock issued in the Silverback Acquisition Private Placements are not entitled to vote at the special meeting, they are not counted for purposes of determining the holders that constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the special meeting. As of the record date for the special meeting, 95,132,515 shares of Common Stock would be required to achieve a quorum.

Q:
What interests do the current officers and directors have in the NASDAQ Proposal?

A:
In considering the recommendation of our board of directors to approve the NASDAQ Proposal, stockholders should be aware that several of our directors have relationships with Riverstone. As of the record date, Riverstone owned approximately 46.7% of our Class A Common Stock, 42.7% of our voting stock and all of the outstanding shares of Series B Preferred Stock. If the NASDAQ Proposal is approved at our special meeting, Riverstone will receive shares of Class A Common Stock upon the automatic conversion of its shares of Series B Preferred Stock. See the section entitled "Proposal No. 1—The NASDAQ Proposal—Interests of Certain Persons in the NASDAQ Proposal" for additional information.

Q:
Do I have appraisal rights if I vote against the NASDAQ Proposal?

A:
No. There are no appraisal rights available to holders of Common Stock in connection with the NASDAQ Proposal.

Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement, including "Risk Factors" and the annexes, and to consider how the Proposals will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
How do I vote?

A:
If you were a holder of record of Common Stock (other than shares of Class A Common Stock issued in the Silverback Acquisition Private Placements) on April 12, 2017, the record date for the special meeting of Company stockholders, you may vote with respect to the proposals in person at the special meeting or by completing signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in "street name," which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:
What will happen if I abstain from voting or fail to vote at the special meeting?

A:
At the special meeting, the Company will count a properly executed proxy marked "ABSTAIN" with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the NASDAQ Proposal or the Adjournment Proposal.

Q:
What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by the Company without an indication of how the stockholder intends to vote on a proposal will be voted "FOR" each Proposal presented to the stockholders.

Q:
If I am not going to attend the special meeting in person, should I submit my proxy card instead?

A:
Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:
If my shares are held in "street name," will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. The Company believes the Proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your broker, bank or nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker, bank or nominee to vote your shares in accordance with directions you provide.

Q:
May I change my vote after I have submitted my executed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to the Company's secretary at the address listed below so that it is received by our secretary prior to the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to the Company's secretary, which must be received prior to the special meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Centennial Resource Development, Inc.
1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
Attention: Secretary

  You may also contact our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Stockholders please call: (877) 787-9239
Banks and Brokers please call: (203) 658-9400
Email: CDEV.info@morrowsodali.com

  To obtain timely delivery, our stockholders must request the materials no later than five (5) business days prior to the special meeting.

  You may also obtain additional information about the Company from documents filed with the United States Securities and Exchange Commission (the "SEC") by following the instructions in the section entitled "Where You Can Find More Information."

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
The Company will pay the cost of soliciting proxies for the special meeting. The Company has engaged Morrow Sodali ("Morrow Sodali"), to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay Morrow Sodali a fee of $6,500, plus disbursements. The Company will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Class A Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Class A Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SELECTED HISTORICAL FINANCIAL INFORMATION

        The following table shows our selected historical financial information for the periods and as of the dates indicated. For all periods ending on or prior to and all dates as of or prior to October 10, 2016, the closing date of the Business Combination, the following table reflects the results of CRP (Predecessor), and for all periods and dates subsequent to October 11, 2016, reflects the results of the Company (Successor), which includes consolidation of CRP.

        The selected historical consolidated and combined financial information as of and for the period from October 11, 2016 through December 31, 2016 (Successor), the period from January 1, 2016 through October 10, 2016 (Predecessor) and the years ended December 31, 2015 and 2014 (Predecessor) was derived from the audited historical consolidated and combined financial statements included elsewhere in this proxy statement. The selected historical consolidated and combined financial information as of and for the year ended December 31, 2013 (Predecessor) was derived from the audited historical consolidated and combined financial statements of CRP that are not included or incorporated by reference into this proxy statement.

        Our historical results are not necessarily indicative of future operating results. The selected consolidated and combined financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated and combined financial statements and accompanying notes included elsewhere in this proxy statement.

	Successor	Predecessor
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016
			Year Ended December 31,

(in thousands, except per share, production and per BOE data)			2015	2014	2013

Statements of Operations Data:
Total revenues	$29,717	$69,116	$90,460	$131,825	$71,974
Net (loss) income attributable to Centennial Resource Development, Inc.	(8,081)	(218,724)	(38,325)	17,790	3,618
Income (loss) per share:
Basic	$(0.05)
Diluted	$(0.05)
Production Data:
Oil (MBbls)	523	1,584	1,830	1,428	713
Natural gas (MMcf)	1,113	2,660	3,058	2,112	797
NGLs (MBbls)	96	253	331	235	98
Total (MBoe)	805	2,280	2,671	2,015	944
Expenses per Boe:
Lease operating expenses	$4.40	$4.84	$7.93	$8.78	$20.24
Severance and ad valorem taxes	2.03	1.62	1.88	3.41	4.40
Transportation, processing, gathering and other operating expense	2.72	2.01	2.15	2.37	1.37
Depreciation, depletion, amortization and accretion of asset retirement obligations	18.48	27.62	33.73	34.30	31.02
Abandonment expense and impairment of unproved properties	—	1.12	2.85	9.94	9.07
Exploration	1.05	—	0.03	—	—
Contract termination and rig stacking	—	—	0.89	—	—
General and administrative expenses	17.04	11.22	5.32	15.73	17.84
Cash Flows Data:
Net cash provided by operating activities	$9,410	$51,740	$68,882	$97,248	$13,416
Net cash used by investing activities	(1,749,733)	(101,434)	(198,635)	(163,380)	(136,517)
Net cash provided by financing activities	1,874,268	47,926	118,504	36,966	118,742

	Successor	Predecessor
	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013

(in thousands)
Balance Sheet Data:
Total assets	$2,651,642	$616,295	$615,769	$472,085
Long-term debt	—	138,649	129,568	29,000
Dividends per share	—	—	—	—

Non-GAAP Financial Measure

        Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated and combined financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion and amortization and accretion of asset retirement obligations, exploration costs, abandonment expense and impairment of unproved properties, (gains) losses on derivatives excluding net cash receipts (payments) on settled derivatives, non-cash equity based compensation, gains and losses from the sale of assets, transaction costs and other non-cash and non-recurring operating items. Adjusted EBITDAX is not a measure of net income as determined by GAAP.

        Management believes Adjusted EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

        The following table presents a reconciliation of Adjusted EBITDAX to net income, our most directly comparable financial measure calculated and presented in accordance with GAAP.

	Successor	Predecessor
			Year Ended December 31,

	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016
			2015	2014
(in thousands)
Adjusted EBITDAX reconciliation to net income:
Net (loss) income attributable to Centennial Resource Development, Inc.	$(8,081)	$(218,724)	$(38,325)	$17,790
Less net loss attributable to noncontrolling interest	904	—	—	2
Interest expense	378	5,626	6,266	2,475
Income tax (benefit) expense	—	(406)	(572)	1,524
Depreciation, depletion and amortization and accretion of asset retirement obligations	14,877	62,964	90,084	69,110
Abandonment expense and impairment of unproved properties	—	2,545	7,619	20,025
Exploration	844	—	84	—
Loss (gain) on derivatives	1,548	6,838	(20,756)	(41,943)
Net cash receipts on settled derivatives	1,054	16,623	36,430	4,611
Incentive unit compensation	—	165,394	—	—
Equity based compensation expense	1,333	—	—	12,420
Contract termination and rig stacking	—	—	2,387	—
Write-off of IPO related offering costs	—	1,181	1,585	—
Transaction costs	4,097	15,792	3	670
Gain (loss) on sale of assets	(24)	(11)	(2,439)	2,096

Adjusted EBITDAX	$16,930	$57,822	$82,366	$88,780

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy statement constitute "forward-looking statements." All statements, other than statements of historical fact included in this proxy statement, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this proxy statement, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors."

        Forward-looking statements may include statements about:

  •
  our business strategy;

  •
  our reserves;

  •
  our drilling prospects, inventories, projects and programs;

  •
  our ability to replace the reserves we produce through drilling and property acquisitions;

  •
  our financial strategy, liquidity and capital required for our development program;

  •
  our realized oil, natural gas and natural gas liquids ("NGL") prices;

  •
  the timing and amount of our future production of oil, natural gas and NGLs;

  •
  our hedging strategy and results;

  •
  our future drilling plans;

  •
  our competition and government regulations;

  •
  our ability to obtain permits and governmental approvals;

  •
  our pending legal or environmental matters;

  •
  our marketing of oil, natural gas and NGLs;

  •
  our leasehold or business acquisitions;

  •
  our costs of developing our properties;

  •
  general economic conditions;

  •
  credit markets;

  •
  uncertainty regarding our future operating results; and

  •
  our plans, objectives, expectations and intentions contained in this proxy statement that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under the heading "Risk Factors."

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this proxy statement occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this proxy statement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement.

RISK FACTORS

        The following risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled "Cautionary Note Regarding Forward-Looking Statements." We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with our financial statements and notes to the financial statements included herein.

Risks Related to Our Business

Our only significant asset is our current ownership of an approximate 92% membership interest in CRP. Distributions from CRP may not be sufficient to allow us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations.

        We have no direct operations and no significant assets other than our current ownership of an approximate 92% membership interest in CRP. We will depend on CRP for distributions, loans and other payments to generate the funds necessary to meet our financial obligations or to pay any dividends with respect to our Class A Common Stock. Subject to certain restrictions, CRP generally will be required to (i) make pro rata distributions to its members, including us, in an amount at least sufficient to allow us to pay our taxes and (ii) reimburse us for certain corporate and other overhead expenses. However, legal and contractual restrictions in agreements governing future indebtedness of CRP, as well as the financial condition and operating requirements of CRP may limit our ability to obtain cash from CRP. The earnings from, or other available assets of, CRP may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Class A Common Stock or satisfy our other financial obligations.

Oil, natural gas and NGL prices are volatile. A sustained decline in oil, natural gas and NGL prices could adversely affect our business, financial condition and results of operations and our ability to meet our capital expenditure obligations and financial commitments.

        The prices we receive for our oil, natural gas and NGLs production heavily influence our revenue, profitability, access to capital, future rate of growth and carrying value of our properties. Oil, natural gas and NGLs are commodities, and their prices may fluctuate widely in response to relatively minor changes in the supply of and demand for oil, natural gas and NGLs and market uncertainty. Historically, oil, natural gas and NGL prices have been volatile. For example, during the period from January 1, 2014 through December 31, 2016, the WTI spot price for oil has declined from a high of $107.95 per Bbl on June 20, 2014 to $26.19 per Bbl on February 11, 2016, and the Henry Hub spot price for natural gas has declined from a high of $8.15 per MMBtu on February 10, 2014 to a low of $1.49 per MMBtu on March 4, 2016. Likewise, NGLs, which are made up of ethane, propane, isobutene, normal butane and natural gasoline, all of which have different uses and different pricing characteristics, have suffered significant recent declines in realized prices. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control, which include the following:

  •
  worldwide and regional economic conditions impacting the global supply and demand for oil, natural gas and NGLs;

  •
  the price and quantity of foreign imports of oil, natural gas and NGLs;

  •
  political and economic conditions in or affecting other producing regions or countries, including the Middle East, Africa, South America and Russia;

  •
  actions of the Organization of the Petroleum Exporting Countries ("OPEC"), its members and other state-controlled oil companies relating to oil price and production controls;

  •
  the level of global exploration, development and production;

  •
  the level of global inventories;

  •
  prevailing prices on local price indexes in the area in which we operate;

  •
  the proximity, capacity, cost and availability of gathering and transportation facilities;

  •
  localized and global supply and demand fundamentals and transportation availability;

  •
  the cost of exploring for, developing, producing and transporting reserves;

  •
  weather conditions and other natural disasters;

  •
  technological advances affecting energy consumption;

  •
  the price and availability of alternative fuels;

  •
  expectations about future commodity prices; and

  •
  U.S. federal, state and local and non-U.S. governmental regulation and taxes.

        In addition, lower commodity prices may reduce our cash flows and borrowing ability. If we are unable to obtain needed capital or financing on satisfactory terms, our ability to develop future reserves could be adversely affected. Also, using lower prices in estimating proved reserves may result in a reduction in proved reserve volumes due to economic limits. In addition, sustained periods with oil and natural gas prices at levels lower than current WTI or Henry Hub strip prices and the resultant effect such prices may have on our drilling economics and our ability to raise capital may require us to re-evaluate and postpone or eliminate our development drilling, which could result in the reduction of some of our proved undeveloped reserves and related standardized measure. If we are required to curtail our drilling program, we may be unable to continue to hold leases that are scheduled to expire, which may further reduce our reserves. As a result, a substantial or extended decline in commodity prices may materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures.

Our development and acquisition projects require substantial capital expenditures. We may be unable to obtain required capital or financing on satisfactory terms, which could lead to a decline in our ability to access or grow production and reserves.

        The oil and natural gas industry is capital-intensive. We make and expect to continue to make substantial capital expenditures related to development and acquisition projects. We have funded, and we expect that we will continue to fund, our capital expenditures with cash generated by operations and borrowings under CRP's revolving credit facility; however, our financing needs may require us to alter or increase our capitalization substantially through the issuance of debt or equity securities or the sale of assets. The issuance of additional indebtedness would require that a portion of our cash flow from operations be used for the payment of interest and principal on our indebtedness, thereby reducing our ability to use cash flow from operations to fund working capital, capital expenditures and acquisitions. The actual amount and timing of our future capital expenditures may differ materially from our estimates as a result of, among other things, oil, natural gas and NGL prices; actual drilling results; the availability of drilling rigs and other services and equipment; and regulatory, technological and competitive developments. A reduction in commodity prices from current levels may result in a decrease in our actual capital expenditures, which would negatively impact our ability to grow production.

        Our cash flow from operations and access to capital are subject to a number of variables, including:

  •
  the prices at which our production is sold;

  •
  our proved reserves;

  •
  the level of hydrocarbons we are able to produce from existing wells;

  •
  our ability to acquire, locate and produce new reserves;

  •
  the levels of our operating expenses; and

  •
  CRP's ability to borrow under its revolving credit facility and the ability to access the capital markets.

        If our revenues or the borrowing base under CRP's revolving credit facility decrease as a result of lower oil, natural gas and NGL prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. If additional capital is needed, we may not be able to obtain debt or equity financing on terms acceptable to us, if at all. If cash flow generated by our operations or available borrowings under CRP's revolving credit facility are not sufficient to meet our capital requirements, the failure to obtain additional financing could result in a curtailment of our operations relating to development of our properties. This, in turn, could lead to a decline in our reserves and production, and could materially and adversely affect our business, financial condition and results of operations.

Part of our strategy involves using some of the latest available horizontal drilling and completion techniques, which involve risks and uncertainties in their application.

        Our operations involve utilizing some of the latest drilling and completion techniques as developed by us and our service providers. Risks that we face while drilling horizontal wells include the following:

  •
  landing a wellbore in the desired drilling zone;

  •
  staying in the desired drilling zone while drilling horizontally through the formation;

  •
  running our casing the entire length of the wellbore; and

  •
  being able to run tools and other equipment consistently through the horizontal wellbore.

        Risks that we face while completing wells include the following:

  •
  the ability to fracture stimulate the planned number of stages;

  •
  the ability to run tools the entire length of the wellbore during completion operations; and

  •
  the ability to successfully clean out the wellbore after completion of the final fracture stimulation stage.

        In addition, certain of the new techniques we are adopting may cause irregularities or interruptions in production due to offset wells being shut in and the time required to drill and complete multiple wells before any such wells begin producing. Furthermore, the results of our drilling in new or emerging formations are more uncertain initially than drilling results in areas that are more developed and have a longer history of established production. Newer or emerging formations and areas have limited or no production history and, consequently, we are more limited in assessing future drilling results in these areas. If our drilling results are less than anticipated, the return on our investment for a particular project may not be as attractive as anticipated, and we could incur material write-downs of unevaluated properties and the value of our undeveloped acreage could decline in the future.

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

        Our future financial condition and results of operations will depend on the success of our development, acquisition and production activities, which are subject to numerous risks beyond our control, including the risk that drilling will not result in commercially viable oil and natural gas production.

        Our decisions to develop or purchase prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. For a discussion of the uncertainty involved in these processes, see "—Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves." In addition, our cost of drilling, completing and operating wells is often uncertain.

        Further, many factors may curtail, delay or cancel our scheduled drilling projects, including the following:

  •
  delays imposed by or resulting from compliance with regulatory requirements, including limitations resulting from wastewater disposal, emission of greenhouse gases ("GHGs") and limitations on hydraulic fracturing;

  •
  pressure or irregularities in geological formations;

  •
  shortages of or delays in obtaining equipment and qualified personnel or in obtaining water for hydraulic fracturing activities;

  •
  equipment failures, accidents or other unexpected operational events;

  •
  lack of available gathering facilities or delays in construction of gathering facilities;

  •
  lack of available capacity on interconnecting transmission pipelines;

  •
  adverse weather conditions;

  •
  issues related to compliance with environmental regulations;

  •
  environmental hazards, such as oil and natural gas leaks, oil spills, pipeline and tank ruptures and unauthorized discharges of brine, well stimulation and completion fluids, toxic gases or other pollutants into the surface and subsurface environment;

  •
  declines in oil and natural gas prices;

  •
  limited availability of financing at acceptable terms;

  •
  title problems; and

  •
  limitations in the market for oil and natural gas.

The Silverback Acquisition involves risks associated with acquisitions and integrating acquired properties, including the potential exposure to significant liabilities, and the intended benefits of the Silverback Acquisition may not be realized.

        The Silverback Acquisition involves risks associated with acquisitions and integrating acquired properties into existing operations, including that:

  •
  our senior management's attention may be diverted from the management of daily operations to the integration of the properties acquired in the Silverback Acquisition;

  •
  we could incur significant unknown and contingent liabilities for which we have limited or no contractual remedies or insurance coverage;

  •
  the properties acquired in the Silverback Acquisition may not perform as well as we anticipate;

  •
  unexpected costs, delays and challenges may arise in integrating the properties acquired in the Silverback Acquisition into our existing operations; and

  •
  we may need to hire additional staff, devote additional resources and contract additional rigs to integrate the properties acquired in the the Silverback Acquisition.

        Even if we successfully integrate the properties acquired in the Silverback Acquisition into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected timeframe. If we fail to realize the benefits we anticipate from the Silverback Acquisition, our business, results of operations and financial condition may be adversely affected.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under applicable debt instruments, which may not be successful.

        Our ability to make scheduled payments on or to refinance our indebtedness depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

        If our cash flows and capital resources are insufficient to fund debt service obligations, we may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance indebtedness. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of sufficient cash flows and capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet debt service and other obligations. CRP's credit agreement currently restricts our ability to dispose of assets and our use of the proceeds from such disposition. We may not be able to consummate those dispositions, and the proceeds of any such disposition may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet scheduled debt service obligations.

Restrictions in CRP's existing and future debt agreements could limit our growth and ability to engage in certain activities.

        CRP's credit agreement contains a number of significant covenants, including restrictive covenants that may limit our ability to, among other things:

  •
  incur additional indebtedness;

  •
  make loans to others;

  •
  make investments;

  •
  merge or consolidate with another entity;

  •
  make certain payments;

  •
  hedge future production or interest rates;

  •
  incur liens;

  •
  sell assets; and

  •
  engage in certain other transactions without the prior consent of the lenders.

        In addition, CRP's credit agreement requires us to maintain certain financial ratios or to reduce our indebtedness if we are unable to comply with such ratios. As of December 31, 2016, we were in full compliance with such financial ratios and covenants.

        The restrictions in CRP's credit agreement may also limit our ability to obtain future financings to withstand a future downturn in our business or the economy in general, or to otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants impose on us.

        A breach of any covenant in CRP's credit agreement would result in a default under the applicable agreement after any applicable grace periods. A default, if not waived, could result in acceleration of the indebtedness outstanding under CRP's credit agreement and in a default with respect to, and an acceleration of, the indebtedness outstanding under other debt agreements. The accelerated indebtedness would become immediately due and payable. If that occurs, we may not be able to make all of the required payments or borrow sufficient funds to refinance such indebtedness. Even if new financing were available at that time, it may not be on terms that are acceptable to us.

Any significant reduction in the borrowing base under CRP's revolving credit facility as a result of the periodic borrowing base redeterminations or otherwise may negatively impact our ability to fund our operations.

        CRP's revolving credit facility limits the amounts CRP can borrow up to a borrowing base amount, which the lenders, in their sole discretion, determine semiannually on April 1 and October 1. The borrowing base depends on, among other things, projected revenues from, and asset values of, the oil and natural gas properties securing the loan. The borrowing base will automatically be decreased by an amount equal to 25% of the aggregate notional amount of issued permitted senior unsecured notes unless such decrease is waived by the lenders. The lenders can unilaterally adjust the borrowing base and the borrowings permitted to be outstanding under CRP's revolving credit facility. Any increase in the borrowing base requires the consent of the lenders holding 100% of the commitments. In connection with the Silverback Acquisition, CRP entered into an amendment to its credit agreement to, among other things, increase the borrowing base from $200.0 million to $250.0 million. The next scheduled borrowing base redetermination is expected in the spring of 2017.

        In the future, we may not be able to access adequate funding under CRP's revolving credit facility (or a replacement facility) as a result of a decrease in the borrowing base due to the issuance of new indebtedness, the outcome of a subsequent borrowing base redetermination or an unwillingness or inability on the part of lending counterparties to meet their funding obligations and the inability of other lenders to provide additional funding to cover the defaulting lender's portion. Declines in commodity prices could result in a determination to lower the borrowing base in the future and, in such a case, CRP could be required to repay any indebtedness in excess of the redetermined borrowing base. As a result, we may be unable to implement our respective drilling and development plan, make acquisitions or otherwise carry out business plans, which would have a material adverse effect on our financial condition and results of operations and impair our ability to service CRP's indebtedness.

Our derivative activities could result in financial losses or could reduce our earnings.

        We enter into derivative instrument contracts for a portion of our oil and natural gas production. As of December 31, 2016, we had entered into hedging contracts through December 2018 covering a 712 MBbls of our projected oil production and 1,460 BBtu of our projected natural gas production. In addition, as of December 31, 2016, we had entered into basis swaps covering a total of 128 MBbls of our projected oil production. Accordingly, our earnings may fluctuate significantly as a result of changes in fair value of our derivative instruments.

        Derivative instruments also expose us to the risk of financial loss in some circumstances, including when:

  •
  production is less than the volume covered by the derivative instruments;

  •
  the counterparty to the derivative instrument defaults on its contractual obligations;

  •
  there is an increase in the differential between the underlying price in the derivative instrument and actual prices received; or

  •
  there are issues with regard to legal enforceability of such instruments.

        The use of derivatives may, in some cases, require the posting of cash collateral with counterparties. If we enter into derivative instruments that require cash collateral and commodity prices or interest rates change in a manner adverse to us, our cash otherwise available for use in our operations would be reduced, which could limit our ability to make future capital expenditures and make payments on our indebtedness, and which could also limit the size of CRP's borrowing base. Future collateral requirements will depend on arrangements with our counterparties, highly volatile oil and natural gas prices and interest rates. In addition, derivative arrangements could limit the benefit we would receive from increases in the prices for oil and natural gas, which could also have a material adverse effect on our financial condition.

        Our commodity derivative contracts expose us to risk of financial loss if a counterparty fails to perform under a contract. Disruptions in the financial markets could lead to sudden decreases in a counterparty's liquidity, which could make the counterparty unable to perform under the terms of the contract, and we may not be able to realize the benefit of the contract. We are unable to predict sudden changes in a counterparty's creditworthiness or ability to perform. Even if we accurately predict sudden changes, our ability to negate the risk may be limited depending upon market conditions.

        During periods of declining commodity prices, our derivative contract receivable positions generally increase, which increases our counterparty credit exposure. If the creditworthiness of our counterparties deteriorates and results in their nonperformance, we could incur a significant loss with respect to our commodity derivative contracts.

Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

        The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to current and future economic conditions and commodity prices. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of our reserves. In order to prepare reserve estimates, we must project production rates and timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.

        Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary from our estimates. For instance, initial production rates reported by us or other operators may not be indicative of future or long-term production rates, our recovery efficiencies may be worse than expected, and production declines may be greater than our estimates and may be more rapid and irregular when compared to initial production rates. In addition, we may adjust reserve estimates to reflect additional production history, results of development activities, current commodity prices and other existing factors. Any significant variance could materially affect the estimated quantities and present value of our reserves.

        You should not assume that the present value of future net revenues from our reserves is the current market value of our estimated reserves. We generally base the estimated discounted future net cash flows from reserves on prices and costs on the date of the estimate. Actual future prices and costs may differ materially from those used in the present value estimate. For example, our estimated proved reserves as of December 31, 2016, and related standardized measure were calculated under rules of the SEC using twelve-month trailing average benchmark prices of $39.25 per barrel of oil (WTI) and $2.48 per MMBtu (Henry Hub spot), which may be substantially higher or lower than the available spot prices in 2017. If spot prices are below such calculated amounts, using more recent prices in estimating proved reserves may result in a reduction in proved reserve volumes due to economic limits.

We will not be the operator on all of our acreage or drilling locations, and, therefore, we will not be able to control the timing of exploration or development efforts, associated costs, or the rate of production of any non-operated assets.

        As of December 31, 2016, we had leased or acquired approximately 76,067 net acres, approximately 85% of which we operate. As of December 31, 2016, we were the operator on 1,230 of our 1,951 identified gross horizontal drilling locations. We acquired approximately 35,500 net acres in the Silverback Acquisition, approximately 90% of which we operate. Of the net acres acquired, 1,250 net acres at December 31, 2016 were subject to consents to assign that we received in the first quarter of 2017. We will have limited ability to exercise influence over the operations of the drilling locations operated by our partners, and there is the risk that our partners may at any time have economic, business or legal interests or goals that are inconsistent with ours. Furthermore, the success and timing of development activities operated by our partners will depend on a number of factors that will be largely outside of our control, including:

  •
  the timing and amount of capital expenditures;

  •
  the operator's expertise and financial resources;

  •
  the approval of other participants in drilling wells;

  •
  the selection of technology; and

  •
  the rate of production of reserves, if any.

        This limited ability to exercise control over the operations and associated costs of some of our drilling locations could prevent the realization of targeted returns on capital in drilling or acquisition activities.

Our identified drilling locations are scheduled out over many years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling. In addition, we may not be able to raise the amount of capital that would be necessary to drill such locations.

        We have specifically identified and scheduled certain drilling locations as an estimation of our future multi-year drilling activities on our existing acreage. These drilling locations represent a significant part of our growth strategy. Our ability to drill and develop these locations depends on a number of uncertainties, including oil and natural gas prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, gathering system and pipeline transportation constraints, access to and availability of water sourcing and distribution systems, regulatory approvals and other factors. Because of these uncertain factors, we do not know if the numerous identified drilling locations will ever be drilled or if we will be able to produce natural gas or oil from these or any other drilling locations. In addition, unless production is established within the spacing units covering the undeveloped acres on which some of the drilling locations are obtained, the leases for such acreage will expire. As such, our actual drilling activities may materially differ from those presently identified.

        As of December 31, 2016, we had identified 1,951 horizontal drilling locations on our acreage based on approximately 880-foot spacing with five to six wells per 640-acre section in the Wolfcamp zones and approximately 1,320-foot spacing with four wells per 640-acre section in the 3rd Bone Spring Sandstone, in each case, consisting of laterals ranging from 4,500 feet up to 9,500 feet. As a result of the limitations described above, we may be unable to drill many of our identified locations. In addition, we will require significant additional capital over a prolonged period in order to pursue the development of these locations, and we may not be able to raise or generate the capital required to do so. See "—Our development and acquisition projects require substantial capital expenditures. We may be unable to obtain required capital or financing on satisfactory terms, which could lead to a decline in our ability to access or grow production and reserves." Any drilling activities we are able to conduct on these locations may not be successful or enable us to add additional proved reserves to our overall proved reserves or may result in a downward revision of our estimated proved reserves, which could have a material adverse effect on our future business and results of operations. Additionally, if we curtail our drilling program, we may lose a portion of our acreage through lease expirations.

Certain of our undeveloped leasehold acreage is subject to leases that will expire over the next several years unless production is established on units containing the acreage, the primary term is extended through continuous drilling provisions or the leases are renewed.

        As of December 31, 2016, approximately 50% of our total net acreage (approximately 51% of our operated net acreage in Reeves and Ward counties) was held by production. Of the net acreage acquired in the Silverback Acquisition, approximately 37% was held by production. The leases for our net acreage not held by production will expire at the end of their primary term unless production is established in paying quantities under the units containing these leases, the leases are held beyond their primary terms under continuous drilling provisions or the leases are renewed. If our leases expire and we are unable to renew the leases, we will lose the right to develop the related properties. Our ability to drill and develop these locations depends on a number of uncertainties, including oil and natural gas prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, drilling results, lease expirations, gathering system and pipeline transportation constraints, access to and availability of water sourcing and distribution systems, regulatory approvals and other factors.

Adverse weather conditions may negatively affect our operating results and our ability to conduct drilling activities.

        Adverse weather conditions may cause, among other things, increases in the costs of, and delays in, drilling or completing new wells, power failures, temporary shut-in of production and difficulties in the transportation of our oil, natural gas and NGLs. Any decreases in production due to poor weather conditions will have an adverse effect on our revenues, which will in turn negatively affect our cash flow from operations.

Our operations are substantially dependent on the availability of water. Restrictions on our ability to obtain water may have an adverse effect on our financial condition, results of operations and cash flows.

        Water is an essential component of deep shale oil and natural gas production during both the drilling and hydraulic fracturing processes. Drought conditions have persisted in Texas in past years. These drought conditions have led governmental authorities to restrict the use of water subject to their jurisdiction for hydraulic fracturing to protect local water supplies. If we are unable to obtain water to use in our operations, we may be unable to economically produce oil and natural gas, which could have a material and adverse effect on our financial condition, results of operations and cash flows.

Our producing properties are located in the Delaware Basin, a sub-basin of the Permian Basin, in West Texas, making us vulnerable to risks associated with operating in a single geographic area.

        All of our producing properties are geographically concentrated in the Delaware Basin, a sub-basin of the Permian Basin, in West Texas. At December 31, 2016, all of our total estimated proved reserves were attributable to properties located in this area. As a result of this concentration, we may be disproportionately exposed to the impact of regional supply and demand factors, delays or interruptions of production from wells in this area caused by governmental regulation, processing or transportation capacity constraints, market limitations, availability of equipment and personnel, water shortages or other drought related conditions or interruption of the processing or transportation of oil, natural gas or NGLs.

The marketability of our production is dependent upon transportation and other facilities, certain of which we do not control. If these facilities are unavailable, our operations could be interrupted and our revenues reduced.

        The marketability of our oil and natural gas production depends in part upon the availability, proximity and capacity of transportation facilities owned by third parties. Our oil production is transported from the wellhead to our tank batteries by our gathering systems. The oil is then transported by the purchaser by truck to a transportation facility. Our natural gas production is generally transported by third-party gathering lines from the wellhead to a gas processing facility. We do not control these trucks and other third-party transportation facilities and our access to them may be limited or denied. Insufficient production from our wells to support the construction of pipeline facilities by our purchasers or a significant disruption in the availability of our or third-party transportation facilities or other production facilities could adversely impact our ability to deliver to market or produce our oil and natural gas and thereby cause a significant interruption in our operations. If, in the future, we are unable, for any sustained period, to implement acceptable delivery or transportation arrangements or encounter production related difficulties, we may be required to shut in or curtail production. Any such shut-in or curtailment, or an inability to obtain favorable terms for delivery of the oil and natural gas produced from our fields, would materially and adversely affect our financial condition and results of operations.

We may incur losses as a result of title defects in the properties in which we invest.

        The existence of a material title deficiency can render a lease worthless and can adversely affect our results of operations and financial condition. While we typically obtain title opinions prior to commencing drilling operations on a lease or in a unit, the failure of title may not be discovered until after a well is drilled, in which case we may lose the lease and the right to produce all or a portion of the minerals under the property.

The development of our estimated PUDs may take longer and may require higher levels of capital expenditures than we currently anticipate. Therefore, our estimated PUDs may not be ultimately developed or produced.

        As of December 31, 2016, 70% of our total estimated proved reserves were classified as proved undeveloped. Development of these proved undeveloped reserves may take longer and require higher levels of capital expenditures than we currently anticipate. Delays in the development of our reserves, increases in costs to drill and develop such reserves or decreases in commodity prices will reduce the value of our estimated PUDs and future net revenues estimated for such reserves and may result in some projects becoming uneconomic. In addition, delays in the development of reserves could cause us to have to reclassify our PUDs as unproved reserves. Further, we may be required to write-down our PUDs if we do not drill those wells within five years after their respective dates of booking.

If commodity prices decrease to a level such that our future undiscounted cash flows from our properties are less than their carrying value, we may be required to take write-downs of the carrying values of our properties.

        Accounting rules require that we periodically review the carrying value of our properties for possible impairment. Based on prevailing commodity prices and specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write-down the carrying value of our properties. A write-down constitutes a non-cash charge to earnings. Recently, commodity prices have declined significantly. On December 30, 2016, the WTI spot price for crude oil was $53.75 per barrel and the Henry Hub spot price for natural gas was $3.71 per MMBtu, representing decreases of 50% and 54%, respectively, from the high of $107.95 per barrel of oil and $8.15 per MMBtu for natural gas during 2014. Likewise, NGLs have suffered significant recent declines in realized prices. NGLs are made up of ethane, propane, isobutene, normal butane and natural gasoline, all of which have different uses and different pricing characteristics. Lower commodity prices in the future could result in impairments of our properties, which could have a material adverse effect on our results of operations for the periods in which such charges are taken.

Unless we replace our reserves with new reserves and develop those reserves, our reserves and production will decline, which would adversely affect our future cash flows and results of operations.

        Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Unless we conduct successful ongoing exploration and development activities or continually acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Our future reserves and production, and therefore our future cash flow and results of operations, are highly dependent on our success in efficiently developing our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire sufficient additional reserves to replace our current and future production. If we are unable to replace our current and future production, the value of our reserves will decrease, and our business, financial condition and results of operations would be materially and adversely affected.

Conservation measures and technological advances could reduce demand for oil and natural gas.

        Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas, technological advances in fuel economy and energy generation devices could reduce demand for oil and natural gas. The impact of the changing demand for oil and natural gas may have a material adverse effect on our business, financial condition, results of operations and cash flows.

We depend upon a small number of significant purchasers for the sale of most of our oil, natural gas and NGL production.

        We normally sell production to a relatively small number of customers, as is customary in our business. For the year ended December 31, 2016, sales to Plains Marketing, LP ("Plains"), Shell Trading (US) Company, and Permian Transport and Trading accounted for 48%, 22%, and 11%, respectively, of the total revenue. For the years ended December 31, 2015 and 2014, Plains accounted for 64% and 78%, respectively, of total revenue. The loss of any of our major purchasers could materially and adversely affect our revenues in the short-term. However, based on the current demand for oil and natural gas and the availability of other purchasers, we believe that the loss of any major purchaser would not have a material adverse effect on our financial condition and results of operations because crude oil and natural gas are fungible products with well-established markets and numerous purchasers.

Our operations may be exposed to significant delays, costs and liabilities as a result of environmental and occupational health and safety requirements applicable to our business activities.

        Our operations are subject to stringent and complex federal, state and local laws and regulations governing the discharge of materials into the environment, health and safety aspects of our operations or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations applicable to our operations, including the acquisition of a permit or other approval before conducting regulated activities; the restriction of types, quantities and concentration of materials that can be released into the environment; the limitation or prohibition of drilling activities on certain lands lying within wilderness, wetlands and other protected areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution resulting from our operations. Numerous governmental authorities, such as the U.S. Environmental Protection Agency ("EPA") and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them. Such enforcement actions often involve taking difficult and costly compliance measures or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, natural resource damages, the imposition of investigatory or remedial obligations, and the issuance of orders limiting or prohibiting some or all of our operations. In addition, we may experience delays in obtaining, or be unable to obtain, required permits, which may delay or interrupt our operations and limit our growth and revenue.

        Certain environmental laws impose strict as well as joint and several liability for costs required to remediate and restore sites where hazardous substances, hydrocarbons or solid wastes have been stored or released. We may be required to remediate contaminated properties currently or formerly operated by us or facilities of third parties that received waste generated by our operations regardless of whether such contamination resulted from the conduct of others or from consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. In connection with certain acquisitions, we could acquire, or be required to provide indemnification against, environmental liabilities that could expose us to material losses. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of our operations. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage if an environmental claim is made against us. Moreover, public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stringent environmental legislation and regulations applied to the crude oil and natural gas industry could continue, resulting in increased costs of doing business and consequently affecting profitability. To the extent laws are enacted or other governmental action is taken that restricts drilling or imposes more stringent and costly operating, waste handling, disposal and cleanup requirements, our business, prospects, financial condition or results of operations could be materially adversely affected.

We may incur substantial losses and be subject to substantial liability claims as a result of our operations. Additionally, we may not be insured for, or our insurance may be inadequate to protect us against, these risks.

        We are not insured against all risks. Losses and liabilities arising from uninsured and underinsured events could materially and adversely affect our business, financial condition or results of operations.

        Our development activities are subject to all of the operating risks associated with drilling for and producing oil and natural gas, including the possibility of:

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  environmental hazards, such as uncontrollable releases of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater, air and shoreline contamination;

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  abnormally pressured formations;

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  mechanical difficulties, such as stuck oilfield drilling and service tools and casing collapse; fire, explosions and ruptures of pipelines;

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  personal injuries and death;

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  natural disasters; and

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  terrorist attacks targeting oil and natural gas related facilities and infrastructure.

        Any of these risks could adversely affect our ability to conduct operations or result in substantial loss to us as a result of claims for:

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  injury or loss of life;

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  damage to and destruction of property, natural resources and equipment;

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  pollution and other environmental damage;

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  regulatory investigations and penalties; and

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  repair and remediation costs.

        We may elect not to obtain insurance for any or all of these risks if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

Properties that we decide to drill may not yield oil or natural gas in commercially viable quantities.

        Properties that we decide to drill that do not yield oil or natural gas in commercially viable quantities will adversely affect our results of operations and financial condition. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of micro-seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. We cannot assure you that the analogies we draw from available data from other wells, more fully explored prospects or producing fields will be applicable to our drilling prospects. Further, our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including:

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  unexpected drilling conditions;

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  title problems;

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  pressure or lost circulation in formations;

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  equipment failure or accidents;

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  adverse weather conditions;

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  compliance with environmental and other governmental or contractual requirements; and

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  increases in the cost of, shortages or delays in the availability of, electricity, supplies, materials, drilling or workover rigs, equipment and services.

We may be unable to make attractive acquisitions or successfully integrate acquired businesses, and any inability to do so may disrupt our business and hinder our ability to grow.

        In the future we may make acquisitions of assets or businesses that complement or expand our current business. However, there is no guarantee we will be able to identify attractive acquisition opportunities. In the event we are able to identify attractive acquisition opportunities, we may not be able to complete the acquisition or do so on commercially acceptable terms. Competition for acquisitions may also increase the cost of, or cause us to refrain from, completing acquisitions.

        The success of any completed acquisition will depend on our ability to integrate effectively the acquired business into our existing operations. The process of integrating acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of our managerial and financial resources. In addition, possible future acquisitions may be larger and for purchase prices significantly higher than those paid for earlier acquisitions. No assurance can be given that we will be able to identify additional suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on acceptable terms or successfully acquire identified targets. Our failure to achieve consolidation savings, to integrate the acquired businesses and assets into our existing operations successfully or to minimize any unforeseen operational difficulties could have a material adverse effect on our financial condition and results of operations.

        In addition, CRP's credit agreement imposes certain limitations on our ability to enter into mergers or combination transactions. CRP's credit agreement also limits our ability to incur certain indebtedness, which could indirectly limit our ability to engage in acquisitions of businesses.

Certain of our properties are subject to land use restrictions, which could limit the manner in which we conduct our business.

        Certain of our properties are subject to land use restrictions, including city ordinances, which could limit the manner in which we conduct our business. Although none of our drilling locations associated with proved undeveloped reserves as of December 31, 2016 are on properties currently subject to such land use restrictions, such restrictions could affect, among other things, our access to and the permissible uses of our facilities as well as the manner in which we produce oil and natural gas and may restrict or prohibit drilling in general. The costs we incur to comply with such restrictions may be significant in nature, and we may experience delays or curtailment in the pursuit of development activities and perhaps even be precluded from the drilling of wells.

The unavailability or high cost of additional drilling rigs, equipment, supplies, personnel and oilfield services could adversely affect our ability to execute our development plans within our budget and on a timely basis.

        The demand for drilling rigs, pipe and other equipment and supplies, as well as for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry, can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. Our operations are concentrated in areas in which industry had increased rapidly, and as a result, demand for such drilling rigs, equipment and personnel, as well as access to transportation, processing and refining facilities in these areas, had increased, as did the costs for those items. However, beginning in the second half of 2014, commodity prices began to decline and the demand for goods and services has subsided due to reduced activity. To the extent that commodity prices improve in the future, any delay or inability to secure the personnel, equipment, power, services, resources and facilities access necessary for us to resume or increase our development activities could result in production volumes being below our forecasted volumes. In addition, any such negative effect on production volumes, or significant increases in costs, could have a material adverse effect on our cash flow and profitability. Furthermore, if we are unable to secure a sufficient number of drilling rigs at reasonable costs, we may not be able to drill all of our acreage before our leases expire.

We could experience periods of higher costs if commodity prices rise. These increases could reduce our profitability, cash flow and ability to complete development activities as planned.

        Historically, our capital and operating costs have risen during periods of increasing oil, natural gas and NGL prices. These cost increases result from a variety of factors beyond our control, such as increases in the cost of electricity, steel and other raw materials that we and our vendors rely upon; increased demand for labor, services and materials as drilling activity increases; and increased taxes. Decreased levels of drilling activity in the oil and gas industry in recent periods have led to declining costs of some drilling equipment, materials and supplies. However, such costs may rise faster than increases in our revenue if commodity prices rise, thereby negatively impacting our profitability, cash flow and ability to complete development activities as scheduled and on budget. This impact may be magnified to the extent that our ability to participate in the commodity price increases is limited by our derivative activities.

Should we fail to comply with all applicable FERC administered statutes, rules, regulations and orders, we could be subject to substantial penalties and fines.

        Under the Domenici-Barton Energy Policy Act of 2005 ("EP Act of 2005"), the Federal Energy Regulatory Commission ("FERC") has civil penalty authority under the Natural Gas Act of 1938 (the "NGA") and the Natural Gas Policy Act ("NGPA") to impose penalties for current violations of up to $1 million per day for each violation and disgorgement of profits associated with any violation. While our operations have not been regulated by FERC as a natural gas company under the NGA, FERC has adopted regulations that may subject certain of our otherwise non-FERC jurisdictional operations to FERC annual reporting and posting requirements. We also must comply with the anti-market manipulation rules enforced by FERC. Additional rules and legislation pertaining to those and other matters may be considered or adopted by FERC from time to time. Failure to comply with those regulations in the future could subject us to civil penalty liability.

Climate change laws and regulations restricting emissions of GHGs could result in increased operating costs and reduced demand for the oil and natural gas that we produce, while potential physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects.

        In response to findings that emissions of carbon dioxide, methane and other GHGs present an endangerment to public health and the environment, the EPA has adopted regulations pursuant to the federal Clean Air Act that, among other things, require preconstruction and operating permits for certain large stationary sources. Facilities required to obtain preconstruction permits for their GHG emissions are also required to meet "best available control technology" standards that are being established by the states or, in some cases, by the EPA on a case-by-case basis. These regulatory requirements could adversely affect our operations and restrict or delay our ability to obtain air permits for new or modified sources. In addition, the EPA has adopted rules requiring the monitoring and reporting of GHG emissions from specified onshore and offshore oil and natural gas production sources in the United States on an annual basis, which include certain of our operations. Furthermore, in May 2016, the EPA finalized rules that establish new controls for emissions of methane from new, modified or reconstructed sources in the oil and natural gas source category, including production, processing, transmission and storage activities. The rule includes first-time standards to address emissions of methane from equipment and processes across the source category, including hydraulically fractured oil and natural gas well completions. The EPA has also announced that it intends to impose methane emission standards for existing sources as well but, to date, has not yet issued a proposal. Compliance with these rules will require enhanced record-keeping practices, the purchase of new equipment, such as optical gas imaging instruments to detect leaks, and increased frequency of maintenance and repair activities to address emissions leakage. The rules will also likely require additional personnel time to support these activities or the engagement of third party contractors to assist with and verify compliance. These new and proposed rules could result in increased compliance costs on our operations.

        While Congress has from time to time considered legislation to reduce emissions of GHGs, there has not been significant activity in the form of adopted legislation to reduce GHG emissions at the federal level in recent years. In the absence of such federal climate legislation, a number of state and regional efforts have emerged that are aimed at tracking and/or reducing GHG emissions by means of cap and trade programs. These programs typically require major sources of GHG emissions to acquire and surrender emission allowances in return for emitting those GHGs. In addition, efforts have been made and continue to be made in the international community toward the adoption of international treaties or protocols that would address global climate change issues. Most recently, the United States is one of almost 200 nations that, in December 2015, agreed to the Paris Agreement, which requires member countries to review and "represent a progression" in their intended nationally determined contributions, which set GHG emission reduction goals, every five years beginning in 2020. The Paris Agreement entered into force in November 2016. The United States is one of over 70 nations that has ratified or otherwise consented to be bound by the agreement. Although it is not possible at this time to predict how legislation or new regulations that may be adopted to address GHG emissions would impact our business, any such future laws and regulations imposing reporting obligations on, or limiting emissions of GHGs from, our equipment and operations could require us to incur costs to reduce emissions of GHGs associated with our operations. Substantial limitations on GHG emissions could adversely affect demand for the oil and natural gas we produce. Finally, some scientists have concluded that increasing concentrations of GHGs in the Earth's atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, floods and other climatic events; if any such effects were to occur, they could have a material adverse effect on our operations.

Federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing as well as governmental reviews of such activities could result in increased costs and additional operating restrictions or delays in the completion of oil and natural gas wells and adversely affect our production.

        Hydraulic fracturing is an important and common practice that is used to stimulate production of oil and/or natural gas from dense subsurface rock formations. The hydraulic fracturing process involves the injection of water, proppants and chemicals under pressure into targeted subsurface formations to fracture the surrounding rock and stimulate production. We regularly use hydraulic fracturing as part of our operations. Hydraulic fracturing is typically regulated by state oil and natural gas commissions, but the EPA has asserted federal regulatory authority pursuant to the federal Safe Drinking Water Act ("SDWA") over certain hydraulic fracturing activities involving the use of diesel fuels and published permitting guidance in February 2014 addressing the performance of such activities using diesel fuels. The EPA has also issued final regulations under the federal Clean Air Act establishing performance standards, including standards for the capture of air emissions released during hydraulic fracturing, and advanced notice of proposed rulemaking under the Toxic Substances Control Act to require companies to disclose information regarding the chemicals used in hydraulic fracturing, and also finalized rules in

2016 that prohibit the discharge of wastewater from hydraulic fracturing operations to publicly owned wastewater treatment plants. In addition, the Bureau of Land Management finalized rules in March 2015 that impose new or more stringent standards for performing hydraulic fracturing on federal and American Indian lands. The U.S. District Court of Wyoming struck down the rule in June 2016. The BLM appealed the ruling to the Tenth Circuit. This appeals remains pending. In addition, Congress has from time to time considered legislation to provide for federal regulation of hydraulic fracturing under the SDWA and to require disclosure of the chemicals used in the hydraulic fracturing process. It is unclear how any additional federal regulation of hydraulic fracturing activities may affect our operations.

        Certain governmental reviews are either underway or being proposed that focus on environmental aspects of hydraulic fracturing practices. The White House Council on Environmental Quality is coordinating an administration-wide review of hydraulic fracturing practices. Additionally, in December 2016, the EPA released its final report on the potential impacts of hydraulic fracturing on drinking water resources. The EPA report concluded that hydraulic fracturing activities have not led to widespread, systemic impacts on drinking water resources in the United States, although there are above and below ground mechanisms by which hydraulic fracturing activities have the potential to impact drinking water resources. Other governmental agencies, including the United States Department of Energy and the United States Department of the Interior, are evaluating various other aspects of hydraulic fracturing. These ongoing or proposed studies could spur initiatives to further regulate hydraulic fracturing under the federal SDWA or other regulatory mechanisms.

        At the state level, several states have adopted or are considering legal requirements that could impose more stringent permitting, disclosure and well construction requirements on hydraulic fracturing activities. For example, in May 2013, the Railroad Commission of Texas issued a "well integrity rule," which updates the requirements for drilling, putting pipe down and cementing wells. The rule also includes new testing and reporting requirements, such as (i) the requirement to submit cementing reports after well completion or after cessation of drilling, whichever is later, and (ii) the imposition of additional testing on wells less than 1,000 feet below usable groundwater. The well integrity rule took effect in January 2014. Local governments also may seek to adopt ordinances within their jurisdictions regulating the time, place and manner of drilling activities in general or hydraulic fracturing activities in particular. We believe that we follow applicable standard industry practices and legal requirements for groundwater protection in our hydraulic fracturing activities. Nonetheless, if new or more stringent federal, state or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we operate, we could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of development activities, and perhaps even be precluded from drilling wells.

Legislation or regulatory initiatives intended to address seismic activity could restrict our drilling and production activities, as well as our ability to dispose of saltwater gathered from such activities, which could have a material adverse effect on our business.

        State and federal regulatory agencies recently have focused on a possible connection between the hydraulic fracturing related activities and the increased occurrence of seismic activity, and regulatory agencies at all levels are continuing to study the possible linkage between oil and gas activity and induced seismicity. For example, in 2015, the United States Geological Study identified eight states, including Texas, with areas of increased rates of induced seismicity that could be attributed to fluid injection or oil and gas extraction. In addition, a number of lawsuits have been filed in other states, most recently in Oklahoma, alleging that disposal well operations have caused damage to neighboring properties or otherwise violated state and federal rules regulating waste disposal. In response to these concerns, regulators in some states are seeking to impose additional requirements, including requirements in the permitting of saltwater disposal wells or otherwise to assess any relationship between seismicity and the use of such wells. For example, in October 2014, the Railroad Commission of Texas published a new rule governing permitting or re-permitting of disposal wells that would require, among other things, the submission of information on seismic events occurring within a specified radius of the disposal well location, as well as logs, geologic cross sections and structure maps relating to the disposal area in question. If the permittee or an applicant of a disposal well permit fails to demonstrate that the saltwater or other fluids are confined to the disposal zone or if scientific data indicates such a disposal well is likely to be or determined to be contributing to seismic activity, then the agency may deny, modify, suspend or terminate the permit application or existing operating permit for that well.

        We dispose of large volumes of saltwater gathered from our drilling and production operations pursuant to permits issued to us by governmental authorities overseeing such disposal activities. While these permits are issued pursuant to existing laws and regulations, these legal requirements are subject to change, which could result in the imposition of more stringent operating constraints or new monitoring and reporting requirements, owing to, among other things, concerns of the public or governmental authorities regarding such gathering or disposal activities. The adoption and implementation of any new laws or regulations that restrict our ability to use hydraulic fracturing or dispose of saltwater gathered from our drilling and production activities by limiting volumes, disposal rates, disposal well locations or otherwise, or requiring us to shut down disposal wells, could have a material adverse effect on our business, financial condition and results of operations.

Competition in the oil and natural gas industry is intense, making it more difficult for us to acquire properties, market oil or natural gas and secure trained personnel.

        Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment for acquiring properties, marketing oil and natural gas and securing trained personnel. Also, there is substantial competition for capital available for investment in the oil and natural gas industry. Many of our competitors possess and employ financial, technical and personnel resources substantially greater than ours. Those companies may be able to pay more for productive properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. In addition, other companies may be able to offer better compensation packages to attract and retain qualified personnel than we are able to offer. The cost to attract and retain qualified personnel has increased over the past three years due to competition and may increase substantially in the future. We may not be able to compete successfully in the future in acquiring prospective reserves, developing reserves, marketing hydrocarbons, attracting and retaining quality personnel and raising additional capital, which could have a material adverse effect on our business.

Our business is difficult to evaluate because we have a limited operating history, and we are susceptible to the potential difficulties associated with rapid growth and expansion.

        CRP was formed in 2012 and, as a result, there is only limited historical financial and operating information available upon which to base your evaluation of our performance.

        In addition, we have grown rapidly over the last several years. We believe that our future success depends on our ability to manage the rapid growth that we have experienced and the demands from increased responsibility on management personnel. The following factors could present difficulties:

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  increased responsibilities for our executive level personnel;

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  increased administrative burden;

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  increased capital requirements; and

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  increased organizational challenges common to large, expansive operations.

        Our operating results could be adversely affected if we do not successfully manage these potential difficulties. The historical financial information of CRP included elsewhere in this proxy statement is not necessarily indicative of the results that may be realized in the future. In addition, our operating history is limited and the results from our current producing wells are not necessarily indicative of success from our future drilling operations.

Increases in interest rates could adversely affect our business.

        Our business and operating results can be harmed by factors such as the availability, terms of and cost of capital, increases in interest rates or a reduction in credit rating. These changes could cause our cost of doing business to increase, limit our ability to pursue acquisition opportunities, reduce cash flow used for drilling and place us at a competitive disadvantage. At December 31, 2016, we had no outstanding debt. However, as an illustrative example, had our entire credit facility borrowing base of $250.0 million been outstanding as of and for the full year ended December 31, 2016, a 1.0% increase in interest rates would have resulted in an increase in annual interest expense of approximately $2.5 million. Recent and continuing disruptions and volatility in the global financial markets may lead to a contraction in credit availability impacting our ability to finance operations. We require continued access to capital. A significant reduction in cash flows from operations or the availability of credit could materially and adversely affect our ability to achieve our planned growth and operating results.

We may be subject to risks in connection with acquisitions of properties.

        The successful acquisition of producing properties requires an assessment of several factors, including:

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  recoverable reserves;

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  future oil and natural gas prices and their applicable differentials;

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  operating costs; and

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  potential environmental and other liabilities.

        The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices. Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We often are not entitled to contractual indemnification for environmental liabilities and acquire properties on an "as is" basis.

As a result of future legislation, certain U.S. federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated and our production may be subject to the imposition of new U.S. federal taxes.

        The U.S. Congress has previously considered proposals that, if enacted into law, would eliminate certain key U.S. federal income tax provisions currently available to oil and gas exploration and production companies or potentially make our operations subject to the imposition of new U.S. federal taxes. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities,

(iv) an extension of the amortization period for certain geological and geophysical expenditures and (v) imposition of a $10.25 per barrel fee on oil, to be paid by oil companies (but the budget does not describe where and how such a fee would be collected). It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available with respect to oil and gas exploration and development, and any such change, as well as any changes to or the imposition of new U.S. federal, state or local taxes (including the imposition of, or increase in production, severance or similar taxes), could increase the cost of exploration and development of oil and gas resources, which would negatively affect our financial condition and results of operations.

Our use of seismic data is subject to interpretation and may not accurately identify the presence of oil and natural gas, which could adversely affect the results of our drilling operations.

        Even when properly used and interpreted, seismic data and visualization techniques are only tools used to assist geoscientists in identifying subsurface structures and hydrocarbon indicators and do not enable the interpreter to know whether hydrocarbons are, in fact, present in those structures. As a result, our drilling activities may not be successful or economical. In addition, the use of advanced technologies, such as 3-D seismic data, requires greater pre-drilling expenditures than traditional drilling strategies, and we could incur losses as a result of such expenditures.

Restrictions on drilling activities intended to protect certain species of wildlife may adversely affect our ability to conduct drilling activities in areas where we operate.

        Oil and natural gas operations in our operating areas may be adversely affected by seasonal or permanent restrictions on drilling activities designed to protect various wildlife. Seasonal restrictions may limit our ability to operate in protected areas and can intensify competition for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages when drilling is allowed. These constraints and the resulting shortages or high costs could delay our operations or materially increase our operating and capital costs. Permanent restrictions imposed to protect endangered species could prohibit drilling in certain areas or require the implementation of expensive mitigation measures. The designation of previously unprotected species in areas where we operate as threatened or endangered could cause us to incur increased costs arising from species protection measures or could result in limitations on our activities that could have a material and adverse impact on our ability to develop and produce our reserves.

The enactment of derivatives legislation could have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price, interest rate and other risks associated with our business.

        The Dodd-Frank Act, enacted on July 21, 2010, established federal oversight and regulation of the over-the-counter derivatives market and entities, such as us, that participate in that market. The Dodd-Frank Act requires the Commodity Futures Trading Commission ("CFTC") and the SEC to promulgate rules and regulations implementing the Dodd-Frank Act. In October 2011, the CFTC issued regulations to set position limits for certain futures and option contracts in the major energy markets and for swaps that are their economic equivalents. The initial position limits rule was vacated by the United States District Court for the District of Columbia in September 2012. However, in November 2013, the CFTC proposed new rules that would place limits on positions in certain core futures and equivalent swaps contracts for or linked to certain physical commodities, subject to exceptions for certain bona fide hedging transactions. As these new position limit rules are not yet final, the impact of those provisions on us is uncertain at this time.

        The CFTC has designated certain interest rate swaps and credit default swaps for mandatory clearing. The CFTC has not yet proposed rules designating any other classes of swaps, including physical commodity swaps, for mandatory clearing. In addition, certain banking regulators and the CFTC have recently adopted final rules establishing minimum margin requirements for uncleared swaps. Although we expect to qualify for the end-user exception from such margin requirements for swaps entered into to hedge our commercial risks, the application of such requirements to other market participants, such as swap dealers, may change the cost and availability of the swaps that we use for hedging. If any of our swaps do not qualify for the commercial end-user exception, posting of collateral could impact liquidity and reduce cash available to us for capital expenditures, therefore reducing our ability to execute hedges to reduce risk and protect cash flow.

        The full impact of the Dodd-Frank Act and related regulatory requirements upon our business will not be known until the regulations are implemented and the market for derivatives contracts has adjusted. The Dodd-Frank Act and any new regulations could significantly increase the cost of derivative contracts, materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks we encounter, and reduce our ability to monetize or restructure our existing derivative contracts. If we reduce our use of derivatives as a result of the Dodd-Frank Act and regulations, our results of operations may become more volatile and our cash flows may be less predictable, which could adversely affect our ability to plan for and fund capital expenditures. Finally, the Dodd-Frank Act was intended, in part, to reduce the volatility of oil and natural gas prices, which some legislators attributed to speculative trading in derivatives and commodity instruments related to oil and natural gas. Our revenues could therefore be adversely affected if a consequence of the Dodd-Frank Act and implementing regulations is to lower commodity prices. Any of these consequences could have a material and adverse effect on us and our financial condition.

        In addition, the European Union and other non-U.S. jurisdictions are implementing regulations with respect to the derivatives market. To the extent we transact with counterparties in foreign jurisdictions, we may become subject to such regulations, the impact of which is not clear at this time.

The standardized measure of our estimated reserves is not an accurate estimate of the current fair value of our estimated oil and natural gas reserves.

        Standardized measure is a reporting convention that provides a common basis for comparing oil and natural gas companies subject to the rules and regulations of the SEC. Standardized measure requires the use of specific pricing as required by the SEC as well as operating and development costs prevailing as of the date of computation. Consequently, it may not reflect the prices ordinarily received or that will be received for oil and natural gas production because of varying market conditions, nor may it reflect the actual costs that will be required to produce or develop the oil and natural gas properties. As a result, estimates included herein of future net cash flow may be materially different from the future net cash flows that are ultimately received, and the standardized measure of our estimated reserves included in this proxy statement should not be construed as accurate estimates of the current fair value of our proved reserves.

We may not be able to keep pace with technological developments in our industry.

        The oil and natural gas industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As others use or develop new technologies, we may be placed at a competitive disadvantage or may be forced by competitive pressures to implement those new technologies at substantial costs. In addition, other oil and natural gas companies may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and that may in the future allow them to implement new technologies before we can. We may not be able to respond to these competitive pressures or implement new technologies on a timely basis or at an acceptable cost. If one or more of the technologies we use now or in the future were to become obsolete, our business, financial condition or results of operations could be materially and adversely affected.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

        We are subject to laws, regulations and rules enacted by national, regional and local governments and NASDAQ. In particular, we are required to comply with certain SEC, NASDAQ and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

        We are subject to income taxes in the United States, and our domestic tax liabilities are subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

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  changes in the valuation of our deferred tax assets and liabilities;

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  expected timing and amount of the release of any tax valuation allowances;

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  tax effects of stock-based compensation;

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  costs related to intercompany restructurings;

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  changes in tax laws, regulations or interpretations thereof; or

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  lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

        In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Risks Related to Our Securities and Capital Structure

The market price of our securities may decline.

        Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the closing of the Business Combination, trading in our Class A Common Stock and Public Warrants had been limited. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

        Factors affecting the trading price of our securities may include:

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  actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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  changes in the market's expectations about our operating results;

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  success of competitors;

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  our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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  changes in financial estimates and recommendations by securities analysts concerning us or its markets in general;

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  operating and stock price performance of other companies that investors deem comparable to us;

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  our ability to market new and enhanced products on a timely basis;

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  changes in laws and regulations affecting our business;

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  commencement of, or involvement in, litigation involving us;

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  changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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  the volume of securities available for public sale;

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  any major change in our board or management;

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  sales of substantial amounts of our securities by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

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  general economic and political conditions such as recession; interest rate, fuel price, and international currency fluctuations; and acts of war or terrorism.

        Many of the factors listed above are beyond our control. In addition, broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A Common Stock and Public Warrants which trade on NASDAQ, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress the price of our securities regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

        The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Riverstone and its affiliates own a significant percentage of our outstanding voting common stock.

        Riverstone and its affiliates, including our Sponsor, beneficially own approximately 44.0% of our voting common stock and, upon the conversion of our Series B Preferred Stock, will beneficially own approximately 49.96% of our voting common stock. As long as Riverstone and its affiliates, including our Sponsor, own or control a significant percentage of outstanding voting power, they will have the ability to strongly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our second amended and restated certificate of incorporation (the "Charter") or amended and restated bylaws (the "Bylaws"), or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.

        The interests of Riverstone and its affiliates, including our Sponsor, may not align with the interests of our other stockholders. Our Sponsor is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Riverstone and its affiliates, including our Sponsor, may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our Charter provides that we renounce any interest or expectancy in the business opportunities of our officers and directors and their respective affiliates and each such party shall not have any obligation to offer us those opportunities unless presented to one of our directors or officers in his or her capacity as a director or officer.

We are no longer a "controlled company" within the meaning of the NASDAQ listing rules, and will not be able to take advantage of exemptions from certain corporate governance requirements.

        Riverstone and its affiliates, including our Sponsor, no longer control a majority of our outstanding voting common stock. After the conversion of our Series B Preferred Stock, Riverstone will not own over 50.0% of our voting common stock. As a result, we are no longer a "controlled company" within the meaning of the NASDAQ listing rules, and will not be able to take advantage of exemptions from certain corporate governance requirements. Under the NASDAQ listing rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and is exempt from certain corporate governance requirements, including, among others, the following:

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  a majority of its board of directors consist of independent directors (as defined under the NASDAQ corporate governance standards);

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  its nominating and corporate governance committee consists entirely of independent directors; and

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  the compensation of its executive officers be determined, or recommended to the board for determination, by a majority of independent directors in a vote by independent directors, or by a compensation committee comprised solely of independent directors.

        Pursuant to the requirements of the NASDAQ listing rules, a majority of our board of directors must consist of independent directors within one year after we cease to be a controlled company. In addition, we must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees on the following phase-in schedule: (1) one independent committee member at the time we cease to be a controlled company, (2) a majority of independent committee members within 90 days of the date we cease to be a controlled company and (3) all independent committee members within one year of the date we cease to be a controlled company. Our board of directors is not currently comprised of a majority of independent directors, and neither our nominating and corporate governance committee nor our compensation committee is currently comprised solely of independent directors. Accordingly, during the applicable phase-in periods provided for under the NASDAQ listing rules, you may not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance standards.

Anti-takeover provisions contained in our Charter and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

        Our Charter and Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

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  no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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  the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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  the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

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  a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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  the requirement that an annual meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

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  limiting the liability of, and providing indemnification to, our directors and officers;

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  controlling the procedures for the conduct and scheduling of stockholder meetings;

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  providing that directors may be removed prior to the expiration of their terms by stockholders only for cause; and

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  advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders' meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of the Company.

        These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

        As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law (the "DGCL"), which prevents some stockholders holding more than 15% of our outstanding voting common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding voting common stock. Any provision of our Charter or Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

The JOBS Act permits "emerging growth companies" like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

        We qualify as an "emerging growth company" as defined in the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following February 28, 2021, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

        In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

        We cannot predict if investors will find our Class A Common Stock less attractive because we will rely on these exemptions. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock and our stock price may be more volatile.

Non-U.S. holders may be subject to U.S. income tax with respect to gain on disposition of their Class A Common Stock.

        We believe that we are a United States real property holding corporation (a "USRPHC"). As a result, Non-U.S. holders (defined below in the section entitled "Material U.S. Federal Income Tax Considerations") that own (or are treated as owning under constructive ownership rules) more than a specified amount of our Class A Common Stock during a specified time period may be subject to U.S. federal income tax on a sale, exchange, or other disposition of such Class A Common Stock and may be required to file a U.S. federal income tax return. If you are a Non-U.S. holder, we urge you to consult your tax advisors regarding the tax consequences of such treatment.

SPECIAL MEETING OF STOCKHOLDERS

General

        The Company is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders to be held on May 25, 2017, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about April 21, 2017. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

        The special meeting will be held at 10:00 a.m., local time, on May 25, 2017, at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

        You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Common Stock at the close of business on April 12, 2017, which is the record date for the special meeting. You are entitled to one vote for each share of Common Stock that you owned as of the close of business on the record date, except that shares of Class A Common Stock issued in the Silverback Acquisition Private Placements are not entitled to vote at the special meeting. If your shares are held in "street name" or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 226,750,999 shares of Common Stock outstanding in the aggregate, of which 190,265,029 were shares of Common Stock entitled to vote at the special meeting.

Quorum and Required Vote for Proposals for the Special Meeting

        A quorum of the Company's stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the Common Stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Because shares of Class A Common Stock issued in the Silverback Acquisition Private Placements are not entitled to vote at the special meeting, they are not counted for purposes of determining the holders that constitute a quorum. Abstentions will count as present for the purposes of establishing a quorum.

        The approval of the NASDAQ Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote and actually cast thereon at the special meeting. Accordingly, a stockholder's failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of Class A Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the NASDAQ Proposal or the Adjournment Proposal.

        As of the record date, Riverstone held 49.1% of the shares of Common Stock entitled to vote at the special meeting. Riverstone has advised the Company that it intends to vote all of the shares of Common Stock held by it in favor of each of the Proposals at the special meeting.

Recommendation to Our Stockholders

        After careful consideration, the Company's board of directors recommends that the Company's stockholders vote "FOR" each Proposal being submitted to a vote of the Company's stockholders at the special meeting.

        For a more complete description of the Company's reasons for the Silverback Acquisition Private Placements and the recommendation of the Company's board of directors, see the section entitled "Proposal No. 1—The NASDAQ Proposal."

Voting Your Shares

        Each share of Common Stock (other than shares of Class A Common Stock issued in the Silverback Acquisition Private Placements) that you own in your name entitles you to one vote on each of the Proposals at the special meeting. Your one or more proxy cards show the number of shares of Common Stock that you own. There are several ways to vote your shares of Common Stock:

  •
  You can vote your shares of Common Stock by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in "street name" through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Common Stock will be voted as recommended by the board of directors. The board of directors recommends voting "FOR" the NASDAQ Proposal and "FOR" the Adjournment Proposal.

  •
  You can attend the special meeting and vote in person even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. However, if your shares of Common Stock are held in the name of your broker, bank or nominee, you must get a proxy from the broker, bank or nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

  •
  you may send another proxy card with a later date;

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  you may notify the Company's secretary, in writing, before the special meeting that you have revoked your proxy; or

  •
  you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

        The special meeting has been called to consider only the approval of the NASDAQ Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting Your Shares or Warrants

        If you have any questions about how to vote or direct a vote in respect of your shares of Common Stock, you may call Morrow Sodali, our proxy solicitor, at (877) 787-9239 (banks and brokerage firms, please call collect: (203) 658-9400).

Appraisal Rights

        Appraisal rights are not available to holders of shares of Common Stock in connection with the Proposals being voted on at the special meeting.

Proxy Solicitation Costs

        The Company is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. The Company and its directors, officers and employees may also solicit proxies in person. The Company will file with the SEC all scripts and other electronic communications as proxy soliciting materials. The Company will bear the cost of the solicitation.

        The Company has hired Morrow Sodali to assist in the proxy solicitation process. The Company will pay that firm a fee of $6,500, plus disbursements. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

 PROPOSAL NO. 1—THE NASDAQ PROPOSAL

Overview

        On December 28, 2016, we completed the acquisition of the leasehold interests and related upstream assets of Silverback Exploration, LLC and Silverback Operating, LLC (collectively, "Silverback" and such acquisition, the "Silverback Acquisition") for a cash purchase price of approximately $855,000,000, subject to customary purchase price adjustments. The assets acquired from Silverback include approximately 35,500 net acres that directly offset our existing acreage in Reeves County, Texas. We operate approximately 90% of, and have an approximate 90% working interest in, this acreage and believe that this acreage may be prospective for the Wolfcamp C and Avalon and Bone Spring shales.

        In connection with the Silverback Acquisition, we issued and sold in private placements that closed simultaneously with the Silverback Acquisition (the "Silverback Acquisition Private Placements") (i) 3,473,590 shares of Class A Common Stock and 104,400 shares of Series B Preferred Stock to Riverstone VI Centennial QB Holdings, L.P., Riverstone Non-ECI USRPI AIV, L.P. and REL US Centennial Holdings, LLC, which are affiliates of Riverstone (the "Riverstone Purchasers"), and (ii) 33,012,380 shares of our Class A Common Stock to certain other investors, resulting in aggregate gross proceeds of approximately $910 million. We used the proceeds from the Silverback Acquisition Private Placements to fund the cash consideration for the Silverback Acquisition and expect to use any remaining proceeds for general corporate purposes.

        The shares of Series B Preferred Stock are automatically convertible into shares of our Class A Common Stock on a 250-to-1 basis (subject to certain adjustments) if and at such time as we receive stockholder approval of the NASDAQ Proposal. If the NASDAQ Proposal is not approved at the special meeting or at a subsequent meeting of our stockholders held to approve a similar proposal, the shares of Series B Preferred Stock will not be converted into shares of Class A Common Stock and will remain outstanding in accordance with the terms set forth in the Certificate of Designation. Whether the NASDAQ Proposal is approved at the special meeting will have no effect on the completed Silverback Acquisition.

        For further information, please see "—Subscription Agreements" below and the full text of the Subscription Agreement, dated as of November 27, 2016, between the Company and an affiliate of Riverstone (that was subsequently assigned to the Riverstone Purchasers) (the "Riverstone Subscription Agreement"), which is attached to this proxy statement as Annex A, and the full text of the form of Subscription Agreement, dated as of December 2, 2016, between the Company and each of the investors party thereto (the "Investor Subscription Agreements" and, together with the Riverstone Subscription Agreement, the "Subscription Agreements"), which is attached to this proxy statement as Annex B. Please see also "—Certificate of Designation" below and the full text of the Certificate of Designation, which is attached to this proxy statement as Annex C. The discussion herein is qualified in its entirety by reference to such documents.

Reasons for the Silverback Acquisition Private Placements

        Our board of directors determined that the Silverback Acquisition Private Placements were advisable, fair to and in our best interest and in the best interest of our stockholders. We conducted the Silverback Acquisition Private Placements in order to raise funds for the cash consideration for the Silverback Acquisition and for general corporate purposes. Upon the closing of the Silverback Acquisition Private Placements, we received approximately $910 million in gross proceeds, including approximately $380 million in gross proceeds from the sale of the Series B Preferred Stock.

 Why the Company Needs Stockholder Approval

        We are seeking stockholder approval of the NASDAQ Proposal in order to comply with NASDAQ Listing Rule 5635(d).

        Under NASDAQ Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance. In the Silverback Acquisiton Private Placements, the Company issued 36,485,970 shares of Class A Common Stock, representing 19.9% of the number of shares of Common Stock outstanding prior to the Silverback Acquisition Private Placements, and, following the approval of the NASDAQ Proposal and the conversion of the Series B Preferred Stock issued in the Silverback Acquisition Private Placements, the Company will issue 26,100,000 Converesion Shares, representing an additional 14.2% of the shares of Common Stock outstanding prior to the Silverback Acquisition Private Placements. The shares of Class A Common Stock and Series B Preferred Stock issued in the Silverback Acquisition Private Placements were issued at a price (in the case of the Series B Preferred Stock, on an as-converted basis) that was less than the market value of the Class A Common Stock on the date of entry into the Subscription Agreements and the the date of closing of the Silverback Acquisition Private Placements, and the issuance of the Conversion Shares is therefore subject to stockholder approval under NASDAQ Rule 5635(d).

Subscription Agreements

        In connection with the Silverback Acquisition, the Company entered into a subscription agreement (the "Riverstone Subscription Agreement"), dated as of November 27, 2016 (as amended on December 22, 2016), with an affiliate of Riverstone (the "Riverstone subscriber"), pursuant to which the Riverstone subscriber agreed to purchase up to approximately $500 million of the Company's equity securities in shares of Class A Common Stock at $14.54 per share and shares of Series B Preferred Stock at $3,635 per share (or $14.54 per share on an as-converted basis). The Riverstone subscriber had the right to assign its rights under the Riverstone Subscription Agreement to other persons, and subsequently elected to make the assignment to the Riverstone Purchasers. The Riverstone Subscription Agreement provided that, if the number of shares of Class A Common Stock to be issued to the Riverstone Purchasers, together with additional shares of Class A Common Stock issued to finance the Silverback Acquisition, would otherwise exceed 19.9% of the Company's issued and outstanding shares of Class A Common Stock, then the Riverstone Purchasers would purchase a number of shares of Class A Common Stock such that the 19.9% limitation would not be exceeded and would purchase the remaining commitment in shares of Series B Preferred Stock. On December 28, 2016, in connection with the closing of the Silverback Acquisition, the Riverstone Purchasers purchased an aggregate of 3,473,590 shares of Class A Common Stock and 104,400 shares of Series B Preferred Stock for aggregate gross proceeds of approximately $430 million.

        On December 2, 2016, the Company entered into separate subscription agreements (together with the Riverstone Subscription Agreement, the "Subscription Agreements"), with certain other investors, pursuant to which such investors agreed to purchase 33,012,380 shares of Class A Common Stock at $14.54 per share for aggregate gross proceeds of approximately $480 million.

        The shares of Class A Common Stock and Series B Preferred Stock issued pursuant to the Subscription Agreements were not registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The Subscription Agreements provide that the Company must register the resale of the shares of Class A Common Stock issued thereunder pursuant to a registration statement that must be filed within 75 calendar days after consummation of the

Silverback Acquisition. The Company must use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable, but in any event no later than the earlier of (i) the 90th calendar day after its initial filing and (ii) the 10th business day after the Company is notified by the SEC that the registration statement will not be reviewed or subject to further review.

Certificate of Designation

        Upon the closing of the Silverback Acquisition, we filed with the Secretary of State of the State of Delaware the Certificate of Designation, which sets forth the terms, rights, obligations and preferences of the Series B Preferred Stock issued to the Riverstone Purchasers.

        Description of Series B Preferred Stock.    Our Series B Preferred Stock is a newly issued class of preferred stock, with a par value of $0.0001 per share. The Riverstone Purchasers own all of the outstanding shares of our Series B Preferred Stock, and prior to the date of the special meeting to which this proxy statement relates may not transfer, sell, pledge or otherwise dispose of the Series B Preferred Stock without our prior written consent, except to an affiliate of the applicable Riverstone Purchaser or us. The holders of the Series B Preferred Stock are not entitled to vote on any matter on which stockholders generally are entitled to vote. In addition, the holders are not entitled to any dividends from the Company other than the right to participate pro rata in any dividends paid on shares of Class A Common Stock on an as-converted basis. The holders of the Series B Preferred Stock are also entitled to receive, after payment or provision for debts and liabilities and prior to any distribution in respect of our Class A Common Stock or any other junior securities, liquidating distributions in an amount equal to $0.0001 per share of Series B Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

        Each share of Series B Preferred Stock will automatically convert into 250 shares of Class A Common Stock (as adjusted to account for any stock split, subdivision, exchange or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares) upon the approval of the NASDAQ Proposal.

        In addition, beginning on the third anniversary of the closing of the Silverback Acquisition and issuance of the Series B Preferred Stock to the Riverstone Purchasers, the Series B Preferred Stock will be redeemable by us for a redemption price per share, determined on an as-converted basis, equal to the average of the last reported sale price for a share of Class A Common Stock on the NASDAQ or other domestic securities exchange upon which the shares of Class A Common Stock are then listed for the 10 consecutive trading days prior to the date of redemption or, if such shares are no longer traded on such an exchange, at the fair market value of a share of Class A Common Stock, as determined in good faith by our board of directors.

Interests of Certain Persons in the NASDAQ Proposal

        In considering the recommendation of our board of directors to approve the NASDAQ Proposal, you should be aware that several of our directors, including Mark G. Papa, Robert M. Tichio, David M. Leuschen and Pierre F. Lapeyre, have relationships with Riverstone. As of the record date, Riverstone owned approximately 46.7% of our Class A Common Stock, 42.7% of our voting stock and all of the outstanding shares of Series B Preferred Stock.

        If the NASDAQ Proposal is approved at our special meeting, Riverstone will receive shares of Class A Common Stock upon the automatic conversion of its shares of Series B Preferred Stock. The shares of Class A Common Stock will be listed on the NASDAQ and will therefore be a more liquid security than the shares of Series B Preferred Stock. Our other stockholders will not receive any additional securities or other consideration if the NASDAQ Proposal is approved.

 Effect of Proposal on Current Stockholders

        If the NASDAQ Proposal is approved, 26,100,000 shares of Class A Common Stock will be issued to the Riverstone Purchasers, representing 11.5% of the shares of Common Stock outstanding on the date hereof. The issuance of such shares would result in dilution to the voting power of the holders of our outstanding Common Stock. It is anticipated that, upon completion and as a result of the conversion of the Series B Preferred Stock, (i) Riverstone's voting interest in us will increase from 42.7% to 48.6%, (ii) the Centennial Contributors' voting interest in us will decrease from 8.5% to 7.6% and (iii) the voting interest in us held by public stockholders (including unaffiliated investors in the Silverback Acquisition Private Placements) will decrease from 48.8% to 43.8%. If the NASDAQ Proposal is not approved at the special meeting or at a subsequent meeting of our stockholders held to approve a similar proposal, the shares of Series B Preferred Stock will not be converted into shares of Class A Common Stock and will remain outstanding in accordance with the terms set forth in the Certificate of Designation. For additional information, please see "—Certificate of Designation."

Vote Required for Approval

        Approval of the NASDAQ Proposal requires the affirmative vote (in person or by proxy) of holders of a majority of the outstanding shares of Class A Common Stock entitled to vote and actually cast thereon at the special meeting. Holders of the shares of Class A Common Stock issued in the Silverback Acquisition Private Placements are not entitled to vote such shares on the NASDAQ Proposal. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the NASDAQ Proposal.

        As of the record date, Riverstone held 49.1% of the shares of Common Stock entitled to vote at the special meeting. Riverstone has advised the Company that it intends to vote all of the shares of Common Stock held by it in favor of the NASDAQ Proposal at the special meeting.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE NASDAQ PROPOSAL.

 PROPOSAL NO. 2—THE ADJOURNMENT PROPOSAL

Overview

        The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the NASDAQ Proposal.

Consequences if the Adjournment Proposal is Not Approved

        If the Adjournment Proposal is not approved by the Company's stockholders, the board of directors may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the NASDAQ Proposal.

Vote Required for Approval

        The approval of the Adjournment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote and actually cast thereon at the special meeting. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

        As of the record date, Riverstone held 49.1% of the shares of Common Stock entitled to vote at the special meeting. Riverstone has advised the Company that it intends to vote all of the shares of Common Stock held by it in favor of the Adjournment Proposal at the special meeting.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with the financial statements and related notes of CRP included elsewhere in this proxy statement. The following discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside our control. Actual results and the timing of events may differ materially from those contained in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, market prices for oil, natural gas and NGLs, production volumes, estimates of proved reserves, capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this proxy statement, particularly in "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements," all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Overview

        We are an independent oil and natural gas company focused on the development of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. Our assets are concentrated in the Delaware Basin, a sub-basin of the Permian Basin. Our horizontal wells span an area approximately 45 miles long by 20 miles wide where we have established commercial production in five distinct zones: the 3rd Bone Spring Sandstone, Upper Wolfcamp A, Lower Wolfcamp A, Wolfcamp B and Wolfcamp C.

        We have no direct operations and no significant assets other than our ownership of an approximate 92% membership interest in CRP. CRP is considered our accounting predecessor and, accordingly, the following financial results and discussion and analysis reflect the results of CRP prior to the closing of the Business Combination.

Silver Run Business Combination

        We were originally incorporated in Delaware on November 4, 2015 as a special purpose acquisition company under the name Silver Run Acquisition Corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving us and one or more businesses.

        On February 29, 2016, we consummated our initial public offering of Units each consisting of one share of Class A Common Stock and one-third of one Public Warrant. On October 11, 2016, we consummated the acquisition of approximately 89% of the outstanding membership interests in Centennial Resource Production, LLC, a Delaware limited liability company ("CRP" and such acquisition, the "Business Combination").

        The application of acquisition accounting for the Business Combination significantly affected certain assets, liabilities, and expenses. As a result, financial information as of December 31, 2016 and in the period October 11, 2016 through December 31, 2016 is not necessarily comparable to CRP's predecessor financial information.

Presentation of Financial and Operating Data

        As a result of the Business Combination, we are the acquirer for accounting purposes, and CRP is the acquiree and accounting Predecessor. Our financial statement presentation distinguishes a "Predecessor" for CRP for periods prior to the Business Combination. We are the "Successor" for

periods after the Business Combination, which includes consolidation of CRP subsequent to the Business Combination on October 11, 2016.

        For all periods ending on or before October 15, 2014 and for all dates on or before October 15, 2014, the historical financial results contained herein reflect the combined results of (i) CRP and (ii) Celero Energy Company, LP, a Delaware limited partnership ("Celero"), which was formed in 2006 to focus on the development and acquisition of oil and natural gas properties in Texas and New Mexico, primarily in the Permian Basin in West Texas. On October 15, 2014, Celero conveyed substantially all of its oil and natural gas properties and other assets to CRP in exchange for membership interests in CRP, and as a result, subsequent to October 15, 2014, the historical financial results contained herein reflect the results of CRP. Except as the context otherwise requires, references in the following discussion to the "Company," "we," "our" or "us" with respect to periods prior to the closing of the Business Combination are to CRP and its operations prior to the closing of the Business Combination.

Recent Developments

  Silverback Acquisition

        On December 28, 2016, we completed the acquisition of leasehold interests and related upstream assets in Reeves County, Texas from Silverback Exploration, LLC and Silverback Operating, LLC for a cash purchase price of approximately $855.0 million subject to customary purchase price adjustments. The assets acquired from Silverback include 31 operated producing horizontal wells and approximately 35,500 net acres that directly offset our existing acreage in Reeves County, Texas. We operate approximately 90% of, and have an approximate 90% working interest in this acreage. Of the net acres acquired, 1,250 net acres at December 31, 2016 were subject to consents to assign that we received in the first quarter of 2017. The Wolfcamp A and B are producing horizons on this acreage and we believe that this acreage may be prospective for the Wolfcamp C and Avalon and Bone Spring shale formations.

  Issuance of Class A Common Stock and Preferred Stock in Private Placements

        In connection with the Silverback Acquisition, we issued and sold in private placements (i) 3,473,590 shares of Class A Common Stock and 104,400 shares of Series B Preferred Stock to the Riverstone Purchasers and (ii) 33,012,380 shares of our Class A Common Stock to certain other investors, resulting in gross proceeds of approximately $910.0 million. We used the proceeds from the private placements to fund the cash consideration for the Silverback Acquisition and expect to use any remaining proceeds for general corporate purposes.

        The shares of Series B Preferred Stock are automatically convertible into shares of our Class A Common Stock on a 250-to-1 basis (subject to certain adjustments) at such time as we receive stockholder approval for the issuance of such shares of Class A Common Stock in compliance with NASDAQ listing rules. The approval of the NASDAQ Proposal at the special meeting to which this proxy statement relates would constitute such approval. For a more detailed description of the Series B Preferred Stock, refer to Note 7—Shareholders' and Owners' Equity to the Consolidated and Combined Financial Statements in Part II, Item 8. Financial Statements and Supplementary Data in this annual report.

  Credit Agreement Amendment

        On December 28, 2016, in connection with the closing of the Silverback Acquisition, CRP entered into an amendment to its credit agreement to, among other things, increase the borrowing base thereunder from $200.0 million to $250.0 million.

  Redemption of Public Warrants

        On March 1, 2017, we delivered a notice of redemption of the Public Warrants, announcing our intention to redeem any unexercised and outstanding Public Warrants on March 31, 2017 for $0.01 per Public Warrant. As permitted under the warrant agreement that provides the terms of the Public Warrants, the notice of redemption required all holders exercising their Public Warrants prior to March 31, 2017 to do so on a "cashless basis" and surrender their Public Warrants for a number of shares of Class A Common Stock equal to the product of the quotient equal to (i) the difference between $11.50 and $18.44 (the average last sale price of the Class A Common Stock for the ten trading days ending on February 24, 2017) divided by (ii) $18.44, or approximately 0.376, multiplied by the number of Public Warrants held by such holder, rounded down to the nearest whole share. Prior to their redemption, 16,570,000 Public Warrants, or approximately 99.4% of the Company's outstanding Public Warrants, were exercised. An aggregate of 6,234,966 shares of Class A Common Stock were issued in connection with such exercise, and the 96,643 unexercised Public Warrants that remained outstanding were redeemed for $0.01 per Public Warrant. The Private Placement Warrants are non-redeemable so long as they are held by our Sponsor or its permitted transferees.

  Market Conditions

        The oil and gas industry is cyclical and commodity prices can be volatile. In the second half of 2014, oil prices began a rapid and significant decline as global and domestic supply began to outpace demand. During 2015 and 2016, global and domestic oil supply continued to outpace demand resulting in further deterioration in realized oil prices In 2016, oil prices were volatile, and it is likely that oil prices will continue to fluctuate due to the ongoing global supply and demand imbalance, high inventories and geopolitical factors.

        Our revenue, profitability and future growth are highly dependent on the prices we receives for our oil and natural gas production, as well as NGLs that are extracted from our natural gas during processing. Compared to 2014, our realized oil price for 2015 fell 47% to $42.43 per barrel, and our realized oil price for 2016 further decreased to $39.91 per barrel. Similarly, our realized natural gas price for 2015 dropped 43% to $2.60 per Mcf and our realized price for NGLs declined 52% to $14.66 per barrel. For our realized price for natural gas was $2.52 per Mcf and our realized price for NGLs was $15.01 per barrel. Lower oil, natural gas and NGL prices may not only decrease our revenues, but also may reduce the amount of oil, natural gas and NGLs that we can produce economically and therefore potentially lower our oil, natural gas and NGL reserves. Lower commodity prices in the future could result in impairments of our properties and may materially and adversely affect our future business, financial condition, results of operations, operating cash flows, liquidity or ability to finance planned capital expenditures. Lower oil, natural gas and NGL prices may also reduce the borrowing base under CRP's credit agreement, which is determined at the discretion of the lenders and is based on the collateral value of our proved reserves that have been mortgaged to the lenders. Alternatively, higher oil and natural gas prices may result in significant non-cash fair value losses being incurred on our derivatives, which could cause us to experience net losses when oil and natural gas prices rise.

  How We Evaluate Our Operations

        We use a variety of financial and operational metrics to assess the performance of our oil and natural gas operations, including:

  •
  realized prices on the sale of oil, natural gas and NGLs, including the effect of our commodity derivative contracts on our oil production;

  •
  production results;

  •
  lease operating expenses; and

  •
  Adjusted EBITDAX.

        See "—Sources of Our Revenues," "—Production Results," "—Operating Costs and Expenses" and "—Adjusted EBITDAX" below for a discussion of these metrics.

  Sources of Our Revenues

        Our revenues are derived from the sale of our oil and natural gas production, as well as the sale of NGLs that are extracted from our natural gas during processing. For the period from October 11, 2016, through December 31, 2016 (Successor), oil sales, natural gas sales and NGL sales contributed 82%, 12%, and 7%, respectively, of our total revenues. For the period from January 1, 2016, through October 10, 2016 (Predecessor), oil sales, natural gas sales and NGL sales contributed 87%, 9% and 5%, respectively of our total revenues. Our oil, natural gas and NGL revenues do not include the effects of derivatives for either period.

        Increases or decreases in our revenue, profitability and future production growth are highly dependent on the commodity prices we receive. Oil, natural gas and NGL prices are market driven and have been historically volatile, and we expect that future prices will continue to fluctuate due to supply and demand factors, seasonality and geopolitical and economic factors. See "—Market Conditions" for information regarding the current commodity price environment. A $1.00 per barrel change in our realized oil price would have resulted in a $0.5 million and a $1.6 million change in oil revenues for the periods from October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor), respectively. A $0.10 per Mcf change in our realized natural gas price would have resulted in a $0.1 million and a $0.3 million change in our natural gas revenues for the periods from October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor), respectively. A $1.00 per barrel change in our realized NGL prices would have resulted in a $0.1 million and a $0.3 million change in NGL revenues for the periods from October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor), respectively.

        The following table presents our average realized commodity prices, as well as the effects of derivative settlements.

		Predecessor
	Successor
			Year Ended December 31,
		January 1, 2016 through October 10, 2016
	October 11, 2016 through December 31, 2016
			2015	2014
Crude Oil (per Bbl):
Average NYMEX price	$49.21	$41.75	$48.76	$92.86
Average realized price, before the effects of derivative settlements	46.49	37.74	42.43	80.50
Effects of derivative settlements	2.02	10.49	19.18	3.23
Natural Gas:
Average NYMEX price (per MMBtu)	$3.18	$2.37	$2.63	$4.26
Average realized price, before the effects of derivative settlements (per Mcf)	3.10	2.27	2.60	4.58
Effects of derivative settlements (per Mcf)	—	—	0.43	—
NGLs (per Bbl):
Average realized price	$20.36	$12.98	$14.66	$30.64

        While quoted NYMEX oil and natural gas prices are generally used as a basis for comparison within our industry, the prices we receive are affected by quality, energy content, location and transportation differentials for these products.

        See "—Results of Operations" below for an analysis of the impact changes in realized prices had on our revenues.

  Operating Costs and Expenses

        Costs associated with producing oil, natural gas and NGLs are substantial. Some of these costs vary with commodity prices, some trend with the type and volume of production, and others are a function of the number of wells we own. As of December 31, 2016 (Successor) and December 31, 2015 (Predecessor), CRP owned interests in 208 and 138 gross wells, respectively.

        Lease Operating Expenses.    Lease operating expenses ("LOE") are the costs incurred in the operation of producing properties and workover costs. Expenses for utilities, direct labor, water injection and disposal, materials and supplies comprise the most significant portion of our LOE. Certain items, such as direct labor and materials and supplies, generally remain relatively fixed across broad production volume ranges, but can fluctuate depending on activities performed during a specific period. For instance, repairs to our pumping equipment or surface facilities result in increased LOE in periods during which they are performed. Certain of our operating cost components are variable and increase or decrease as the level of produced hydrocarbons and water increases or decreases. For example, we incur power costs in connection with various production-related activities, such as pumping to recover oil and natural gas and separation and treatment of water produced in connection with our oil and natural gas production.

        We monitor our operations to ensure that we are incurring LOE at an acceptable level. For example, we monitor our LOE per Boe to determine if any wells or properties should be shut in, recompleted or sold. This unit rate also allows us to monitor these costs in certain fields and geographic areas to identify trends and to benchmark against other producers. Although we strive to reduce our LOE, these expenses can increase or decrease on a per unit basis as a result of various factors as we operate our properties or make acquisitions and dispositions of properties. For example, we may increase field level expenditures to optimize our operations, incurring higher expenses in one quarter relative to another, or we may acquire or dispose of properties that have different LOE per Boe. These initiatives would influence our overall operating cost and could cause fluctuations when comparing LOE on a period to period basis.

        Severance and Ad Valorem Taxes.    Severance taxes are paid on produced oil and natural gas based on a percentage of revenues from production sold at fixed rates established by federal, state or local taxing authorities. In general, the severance taxes we pay correlate to the changes in oil, natural gas and NGLs revenues. We are also subject to ad valorem taxes in the counties where our production is located. Ad valorem taxes are generally based on the valuation of our oil and natural gas properties, which also trend with oil and natural gas prices.

        Transportation, Processing, Gathering and Other Operating Expenses.    Transportation, processing, gathering and other operating expenses principally consist of expenditures to prepare and transport production from the wellhead to a specified sales point and gas processing costs. These costs will fluctuate with increases or decreases in production volumes, contractual fees and changes in fuel and compression costs.

        Depreciation, Depletion, Amortization, and Accretion of Asset Retirement Obligations.    Depreciation, depletion, amortization, and accretion of asset retirement obligations ("DD&A") is the systematic expensing of the capitalized costs incurred to acquire and develop oil and natural gas properties. We use the successful efforts method of accounting for oil and natural gas activities and, as such, we capitalize all costs associated with our development and acquisition efforts and all successful exploration efforts, which are then allocated to each unit of production using the unit of production method. Please read "—Critical Accounting Policies and Estimates—Successful Efforts Method of Accounting for Oil and Natural Gas Activities" for further discussion.

        Impairment Expense.    We review our proved properties and unproved leasehold costs for impairment whenever events and changes in circumstances indicate that a decline in the recoverability of their carrying value may have occurred. Please read "—Critical Accounting Policies and Estimates—Impairment of Oil and Natural Gas Properties" for further discussion.

        General and Administrative Expenses.    General and administrative ("G&A") expenses are costs incurred for overhead, including payroll and benefits for our corporate staff, costs of maintaining our headquarters, costs of managing our production and to development operations, audit and other fees for professional services and legal compliance.

        Interest Expense.    We finance a portion of our working capital requirements and capital expenditures with borrowings under our revolving credit facility. As a result, we incur interest expense that is affected by both fluctuations in interest rates and our financing decisions. We reflect interest paid to the lenders under our revolving credit facility in interest expense.

        Derivative Gain (Loss).    Derivative instruments are recognized on the balance sheet as either assets or liabilities measured at fair value. We have not elected to apply cash flow hedge accounting, and consequently, recognize gains and losses in earnings rather than deferring such amounts in other comprehensive income as allowed under cash flow hedge accounting. Fair value gains or losses, as well as cash receipts or payments on settled derivative contracts, are recognized in our consolidated and combined operations. Cash flows from derivatives are reported as cash flows from operating activities.

Results of Operations

        For the Periods From October 11, 2016, Through December 31, 2016 (Successor) and January 1, 2016, Through October 10, 2016 (Predecessor) Compared to Year Ended December 31, 2015 (Predecessor)

        Oil, Natural Gas and NGL Sales Revenues.    The following table provides the components of our revenues for the periods indicated, as well as each period's respective average prices and production volumes:

	Successor	Predecessor	Combined	Predecessor	Increase/ (Decrease)
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2016	Year Ended December 31, 2015

					$	%

Revenues (in thousands):
Oil sales	$24,313	$59,787	$84,100	$77,643	$6,457	8%
Natural gas sales	3,449	6,045	9,494	7,965	1,529	19%
NGL sales	1,955	3,284	5,239	4,852	387	8%

Total Revenues	$29,717	$69,116	$98,833	$90,460	$8,373	9%

Average sales price(1):
Oil (per Bbl)	$46.49	$37.74	$39.91	$42.43	$(2.52)	(6)%
Natural gas (per Mcf)	3.10	2.27	2.52	2.60	(0.08)	(3)%
NGL (per Bbl)	20.36	12.98	15.01	14.66	0.35	2%

Total (per Boe)	$36.92	$30.31	$32.04	$33.87	$(1.83)	(5)%
Production:
Oil (MBbls)	523	1,584	2,107	1,830	277	15%
Natural gas (MMcf)	1,113	2,660	3,773	3,058	715	23%
NGLs (MBbls)	96	253	349	331	18	5%

Total (MBoe)(2)	805	2,280	3,085	2,671	414	15%

Average daily production volume:
Oil (Bbls/d)	6,378	5,577	5,757	5,014	743	15%
Natural gas (Mcf/d)	13,573	9,366	10,309	8,378	1,931	23%
NGLs (Bbls/d)	1,171	891	954	907	47	5%

Total (Boe/d)(2)	9,811	8,029	8,429	7,317	1,112	15%

(1)
Average prices shown in the table reflect prices before the effects of our realized commodity derivative transactions.

(2)
Total may not sum or recalculate due to rounding.

        As reflected in the table above, our combined revenues for 2016 were 9%, or $8.4 million, higher than total revenues for 2015. The increase was primarily due to a 15% increase in production sold in 2016, which was partially offset by a 5% decrease in average sales price per Boe, compared to the prior year.

        Combined oil sales increased 8%, or $6.5 million, for 2016 compared to the prior year period primarily due to a 15% increase in oil volumes sold, partially offset by an 6% decrease in the average sales price for oil. Combined natural gas sales increased 19%, or $1.5 million, for 2016 compared to the prior year period primarily due to a 23% increase in natural gas volumes sold, partially offset by a 3% decrease in the average sales price for natural gas. Combined NGL sales increased 8%, or $0.4 million, for 2016 compared to the prior year period primarily due to a 5% increase in the NGL volumes sold.

        Operating Expenses.    We present per Boe information because we use this information to evaluate our performance relative to our peers and to identify and measure trends we believe may require additional analysis.

        The following table sets forth selected operating data for the periods indicated:

					Increase/ (Decrease)
	Successor	Predecessor	Combined	Predecessor

	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2016	Year Ended December 31, 2015	$	%
Operating Expenses (in thousands):
Lease operating expenses	$3,541	$11,036	$14,577	$21,173	$(6,596)	(31)%
Severance and ad valorem taxes	1,636	3,696	5,332	5,021	311	6%
Transportation, processing, gathering and other operating expense	2,187	4,583	6,770	5,732	1,038	18%
Production costs per Boe:
Lease operating expenses	$4.40	$4.84	$4.73	$7.93	$(3.20)	(40)%
Severance and ad valorem taxes	2.03	1.62	1.73	1.88	(0.15)	(8)%
Transportation, processing, gathering and other operating expense	2.72	2.01	2.19	2.15	0.04	2%

        Lease Operating Expenses.    We experience volatility in our LOE as a result of the impact industry activity has on service provider costs and seasonality in workover expense. Combined LOE decreased 31%, or $6.6 million, in 2016 compared to 2015, due in part to service providers lowering costs in light of the weak commodity price environment. Additionally, the number of wells placed on production in 2016 decreased 29% compared to 2015. Workover expense decreased $2.0 million and we converted several rental units to permanent pumping units decreasing the amounts of rental expense by approximately $1.6 million in 2016 compared to the prior year period. Lastly, we decreased the use of contract labor and expenses related to repairs and maintenance by $1.2 million and $1.9 million, respectively, in 2016 compared to 2015.

        Severance and Ad Valorem Taxes.    Severance taxes are primarily based on the market value of our production at the wellhead and ad valorem taxes are generally based on the valuation of our oil and natural gas properties and vary across the different counties in which we operate. Combined severance and ad valorem taxes increased 6%, or $0.3 million, in 2016 compared to 2015, primarily due to higher sales volumes, partially offset by lower realized commodity prices. Combined severance and ad valorem taxes as a percentage of our revenue were 5.4% for 2016 compared to 5.6% for the prior year period.

        Transportation, Processing, Gathering and Other Operating Expenses.    Combined transportation, processing, gathering and other operating expenses in 2016 increased 18%, or $1.0 million, compared to 2015, primarily due to an increase in natural gas production of 23% year over year, partially offset by lower realized commodity prices

        Depreciation, Depletion, Amortization and Accretion of Asset Retirement Obligations.    The following table summarizes our DD&A for the periods indicated:

	Successor	Predecessor
(in thousands)	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2015
Depreciation, depletion, amortization and accretion of asset retirement obligations	$14,877	$62,964	$90,084
Depreciation, depletion, amortization and accretion of asset retirement obligations per Boe	18.48	27.62	33.73

        Our DD&A rate can fluctuate as a result of impairments, dispositions, finding and development costs and proved reserve volumes. For the period from October 11, 2016, through December 31, 2016 (Successor), DD&A expense for the period was $14.9 million or $18.48 per Boe.

        For the period from January 1, 2016, through October 10, 2016 (Predecessor), DD&A expense was $63.0 million or $27.62 per Boe. In 2015, DD&A expense was $90.1 million or $33.73 per Boe. The decrease in DD&A rate is primarily due to lower development costs and reserve additions.

        Abandonment Expense and Impairment of Unproved Properties.    The following table summarizes our abandonment expense and impairment of unproved properties for the periods indicated:

	Successor	Predecessor
(in thousands)	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2015
Abandonment expense and impairment of unproved properties	$—	$2,545	$7,619

        For the period from October 11, 2016, through December 31, 2016 (Successor), we did not have any abandonment expense and impairment of unproved property. For the period from January 1, 2016, through October 10, 2016 (Predecessor) and in 2015, we recorded $2.5 million and $7.6 million, respectively, of leasehold expirations attributable to leases that expired during the period or that we expect to expire in the future.

        Exploration.    The following table summarizes our exploration expense for the periods indicated:

	Successor	Predecessor
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2015
Exploration	$844	$—	$84

        For the period from October 11, 2016, through December 31, 2016 (Successor), we recorded $0.8 million of exploration expense related to seismic data that will be used for exploration. For the period from January 1, 2016, through October 10, 2016 (Predecessor), we did not incur any exploration expense. For 2015, we recorded $0.1 million of exploration expense for logging analyses.

        Contract Termination and Rig Stacking.    The following table summarizes our contract termination and rig stacking expenses for the periods indicated:

	Successor	Predecessor
(in thousands)	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2015
Contract termination and rig stacking	$—	$—	$2,387

        For the periods from October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor), we did not incur any drilling and rig termination fees, as compared to $2.4 million in 2015. In light of the low commodity price environment, we curtailed drilling activity beginning in the first quarter of 2015, and as a result, we incurred drilling and rig termination fees of $2.4 million in 2015.

        General and Administrative Expenses.    The following table summarizes our G&A expenses for the periods indicated:

	Successor	Predecessor
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2015

(in thousands)
General and administrative expenses	$13,715	$25,581	$14,206
General and administrative expenses per Boe	17.04	11.22	5.32

        For the period from October 11, 2016, through December 31, 2016 (Successor), G&A expenses were $13.7 million or $17.04 per Boe. G&A expenses for the Successor period included $4.1 million of transactional expenses primarily attributable to the consummation of the Business Combination. Additionally, G&A expenses for the Successor period included $1.0 million of non-cash charges resulting from the issuance of restricted stock and stock option awards. We have recognized non-cash equity based compensation cost as follows:

	Successor	Predecessor
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2015

(in thousands)
Restricted stock awards	$405	$—	$—
Stock option awards	928	—	—

Total equity based compensation expense	$1,333	$—	$—

        Expense associated with stock compensation will fluctuate based on the grant-date market value of the award and the number of shares granted.

        For the period from January 1, 2016, through October 10, 2016 (Predecessor), G&A expenses were $25.6 million or $11.22 per Boe. In 2015, G&A expenses were $14.2 million or $5.32 per Boe. G&A expenses increased 80%, or $11.4 million, between these two periods primarily due to $15.8 million of transaction expenses incurred in connection with the Business Combination during the period from January 1, 2016, through October 10, 2016.

        Incentive Compensation.    The following table summarizes our incentive compensation for the period indicated:

	Successor	Predecessor
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2015
Incentive unit compensation	$—	$165,394	$—

        For the period from January 1, 2016, through October 10, 2016 (Predecessor), we recorded non-cash incentive compensation of $165.4 million related to the consummation of the Business Combination.

        Gain on Sale of Oil and Natural Gas Properties.    The following table summarizes our gain on sale of oil and natural gas properties for the periods indicated:

	Successor	Predecessor
(in thousands)	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2015
Gain on sale of oil and natural gas properties	$24	$11	$2,439

        For the periods from October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor) we recorded immaterial net gains on the sale of oil and natural gas properties. In 2015 (Predecessor), we recorded a net gain of $2.4 million, which was primarily attributable to a gain associated with the sale of non-core unproved property to an unrelated third party.

        Other Income and Expenses.    The following table summarizes our other income and expenses for the periods indicated:

	Successor	Predecessor
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2015

Other (expense) income (in thousands):
Interest expense	$(378)	$(5,626)	$(6,266)
Loss on derivative instruments	(1,548)	(6,838)	20,756
Other income	—	6	20

Total other expense	$(1,926)	$(12,458)	$14,510

Income tax benefit	$—	$406	$572

        Interest Expense.    For the period from October 11, 2016, through December 31, 2016 (Successor) we incurred interest expense of $0.4 million primarily related to the commitment fee we pay for unused amounts on our revolving credit facility. For the period from January 1, 2016, through October 10, 2016 (Predecessor), we incurred interest expense of $5.6 million related to borrowings under our revolving credit facility and interest on our term loan. In 2015 (Predecessor), we incurred interest expense of $6.3 million related to borrowings under our revolving credit facility and interest on our term loan.

        Gain on Derivative Instruments.    For the periods from October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor), we recognized derivatives losses of $1.5 million and $6.8 million, respectively. In 2015 (Predecessor), we recognized a $20.8 million derivative gain. Net losses and gains on our derivatives are a function of fluctuations in the underlying commodity prices and the monthly settlement of the instruments.

  Year Ended December 31, 2015 (Predecessor) Compared to Year Ended December 31, 2014 (Predecessor)

	Predecessor
	Year Ended December 31,		Increase/ (Decrease)
	2015	2014	$	%
Revenues (in thousands):
Oil sales	$77,643	$114,955	$(37,312)	(32)%
Natural gas sales	7,965	9,670	(1,705)	(18)%
NGL sales	4,852	7,200	(2,348)	(33)%

Total Revenues	$90,460	$131,825	$(41,365)	(31)%

Average realized prices (excluding effect of hedges):
Oil (per Bbl)	$42.43	$80.50	$(38.07)	(47)%
Natural gas (per Mcf)	2.60	4.58	(1.98)	(43)%
NGL (per Bbl)	14.66	30.64	(15.98)	(52)%

Total (per Boe)	$33.87	$65.42	$(31.55)	(48)%
Production:
Oil (MBbls)	1,830	1,428	402	28%
Natural gas (MMcf)	3,058	2,112	946	45%
NGLs (MBbls)	331	235	96	41%

Total (MBoe)(2)	2,671	2,015	656	33%

Average daily production volumes:
Oil (Bbls/d)	5,014	3,912	1,102	28%
Natural gas (Mcf/d)	8,378	5,786	2,592	45%
NGLs (Bbls/d)	907	644	263	41%

Total (Boe/d)(2)	7,317	5,521	1,796	33%

(1)
Average prices shown in the table reflect prices before the effects of our realized commodity derivative transactions.

(2)
Total may not sum or recalculate due to rounding.

        As reflected in the table above, our total revenues for 2015 was 31%, or $41.4 million, lower than in 2014. The decrease was primarily due to a significant decrease in commodity prices, resulting in a 48% decrease in the average sales price per Boe. The decrease was offset in part by a 33% increase in average daily production sold in 2015 compared to 2014. The increase in average daily production in 2015 was negatively impacted by property divestitures that occurred in 2014. In 2014, average daily production attributable to the property dispositions approximated 310 Boe/d.

        Oil sales decreased 32%, or $37.3 million, primarily as result of a 47% decrease in average sales price for oil, offset by a 28% increase in oil volumes sold. Natural gas sales decreased 18%, or $1.7 million, primarily as a result of 43% decrease in the average sales price for natural gas, offset by a 45% increase in natural gas volumes sold. NGL sales decreased 33%, or $2.3 million, primarily as a result of a 52% decrease in the average price for NGLs, offset by a 41% increase in NGL volumes sold.

        Operating Expenses.    We present per Boe information because we use this information to evaluate our performance relative to our peers and to identify and measure trends we believe may require additional analysis.

        The following table summarizes our operating expenses for the periods indicated:

	Year Ended December 31,		Increase/(Decrease)
	2015	2014	$	%
Operating Expenses (in thousands):
Lease operating expenses	$21,173	$17,690	$3,483	20%
Severance and ad valorem taxes	5,021	6,875	(1,854)	(27)%
Transportation, processing, gathering and other operating expense	5,732	4,772	960	20%
Depreciation, depletion, amortization and accretion of asset retirement obligations	90,084	69,110	20,974	30%
Abandonment expense and impairment of unproved properties	7,619	20,025	(12,406)	(62)%
Exploration	84	—	84	100%
Contract termination and rig stacking	2,387	—	2,387	100%
General and administrative expenses	14,206	31,694	(17,488)	(55)%

Total operating expenses before gain on oil and natural gas properties	$146,306	$150,166	$(3,860)	(3)%
Gain (loss) on oil and natural gas properties	2,439	(2,096)	NM	NM

Total operating expenses after (gain) loss on sale of oil and natural gas properties	$143,867	$152,262	$(8,395)	(6)%

Production costs per Boe:
Lease operating expenses	$7.93	$8.78	$(0.85)	(10)%
Severance and ad valorem taxes	1.88	3.41	(1.53)	(45)%
Transportation, processing, gathering and other operating expense	2.15	2.37	(0.22)	(9)%
Depreciation, depletion, amortization and accretion of asset retirement obligations	33.73	34.30	(0.57)	(2)%
Abandonment expense and impairment of unproved properties	2.85	9.94	(7.09)	(71)%
Exploration	0.03	—	0.03	100%
Contract termination and rig stacking	0.89	—	0.89	100%
General and administrative expenses	5.32	15.73	(10.41)	(66)%

Total operating expenses per Boe	$54.78	$74.53	$(19.75)	(26)%

        Lease Operating Expenses.    We experience volatility in our LOE as a result of the impact industry activity has on service provider costs and seasonality in workover expense. LOE increased 20%, or $3.5 million, in 2015 as compared to 2014, as we continued to put new wells on production, resulting in increased needs for compression, rental equipment, fuel, saltwater disposal and chemicals. We also had a year-over-year increase in workover expense.

        Severance and Ad Valorem Taxes.    Severance taxes are primarily based on the market value of our production at the wellhead and ad valorem taxes are generally based on the valuation of our oil and natural gas properties and vary across the different counties in which we operate. Severance and ad valorem taxes decreased 27%, primarily due to lower production revenues primarily as a result of lower realized commodity prices. Severance and ad valorem taxes as a percentage of our revenue was 5.6% for 2015 compared to 5.2% for 2014.

        Transportation, Processing, Gathering and Other Operating Expenses.    Transportation, processing, gathering and other operating expenses increased 20%, or $1.0 million. In 2015, lower prices for natural gas and NGLs resulted in lower costs associated with fuel and processing fees, which were partially offset by higher processing volumes.

        Depreciation, Depletion, Amortization and Accretion of Asset Retirement Obligations.    Our DD&A rate can fluctuate as a result of impairments, dispositions, finding and development costs and proved reserve volumes. DD&A expense increased 30%, or $21.0 million, primarily due to an increase in production volumes. DD&A per Boe was $33.73 for 2015, a slight decrease as compared to $34.30 in 2014.

        Abandonment Expense and Impairment of Unproved Properties.    In 2015, we recorded $7.6 million attributable to leases that expired during the year or were expected to expire in the future. In 2014, we recorded impairment expense of $20.0 million, of which $13.8 million was attributable to an impairment of unproved properties and $6.2 million was attributable to leases that expired during the year or were expected to expire in the future.

        Contract Termination and Rig Stacking.    In light of the low commodity price environment, we curtailed drilling activity in 2015. As a result, we incurred drilling and rig termination fees of $2.4 million in 2015 as compared to no drilling and rig termination fees in 2014.

        General and Administrative Expenses.    G&A expenses decreased 55%, or $17.5 million, primarily due to $12.4 million of incentive compensation recorded in 2014 due to the achievement of certain performance criteria associated with CRP's incentive units. Additionally, the decrease is the result of no longer having two distinct management teams and employees associated with each of CRP and Celero along with our growing capital program and oil production levels.

        Gain (Loss) on Sale of Oil and Natural Gas Properties.    In 2015, we recorded a net gain of $2.4 million, primarily attributable to the sale of non-core unproved property to an unrelated third party. In 2014, we recorded a net loss of $2.1 million, primarily attributable to the CO2 Project Disposition.

        Other Income and Expenses.    The following table summarizes our other income and expenses for the years indicated:

	Predecessor
	Year Ended December 31,		Increse/(Decrease)
	2015	2014	$	%
Other (expense) income (in thousands):
Interest expense	$(6,266)	$(2,475)	$(3,791)	153%
Gain on derivative instruments	20,756	41,943	(21,187)	(51)%
Other income	20	281	(261)	NM

Total other income	$14,510	$39,749	$(25,239)	(63)%

Income tax benefit (expense)	$572	$(1,524)	NM	NM

        Interest Expense.    Interest expense increased $3.8 million, or 153%, primarily due to an increase in the average amounts outstanding under our term loan and revolving credit facility in 2015 compared to 2014.

        Gain on Derivative Instruments.    In 2015, we recognized a $20.8 million gain on derivative instruments compared to a $41.9 million gain on derivative instruments in 2014. Net gains on our derivatives are a function of fluctuations in the underlying commodity prices and the monthly settlement of the instruments.

        Income Tax Benefit (Expense).    We are treated as a flow-through entity for U.S. federal income tax purposes and the purposes of certain state and local income taxes and, accordingly, are not subject to such income taxes. We are subject to the Texas franchise tax, at a statutory rate of 0.75% of income. For the year ended December 31, 2015, we recognized a tax benefit of $0.6 million associated with our Texas franchise tax obligation. For the year ended December 31, 2014, we recognized income tax expense of $1.5 million. The decrease was primarily due to a decrease in the Texas franchise tax rate and a decrease in our estimated income attributable to Texas franchise tax year-over-year.

Liquidity and Capital Resources

Overview

        Our development and acquisition activities require us to make significant operating and capital expenditures. Historically, our primary sources of liquidity have been capital contributions from CRP's equity sponsors, borrowings under CRP's revolving credit facility and term loan, proceeds from asset dispositions and cash flows from operations.

        The amount and allocation of future capital expenditures will depend upon a number of factors, including the number and size of acquisition opportunities, our cash flows from operating, investing and financing activities, and our ability to assimilate acquisitions and execute our drilling program. We periodically review our capital expenditure budget to assess changes in current and projected cash flows, acquisition and divestiture activities, debt requirements, and other factors. If we are unable to obtain funds when needed or on acceptable terms, we may not be able to complete acquisitions that may be favorable to us or finance the capital expenditures necessary to maintain our production or proved reserves.

        Based upon current oil and natural gas price expectations for 2017, we believe that our cash on hand, cash flow from operations and borrowings under CRP's revolving credit facility will provide us with sufficient liquidity to execute our current capital program. However, future cash flows are subject to a number of variables, including the level of oil and natural gas production and prices, and significant additional capital expenditures will be required to more fully develop our properties. We cannot ensure that operations and other needed capital will be available on acceptable terms or at all. In the event we make additional acquisitions and the amount of capital required is greater than the amount we have available for acquisitions at that time, we could be required to reduce the expected level of capital expenditures and/or seek additional capital. If we require additional capital for that or other reasons, we may seek such capital through traditional reserve base borrowings, joint venture partnerships, production payment financings, asset sales, offerings of debt and equity securities or other means. We cannot ensure that needed capital will be available on acceptable terms or at all. If we are unable to obtain funds when needed or on acceptable terms, we may be required to curtail our current drilling program, which could result in a loss of acreage through lease expirations. In addition, we may not be able to complete acquisitions that may be favorable to us or finance the capital expenditures necessary to maintain our production or replace our reserves.

        We plan to monitor crude oil and natural gas markets and macroeconomic events impacting their prices. Under this strategy we will opportunistically enter into hedging arrangements to reduce our exposure to commodity prices and the resulting impact of this volatility on our cash flow from operations.

Capital Budget

        The following table summarizes our fiscal year 2017 capital expenditure guidance range:

(in millions)
Capital expenditure program	$500	—	$585
Drilling and completion capital expenditure	440	—	500
Land	50	—	70
Facilities, seismic and other	10	—	15

        Because we are the operator of a high percentage of our acreage, the amount and timing of these capital expenditures is largely discretionary and within our control. We could choose to defer a portion of these planned capital expenditures depending on a variety of factors, including, but not limited to, the success of our drilling activities, prevailing and anticipated prices for oil and natural gas, the availability of necessary equipment, infrastructure and capital, the receipt and timing of required regulatory permits and approvals, seasonal conditions, drilling and acquisition costs and the level of participation by other working interest owners.

        A deferral of planned capital expenditures, particularly with respect to drilling and completing new wells, could result in a reduction in anticipated production and cash flows. Additionally, if we curtail our drilling program, we may lose a portion of our acreage through lease expirations. In addition, we may be required to reclassify some portion of our reserves currently booked as proved undeveloped reserves if such a deferral of planned capital expenditures means we will be unable to develop such reserves within five years of their initial booking.

Working Capital Analysis

        Our working capital, which we define as current assets minus current liabilities, was a surplus of $59.9 million and $12.0 million at December 31, 2016 (Successor) and December 31, 2015 (Predecessor), respectively. Our cash balances totaled $134.1 million and $1.8 million at December 31, 2016 (Successor) and December 31, 2015 (Predecessor), respectively. Due to the amounts that accrue related to our drilling program, we may incur working capital deficits in the future. We expect that our cash flows from operating activities and availability under our credit agreement will be sufficient to fund our working capital needs. We expect that our pace of development, production volumes, commodity prices and differentials to NYMEX prices for our oil and natural gas production will be the largest variables affecting our working capital.

Cash Flows

        The following table summarizes our cash flows for the periods indicated:

	Successor	Predecessor
			Year Ended December 31,

	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016
(in thousands)			2015	2014
Net cash provided by operating activities	$9,410	$51,740	$68,882	$97,248
Net cash used in investing activities	(1,749,733)	(101,434)	(198,635)	(163,380)
Net cash provided by financing activities	1,874,268	47,926	118,504	36,966

Operating Activities

        For the period from October 11, 2016, through December 31, 2016 (Successor), net cash provided by operating activities was approximately $9.4 million. Cash provided by operating activities for the period from January 1, 2016, through October 10, 2016 (Predecessor), was approximately $51.7 million, compared to approximately $68.9 million for the year ended December 31, 2015 (Predecessor). The decrease in net cash provided by operating activities was primarily due to a $21.3 million decrease in total revenues and a decrease in net cash received for derivative settlements of $18.9 million. These decreases were offset by an increase in changes in current assets and current liabilities.

        Cash provided by operating activities for the year ended December 31, 2015 (Predecessor) was approximately $68.9 million, compared to approximately $97.2 million for the year ended December 31, 2014 (Predecessor). The decrease in net cash provided by operating activities was primarily due to a $41.4 million decrease in total revenues and a decrease in changes in current assets and current liabilities, which decreased cash proceeds provided by operating activities by $16.4 million. The decreases are primarily offset by an increase in net cash received for derivative settlements of $30.9 million.

Investing Activities

        The following table provides a comparative summary of cash flow from investing activities:

	Successor	Predecessor
			Year Ended December 31,

	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016
(in thousands)			2015	2014
Cash flows from investing activities:
Proceeds withdrawn from trust account	$500,561	$—	$—	$—
Acquisition of Centennial Resource Production, LLC	(1,375,744)	—	—	—
Acquisition of oil and natural gas properties	(849,642)	(55,564)	(43,223)	(22,167)
Development of oil and natural gas properties	(24,107)	(45,605)	(156,006)	(275,683)
Purchases of other property and equipment	(801)	(265)	(2,097)	(453)
Development of assets held for sale	—	—	—	(14,240)
Proceeds from sales of oil and natural gas properties and other assets	—	—	2,691	72,382
Proceeds from sale of Atlantic Midstream, net of cash sold	—	—	—	71,781
Cash held in escrow	—	—	—	5,000

Net cash used by investing activities	$(1,749,733)	$(101,434)	$(198,635)	$(163,380)

        Net cash used by investing activities is primarily comprised of acquisition and development of oil and natural gas properties, net of dispositions.

        Net cash used by investing activities for the period from October 11, 2016, through December 31, 2016 (Successor) was approximately $1.7 billion and included $1.4 billion attributable to the Business Combination, $849.6 million attributable to the Silverback Acquisition and $24.1 million attributable to the development of oil and natural gas properties. Cash used by investing activities during the period was offset by $500.6 million of proceeds withdrawn from the trust account used to purchase CRP.

        Net cash used by investing activities for the period from January 1, 2016, through October 10, 2016 (Predecessor) included $101.2 million attributable to the acquisition and development of oil and natural gas properties.

        Net cash used by investing activities for the year ended December 31, 2015 (Predecessor) included $199.2 million attributable to the acquisition and development of oil and natural gas properties, offset by proceeds from asset sales of $2.7 million.

        Net cash used by investing activities for the year ended December 31, 2014 (Predecessor) included $297.9 million attributable to the acquisition and development of oil and natural gas properties, offset by net proceeds from asset sales of $144.2 million.

Financing Activities.

        Net cash provided by financing activities for the period from October 11, 2016, through December 31, 2016 (Successor), included proceeds of $1.5 billion from the issuance and sale of shares of our Class A Common Stock and $379.5 million from the issuance and sale of shares of our Series B Preferred Stock, offset by $27.1 million attributable to the payment of underwriting fees and $17.5 million repayment of deferred underwriting fees attributable to our IPO.

        Net cash provided by financing activities for the period from January 1, 2016, through October 10, 2016 (Predecessor), included $55.0 million of borrowings under CRP's revolving credit facility, offset by repayments of $5.0 million.

        Net cash provided by financing activities for the year ended December 31, 2015 (Predecessor) included $92.0 million of borrowing under CRP's revolving credit facility, offset by $83.0 million of repayments and capital contributions of $111.4 million.

        Net cash provided by financing activities for the year ended December 31, 2014 (Predecessor) included $196.0 million of borrowing under CRP's revolving credit facility, offset by $160.0 million of repayments, $65.0 million of proceeds from CRP's term loan, and capital contributions of $59.8 million, offset by $119.3 million attributable to the repurchase of equity interests.

Credit Agreement

        In connection with the consummation of the Business Combination, all indebtedness under CRP's term loan and revolving credit facility was repaid in full. On October 11, 2016, CRP entered into a second amendment to the amended and restated credit agreement (the "second amendment"), which amends the amended and restated credit agreement, dated as of October 15, 2014, among CRP, each of the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent (the "credit agreement"). CRP entered into the second amendment to, among other things, (i) permit the Business Combination, (ii) reflect the repayment in full of all term loans thereunder, (iii) increase the borrowing base from $140.0 million to $200.0 million, (iv) increase the interest rate to LIBOR plus 225 to 325 basis points, and (v) require CRP to have sufficient liquidity and satisfy a maximum leverage ratio in order to make dividends.

        On December 28, 2016, in connection with the closing of the Silverback Acquisition, CRP entered into a third amendment to amended and restated credit agreement (the "third amendment"), which further amends the credit agreement. CRP entered into this amendment to, among other things, increase the borrowing base thereunder from $200.0 million to $250.0 million.

        As of December 31, 2016, there were no borrowings under the revolving credit facility. Outstanding letters of credit were $0.4 million, leaving $249.6 million in borrowing capacity under the revolving credit facility.

        The amount available to be borrowed under CRP's revolving credit facility is subject to a borrowing base that will be redetermined semiannually each April 1 and October 1 by the lenders in their sole discretion. CRP's credit agreement also allows for two optional borrowing base redeterminations on January 1 and July 1. The borrowing base depends on, among other things, the volumes of CRP's proved oil and natural gas reserves and estimated cash flows from these reserves and its commodity hedge positions. The borrowing base will automatically be decreased by an amount equal to 25% of the aggregate notional amount of issued permitted senior unsecured notes unless such decrease is waived by the lenders. Upon a redetermination of the borrowing base, if borrowings in excess of the revised borrowing capacity are outstanding, CRP could be required to immediately repay a portion of its debt outstanding under its credit agreement. The next regular redetermination date is scheduled for the spring of 2017.

        Borrowings under its revolving credit facility may be base rate loans or LIBOR loans. Interest is payable quarterly for base rate loans and at the end of the applicable interest period for LIBOR loans. LIBOR loans bear interest at LIBOR (adjusted for statutory reserve requirements) plus an applicable margin ranging from 225 to 325 basis points, depending on the percentage of the borrowing base utilized. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the agent bank's prime rate; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted LIBOR rate for a one-month interest period plus 100 basis points, plus an applicable margin ranging from 125 to 225 basis points, depending on the percentage of the borrowing base utilized. CRP also pays a commitment fee on unused amounts of its revolving credit facility of 50 basis points. CRP may repay any amounts borrowed prior to the maturity date without any premium or penalty other than customary LIBOR breakage costs.

        CRP's credit agreement contains restrictive covenants that limit its ability to, among other things:

  •
  incur additional indebtedness;

  •
  make investments and loans;

  •
  enter into mergers;

  •
  make or declare dividends;

  •
  enter into commodity hedges exceeding a specified percentage of its expected production;

  •
  enter into interest rate hedges exceeding a specified percentage of its outstanding indebtedness;

  •
  incur liens;

  •
  sell assets; and

  •
  engage in transactions with affiliates.

        CRP's credit agreement also requires it to maintain compliance with the following financial ratios:

  •
  a current ratio, which is the ratio of CRP's consolidated current assets (including unused commitments under CRP's revolving credit facility and excluding non-cash assets under Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 815, Derivatives and Hedging and certain restricted cash) to consolidated current liabilities (excluding the current portion of long-term debt under its credit agreement and non-cash liabilities under ASC 815), of not less than 1.0 to 1.0; and

  •
  a leverage ratio, which is the ratio of Total Funded Debt (as defined in CRP's credit agreement) to consolidated EBITDAX (as defined in CRP's credit agreement) for the rolling four fiscal quarter period ending on such day, of not greater than 4.0 to 1.0.

        As of December 31, 2016, CRP was in compliance with such covenants and the financial ratios described above.

Off-Balance Sheet Arrangements

        We may enter into off-balance sheet arrangements and transactions that can give rise to material off-balance sheet obligations. As of December 31, 2016, we had no off-balance sheet arrangements.

Contractual Obligations

        A summary of our contractual obligations as of December 31, 2016 is provided in the following table.

(in thousands)	2017	2018	2019	2020	2021	Thereafter	Total
Drilling rig commitments	$7,316	$—	$—	$—	$—	$—	$7,316
Office and equipment leases	831	814	573	134	79	—	2,431
Asset retirement obligations(1)	—	—	—	—	—	7,226	7,226

Total	$8,147	$814	$573	$134	$79	$7,226	$16,973

(1)
Amounts represent estimates of our future asset retirement obligations. Because these costs typically extend many years into the future, estimating these future costs requires management to make estimates and judgments that are subject to future revisions based upon numerous factors, including the rate of inflation, changing technology and the political and regulatory environment.

Recently Issued Accounting Standards

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments. This update apples to all entities that are required to present a statement of cash flows. This update provides guidance on eight specific cash flow issues: debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions and separately identifiable cash flows and application of the predominance principle. This update will be effective for financial statements issued for fiscal years beginning after December 31, 2017, including interim periods within those fiscal years with early adoption permitted. This update should be applied using the retrospective transition method. Adoption of this standard will only affect the presentation of the Company's cash flows and will not have a material impact on its consolidated financial statements.

        In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing. This update clarifies two principles of ASC Topic 606, Revenue from Contracts with Customers: identifying performance obligations and the licensing implementation guidance. This standard has the same effective date as ASU 2016-08, Revenue from Contracts with Customers: Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), the revenue recognition standard discussed below. The adoption of this standard is not expected to have a material impact on the Company's financial position, results of operations and liquidity.

        In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation. This update applies to all entities that issue equity-based payment awards to their employees. Under this update, there were several areas that were simplified including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This update will be effective for financial statements issued for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years with early adoption permitted. The Company elected to early adopt this guidance in October 2016 in conjunction with the issuance of its equity awards.

        In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers: Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net). Under this update, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update will be effective for annual and interim reporting periods beginning after December 15, 2017, with early application not permitted. This update allows for either full retrospective adoption, meaning this update is applied to all periods presented in the financial statements, or modified retrospective adoption, meaning this update is applied only to the most current period presented. The Company is currently evaluating the impact, if any, that the adoption of this update will have on its financial position, results of operations and liquidity.

        In February 2016, the FASB issued ASU 2016-02, Leases. This update applies to any entity that enters into a lease, with some specified scope exemptions. Under this update, a lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. While there were no major changes to the lessor accounting, changes were made to align key aspects with the revenue recognition guidance. This update will be effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. Entities will be required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company believes the primary impact of adopting this standard will be the recognition of assets and liabilities on its balance sheet for current operating leases.

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. This update supersedes most of the existing revenue recognition requirements in GAAP and requires (i) an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services and (ii) requires expanded disclosures regarding the nature, amount, timing and certainty of revenue and cash flows from contracts with customers. The standard will be effective for annual and interim reporting periods beginning after December 15, 2017, with early application permitted for annual reporting period beginning after December 31, 2016. The standard allows for either full retrospective adoption, meaning the standard is applied to all periods presented in the financial statements, or modified retrospective adoption, meaning the standard is applied only to the most current period presented. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

Critical Accounting Policies and Estimates

        The discussion and analysis of our financial condition and results of operations are based upon our consolidated and combined financial statements, which have been prepared in accordance with GAAP. The preparation of these statements requires us to make certain assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses as well as the disclosure of contingent assets and liabilities at the date of our financial statements. We base our assumptions and estimates on historical experience and other sources that we believe to be reasonable at the time. Actual results may vary from our estimates due to changes in circumstances, weather, politics, global economics, mechanical problems, general business conditions and other factors.

        We have outlined below certain of these policies as being of particular importance to the portrayal of our financial position and results of operations and which require the application of significant judgment by our management.

  Successful Efforts Method of Accounting for Oil and Natural Gas Activities

        Our oil and natural gas producing activities are accounted for using the successful efforts method of accounting. Under the successful efforts method, we capitalize lease acquisition costs, all development costs and successful exploration costs.

        Proved Oil and Natural Gas Properties.    Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing oil, natural gas and NGLs are capitalized. All costs incurred to drill and equip successful exploratory wells, development wells, development-type stratigraphic test wells and service wells, including unsuccessful development wells, are capitalized.

        Unproved Properties.    Acquisition costs associated with the acquisition of non-producing leaseholds are recorded as unproved leasehold costs and capitalized as incurred. These consist of costs incurred in obtaining a mineral interest or right in a property, such as a lease in addition to options to lease, broker fees, recording fees and other similar costs related to acquiring properties. Leasehold costs are classified as unproved until proved reserves are discovered, at which time related costs are transferred to proved oil and natural gas properties.

        Exploration Costs.    Exploration costs, other than exploration drilling costs, are charged to expense as incurred. These costs include seismic expenditures, other geological and geophysical costs, and lease rentals. The costs of drilling exploratory wells and exploratory-type stratigraphic wells are initially capitalized pending determination of whether the well has discovered proved commercial reserves. If the exploratory well is determined to be unsuccessful, the cost of the well is transferred to expense.

  Impairment of Oil and Natural Gas Properties

        Our proved oil and natural gas properties are recorded at cost. We evaluate our proved properties for impairment when events or changes in circumstances indicate that a decline in the recoverability of their carrying value may have occurred. We estimate the expected future cash flows of our oil and natural gas properties and compare these undiscounted cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, we will write down the carrying amount of the oil and natural gas properties to fair value. The factors used to determine fair value include, but are not limited to, estimates of reserves, future commodity prices, future production estimates, estimated future operating and capital expenditures, and discount rates.

        Unproved properties costs consist of costs to acquire undeveloped leases as well as costs to acquire unproved reserves. We evaluate significant unproved properties for impairment based on remaining lease term, drilling results, reservoir performance, seismic interpretation or future plans to develop acreage.

  Oil and Natural Gas Reserve Quantities

        Our estimated proved reserve quantities and future net cash flows are critical to the understanding of the value of our business. They are used in comparative financial ratios and are the basis for significant accounting estimates in our consolidated and combined financial statements, including the calculations of depletion and impairment of proved oil and natural gas properties. Future cash inflows and future production and development costs are determined by applying prices and costs, including transportation, quality differentials and basis differentials, applicable to each period to the estimated quantities of proved reserves remaining to be produced as of the end of that period. Expected cash flows are discounted to present value using an appropriate discount rate. For example, the standardized measure calculations require a 10 percent discount rate to be applied. Although reserve estimates are inherently imprecise, and estimates of new discoveries and undeveloped locations are more imprecise than those of established producing oil and gas properties, we make a considerable effort in estimating our reserves. We engage Netherland, Sewell & Associates, Inc., our independent petroleum engineer ("NSAI"), to prepare our total calculated proved reserve PV-10. We expect proved reserve estimates will change as additional information becomes available and as commodity prices and operating and capital costs change. We evaluate and estimate our proved reserves each year-end. For purposes of depletion and impairment, reserve quantities are adjusted in accordance with GAAP for the impact of additions and dispositions.

  Revenue Recognition

        Our revenue recognition policy is significant because revenue is a key component of our results of operations and our forward-looking statements contained in the above analysis of liquidity and capital resources. We derive our revenue primarily from the sale of produced oil, natural gas, and NGLs. Revenue is recognized when our production is delivered to the purchaser, but payment is generally received between 30 and 90 days after the date of production. No revenue is recognized unless it is determined that title to the product has transferred to a purchaser. At the end of each month, we make estimates of the amount of production delivered to the purchaser and the price we will receive. We use our knowledge of our properties, contractual arrangements, NYMEX and local spot market prices and other factors as the basis for these estimates. Variances between our estimates and the actual amounts received are recorded in the month payment is received.

  Derivative Instruments

        We utilize commodity derivative instruments, including swaps, collars and basis swaps, to manage the price risk associated with the forecasted sale of our oil and natural gas production. Our derivative instruments are not designated as hedges for accounting purposes. Accordingly, changes in fair value are recognized in our consolidated and combined statements of operations in the period of change. Gains and losses on derivatives and premiums paid for put options are included in cash flows from operating activities.

  Asset Retirement Obligations

        Our asset retirement obligation represents the estimated present value of the amount we will incur to retire long-lived assets at the end of their productive lives, in accordance with applicable state laws. Our asset retirement obligation is determined by calculating the present value of estimated cash flows related to the liability. The retirement obligation is recorded as a liability at its estimated present value as of inception with an offsetting increase in the carrying amount of the related long-lived asset. Periodic accretion of discount of the estimated liability is recorded as an expense in the income statement. The cost of the tangible asset, including the asset retirement cost, is depreciated over the useful life of the asset.

        Our asset retirement liability is determined using significant assumptions, including current estimates of plugging and abandonment costs, annual inflation of these costs, the productive lives of assets and our risk-adjusted interest rate. Changes in any of these assumptions can result in significant revisions to the estimated asset retirement obligation. Because of the subjectivity of assumptions, the costs to ultimately retire our wells may vary significantly from prior estimates.

Quantitative and Qualitative Disclosures About Market Risk

        We are exposed to market risk, including the effects of adverse changes in commodity prices and interest rates as described below. The primary objective of the following information is to provide quantitative and qualitative information about its potential exposure to market risks. The term "market risk" refers to the risk of loss arising from adverse changes in oil and natural gas prices and interest rates. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonably possible losses. All of our market risk sensitive instruments were entered into for purposes other than speculative trading.

Commodity Price Risk

        Our major market risk exposure is in the pricing that we receive for our oil, natural gas and NGLs production. Pricing for oil, natural gas and NGLs has been volatile and unpredictable for several years, and we expect this volatility to continue in the future. During the period from January 1, 2014 through December 31, 2016, the WTI spot price have declined from a high of $107.95 per Bbl on June 20, 2014 to $26.19 per Bbl on February 11, 2016. NGL prices generally correlate to the price of oil, and accordingly prices for these products have likewise declined and are likely to continue following that market. Prices for domestic natural gas began to decline during the third quarter of 2014 and have continued to be weak throughout 2015 and thus far in 2016. During the period from January 1, 2014 through December 31, 2016, natural gas prices have declined from a high of $8.15 per MMBtu on February 10, 2014 to a low of $1.49 per MMBtu on March 4, 2016.

        A $1.00 per barrel change in our realized oil price would have resulted in a $0.5 million and a $1.6 million change in oil revenues for the periods from October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor), respectively. A $0.10 per Mcf change in our realized natural gas price would have resulted in a $0.1 million and a $0.3 million change in our natural gas revenues for the periods from October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor), respectively. A $1.00 per barrel change in our realized NGL prices would have resulted in a $0.1 million and a $0.3 million change in NGL revenues for the periods from October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor), respectively. For the period from October 11, 2016, through December 31, 2016 (Successor), oil sales, natural gas sales and NGL sales contributed 82%, 12%, and 7%, respectively, of our total revenues. For the period from January 1, 2016, through October 10, 2016 (Predecessor), oil sales, natural gas sales and NGL sales contributed 87%, 9% and 5%, respectively, of our total revenues.

        Due to this volatility, we have historically used, and we expect to continue to selectively use, commodity derivative instruments, such as collars, swaps and basis swaps, to hedge price risk associated with a portion of our anticipated production. Our hedging instruments allow us to reduce, but not eliminate, the potential effects of the variability in cash flow from operations due to fluctuations in oil and natural gas prices and provide increased certainty of cash flows for our drilling program and debt service requirements. These instruments provide only partial price protection against declines in oil and natural gas prices and may partially limit our potential gains from future increases in prices. Our credit agreement limits our ability to enter into commodity hedges covering greater than 80% of our reasonably anticipated projected production volume.

        Our open positions as of December 31, 2016:

Description & Production Period	Volume (Bbl)	Weighted Average Swap Price ($/Bbl)(1)
Crude Oil Swaps:
January 2017 - December 2017	91,250	$64.05
January 2017 - December 2017	36,500	54.65
January 2017 - December 2017	36,500	43.50
January 2017 - December 2017	36,500	44.85
January 2017 - December 2017	36,500	45.10
January 2017 - December 2017	109,500	44.80
January 2017 - December 2017	36,500	47.27
January 2017 - December 2017	36,500	49.00
January 2017 - December 2017	182,500	49.80
January 2017 - December 2017	73,000	52.35
January 2018 - December 2018	36,500	55.95
Crude Oil Basis Swaps:
January 2017 - November 2017	91,250	$(0.20)
January 2017 - November 2017	36,500	(0.20)

(1)
The oil swap contracts are settled based on the month's average daily NYMEX price of West Texas Intermediate Light Sweet Crude. The oil basis derivative contracts are settled based on the difference between the arithmetic average of WTI MIDLAND ARGUS and WTI ARGUS during the relevant calculation period.

Description & Production Period	Volume (MMBtu)	Weighted Average Swap Price ($/MMBtu)(1)
Natural Gas Swaps:
January 2017 - December 2017	1,460,000	$2.94

(1)
The natural gas derivative contracts are settled based on the month's average daily NYMEX price of Henry Hub Natural Gas.

Counterparty and Customer Credit Risk

        Our derivative contracts expose us to credit risk in the event of nonperformance by counterparties. While we do not require counterparties to our derivative contracts to post collateral, we do evaluate the credit standing of such counterparties as we deem appropriate. The counterparties to our derivative contracts currently in place have investment grade ratings.

        Our principal exposures to credit risk are through receivables resulting from joint interest receivables and receivables from the sale of our oil and natural gas production due to the concentration of our oil and natural gas receivables with several significant customers. The inability or failure of our significant customers to meet their obligations to us or their insolvency or liquidation may adversely affect our financial results. However, we believe the credit quality of our customers is high.

        Joint operations receivables arise from billings to entities that own partial interests in the wells we operate. These entities participate in our wells primarily based on their ownership in leases on which we intend to drill. We have little ability to control whether these entities will participate in our wells.

Interest Rate Risk

        Interest is calculated under the terms of our credit agreement based on a LIBOR spread. At December 31, 2016, we had no outstanding debt. However, if our entire credit facility borrowing base of $250.0 million was outstanding at December 31, 2016, a 1.0% increase in interest rates would result in an increase in annual interest expense of approximately $2.5 million, assuming the $250.0 million of debt was outstanding for the full year. We do not currently have or intend to enter into any derivative arrangements to protect against fluctuations in interest rates applicable to our outstanding indebtedness.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth information known to the Company regarding the beneficial ownership of our voting common stock as of the record date:

  •
  each person who is the beneficial owner of more than 5% of the outstanding shares of our voting common stock;

  •
  each of our named executive officers and directors; and

  •
  all of our current executive officers and directors, as a group.

        Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

        The beneficial ownership of our voting Common Stock as of the record date and prior to the conversion of the shares of Series B Preferred Stock is based on 226,750,999 shares of our voting common stock issued and outstanding in the aggregate as of April 12, 2017.

        The expected beneficial ownership of our voting Common Stock following the conversion of the shares of Series B Preferred Stock is based on 252,850,999 shares of our voting common stock expected to be issued and outstanding.

        Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

	Shares of Common Stock Owned Prior to Conversion of Series B Preferred Stock		Shares of Series B Preferred Stock	Shares of Common Stock Owned After Conversion of Series B Preferred Stock
Name of Beneficial Owner	Number	Percentage	Number	Number	Percentage
5% or Greater Stockholders
Funds affiliated with Riverstone Holdings(1)	104,858,590	44.7%	104,400	130,958,590	50.2%
Funds advised by FMR LLC(2)(3)	25,140,224	11.1%	—	25,140,224	9.9%
Funds affiliated with NGP Energy Capital Management, LLC(4)	19,155,121	8.4%	—	19,155,121	7.6%
Funds advised by Capital Research and Management Company(5)	16,268,288	7.2%	—	16,268,288	6.4%
Funds and accounts advised by T. Rowe Price Associates, Inc.(6)	11,359,106	5.0%	—	11,359,106	4.5%
Directors and Named Executive Officers
Mark G. Papa	43,952	*	—	43,952	*
George S. Glyphis	10,490	*	—	10,490	*
Sean R. Smith	11,540	*	—	11,540	*
Jeffrey H. Tepper	51,218	*	—	51,218	*
Tony R. Weber	—	—	—	—	—
Robert M. Tichio	—	—	—	—	—
David M. Leuschen(1)	104,858,590	44.7%	104,400	130,958,590	50.2%
Pierre F. Lapeyre Jr.(1)	104,858,590	44.7%	104,400	130,958,590	50.2%
Maire A. Baldwin	11,218	*	—	11,218	*
Karl E. Bandtel	11,218	*	—	11,218	*
All directors and executive officers, as a group (11 individuals)	105,053,063	44.7%	104,400	131,153,063	50.2%

*
Less than one percent.

(1)
Includes 61,743,780 shares of Class A Common Stock and 76,304 shares of Series B Preferred Stock held of record by Riverstone VI Centennial QB Holdings, L.P. ("Riverstone QB Holdings"), 18,250,421 shares of Class A Common Stock and 22,554 shares of Series B Preferred Stock held of record by REL US Centennial Holdings, LLC ("REL US"), 4,484,389 shares of Class A Common Stock and 5,542 shares of Series B Preferred Stock held of record by Riverstone Non-ECI USRPI AIV, L.P. ("Riverstone Non-ECI") and 12,380,000 shares of Class A Common Stock and warrants to purchase an additional 8,000,000 shares of Class A Common Stock held of record by Silver Run Sponsor, LLC ("Silver Run Sponsor"). The conversion of the Series B Preferred Stock into Class A Common Stock is subject to stockholder approval of the issuance of the Conversion Shares pursuant to applicable NASDAQ listing rules. The Company expects to ask stockholders to vote on the approval of the issuance of the Conversion Shares at a Special Meeting of Stockholders to be held in the second quarter of 2017. David Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Holdings LLC. Riverstone Holdings, LLC is the sole shareholder of Riverstone Energy GP VI Corp., which is the managing member of Riverstone Energy GP VI, LLC, which is the general partner of Riverstone Energy Partners VI, L.P., which is the general partner of Riverstone QB Holdings. Riverstone Energy Partners GP VI, LLC is managed by a six person managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, James T. Hackett, Michael B. Hoffman, N. John Lancaster and, on a rotating basis, one of E. Bartow Jones, Baran Tekkora and Robert M. Tichio. As such, each of Riverstone Energy Partners GP VI, LLC, Riverstone Energy Partners VI, L.P., Riverstone Energy GP VI Corp., Riverstone Holdings LLC, Mr. Leuschen and Mr. Lapeyre may be deemed to share beneficial ownership of the securities held directly by Riverstone QB Holdings. Riverstone Holdings II (Cayman) Ltd. is the general partner of Riverstone Energy Limited Investment Holdings, LP, which is the sole shareholder of REL IP General Partner Limited, which is the general partner of REL IP General Partner LP, which is the managing member of REL US. Mr. Leuschen and Mr. Lapeyre are the sole shareholders of Riverstone Holdings II (Cayman) Ltd. and have or share voting and investment discretion with respect to the securities held of record by REL US Centennial Holdings, LLC. As such, each of REL IP General Partner LP, REL IP General Partner Limited, Riverstone Energy Limited Investment Holdings, LP, Riverstone Holdings II (Cayman) Ltd., Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by REL US. Riverstone Non-ECI GP Ltd. is the sole member of Riverstone Non-ECI Partners GP Cayman LLC, which is the general partner of Riverstone Non-ECI Partners GP (Cayman), L.P., which is the sole member of Riverstone Non-ECI USRPI AIV GP, L.L.C., which is the general partner of Riverstone Non-ECI. Riverstone Non-ECI GP Ltd. is managed by Mr. Leuschen and Mr. Lapeyre, who have or share voting and investment discretion with respect to the securities held of record by Riverstone Non-ECI. As such, each of Riverstone Non-ECI USRPI AIV GP, L.L.C., Riverstone Non-ECI Partners GP (Cayman), L.P., Riverstone Non-ECI Partners GP Cayman LLC, Riverstone Non-ECI GP Ltd., Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by Riverstone Non-ECI. Silver Run Sponsor Manager, LLC is the managing member of Silver Run Sponsor. Riverstone Holdings LLC is the managing member of Silver Run Sponsor Manager, LLC. As such, each of Silver Run Sponsor Manager, LLC, Riverstone Holdings LLC, Mr. Leuschen and Mr. Lapeyre may be deemed to share beneficial ownership of the common stock held directly by Silver Run Sponsor, LLC. Each such entity or person disclaims any such beneficial ownership of such securities. The business address for Silver Run Sponsor and Silver Run Sponsor Manager, LLC is 1000 Louisiana Street, Suite 1450, Houston, Texas 77002. The business address for each other person named in this footnote is c/o Riverstone Holdings, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(2)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address is 245 Summer Street, Boston, MA 02210. This information is based upon the Schedule 13G filed by FMR LLC on February 14, 2017.

(3)
Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(4)
Includes 4,246,898 shares of Class C Common Stock held of record by Celero (the "Celero Shares"), 12,227,062 shares of Class C Common Stock held of record by CRD (the "CRD Shares") and 2,681,961 shares of Class C Common Stock held of record by NGP Follow-On (the "NGP Follow-On Shares" and, together with the Celero Shares and the CRD Shares, collectively, the "Centennial Contributor Shares").

Celero Energy Management, LLC, the general partner of Celero ("Celero GP"), has voting and dispositive power over the Celero Shares. The board of managers of Celero GP consists of David Hayes, Bruce Selkirk and Christopher Ray. None of such persons individually have voting and dispositive power over the Celero Shares, and the board of managers of Celero GP acts by majority vote and thus each such person is not deemed to beneficially own the Celero Shares. Natural Gas Partners VIII, L.P. ("NGP VIII") owns 94.7% of the membership interests of Celero GP, and the remaining 5.3% is held by certain members of Celero's management team and other minority owners. As a result, NGP VIII may be deemed to indirectly beneficially own the Celero Shares. NGP VIII disclaims beneficial ownership of the Celero Shares except to the extent of its pecuniary interest therein. G.F.W. Energy VIII, L.P. (the sole general partner of NGP VIII) and GFW VIII, L.L.C. (the sole general partner of G.F.W. Energy VIII, L.P.) may each be deemed to share voting and dispositive power over the Celero Shares and therefore may also be deemed to be the beneficial owner of the Celero Shares. GFW VIII, L.L.C. has delegated full power and authority to manage NGP VIII to NGP Energy Capital Management, L.L.C. and accordingly, NGP Energy Capital Management, L.L.C. may be deemed to share voting and dispositive power over the Celero Shares and therefore may also be deemed to be the beneficial owner of the Celero Shares.

The board of managers of CRD has voting and dispositive power over the CRD Shares. The board of managers of CRD consists of Ward Polzin, Bret Siepman, Chris Carter, David Hayes, Martin Sumner, Christopher Ray and Tony R. Weber. None of such persons individually have voting and dispositive power over the CRD Shares, and the board of managers of CRD acts by majority vote and thus each such person is not deemed to beneficially own the CRD Shares. NGP X US Holdings, L.P. ("NGP X US Holdings") owns approximately 86% of CRD, and certain members of CRD's management team own approximately 14%. Certain members of CRD's management team and certain of CRD's employees also own incentive units in CRD. As a result, NGP X US Holdings may be deemed to indirectly beneficially own the CRD Shares. NGP X US Holdings disclaims beneficial ownership of the CRD Shares except to the extent of its pecuniary interest therein.

NGP Centennial Follow-On LLC is managed by its managing member, NGP X US Holdings. As such, NGP X US Holdings has voting and dispositive power over the NGP Follow-On Shares. NGP X US Holdings disclaims beneficial ownership of the NGP Follow-On Shares except to the extent of its pecuniary interest therein. NGP X Holdings GP, L.L.C. (the sole general partner of NGP X US Holdings), NGP Natural Resources X, L.P. (the sole member of NGP X Holdings GP, L.L.C.), G.F.W. Energy X, L.P. (the sole general partner of NGP Natural Resources X, L.P.) and GFW X, L.L.C. (the sole general partner of G.F.W. Energy X, L.P.) may each be deemed to share voting and dispositive power over the CRD Shares and the NGP Follow-On Shares and therefore may also be deemed to be the beneficial owner of the CRD Shares and the NGP Follow-On Shares. GFW X, L.L.C. has delegated full power and authority to manage NGP X US Holdings to NGP Energy Capital Management, L.L.C. and accordingly, NGP Energy Capital Management, L.L.C. may be deemed to share voting and dispositive power over the CRD Shares and the NGP Follow-On Shares and therefore may also be deemed to be the beneficial owner of the CRD Shares and the NGP Follow-On Shares.

Chris Carter and Tony R. Weber (one of our directors), are managing partners of NGP Energy Capital Management, L.L.C. In addition, Craig Glick and Christopher Ray are members of the executive committee of NGP Energy Capital Management, L.L.C. Although none of Messrs. Carter, Weber, Glick or Ray individually have voting or dispositive power over the Centennial Contributor Shares, such individuals may be deemed to share voting and dispositive power over the Centennial Contributor

  Shares and therefore may also be deemed to be the beneficial owner of the Centennial Contributor Shares. Each of Messrs. Carter, Weber, Glick and Ray disclaim beneficial ownership of the Centennial Contributor Shares except to the extent of their respective pecuniary interest therein.

This information is based upon the Schedule 13D filed jointly by CRD, NGP X US Holdings, L.P., NGP X Holdings GP, L.L.C., NGP Natural Resources X, L.P., G.F.W. Energy X, L.P., GFW X, L.L.C. and NGP Energy Capital Management, L.L.C. on October 21, 2016.

(5)
Includes 7,542,654 shares of Class A Common Stock and warrants exercisable for 17,233 shares of Class A Common Stock held by SMALLCAP World Fund, Inc. ("SCWF"), 8,209,667 shares of Class A Common Stock and warrants exercisable for 29,433 shares of Class A Common Stock held by The Growth Fund of America ("GFA") and 456,142 shares of Class A Common Stock held by Capital Group Global Equity Fund (Canada) ("CGGEF," and, together with SCWF and GFA, the "CRMC Stockholders"). Capital Research and Management Company ("CRMC") is the investment adviser to each of the CRMC Stockholders. CRMC and/or Capital World Investors ("CWI") may be deemed to be the beneficial owner of all of the securities held by the CRMC Stockholders; however, each of CRMC and CWI expressly disclaim that it is the beneficial owner of such securities. Julian N. Abdey, Mark E. Denning, Peter Eliot, Brady L. Enright, J. Blair Frank, Bradford F. Freer, Leo Hee, Claudia P. Huntington, Jonathan Knowles, Lawrence Kymisis, Harold H. La, Aidan O'Connell, Andraz Razen and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by SCWF. Christopher D. Buchbinder, Barry S. Crosthwaite, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Michael T. Kerr, Ronald B. Morrow, Donald D. O'Neal, Martin Romo, Lawrence R. Solomon, James Terrile and Alan J. Wilson, as portfolio managers, have voting and investment power over the securities held by GFA. Leo Hee, Carl M. Kawaja and Dina N. Perry, as portfolio managers, have voting and investment power over the securities held by CGGEF. The address for each of the CRMC Stockholders is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. The CRMC Stockholders may be affiliates of a broker-dealer. Each of the CRMC Stockholders acquired the shares being registered hereby in the ordinary course of its business. This information is based upon the Schedule 13G filed by CWI on February 13, 2017 and subsequent exercise of an aggregate of 46,666 warrants held by funds affiliated with CWI for an aggregate of 13,159 shares of Class A Common Stock.

(6)
T. Rowe Price Associates, Inc., is a registered investment adviser ("Fund Manager" or "TRPA"). Fund Manager is affiliated with a registered broker-dealer, T. Rowe Price Investment Services, Inc. ("TRPIS"). TRPIS is a subsidiary of the Fund Manager and was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of funds in the T. Rowe Price fund family. T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the funds and accounts that hold shares of the Company. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all of the shares listed in this table; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The business address for TRPA is 100 East Pratt Street, Baltimore, Maryland 21202. This information is based upon the Schedule 13G filed by TRPA on February 7, 2017.

 HOUSEHOLDING INFORMATION

        Unless the Company has received contrary instructions, the Company may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of the Company's disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of the Company's disclosure documents, the stockholders should follow these instructions:

  •
  If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its offices at Centennial Resource Development, Inc., 1401 Seventeenth Street, Suite 1000, Denver, Colorado 80202 to inform the Company of his or her request; or

  •
  If a bank, broker or other nominee holds the share, the stockholder should contact the bank, broker or other nominee directly.

SUBMISSION OF STOCKHOLDER PROPOSALS

        The Company's board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

        Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2017 annual meeting of stockholders must be received by us a reasonable time before we begin to print and mail our proxy solicitation materials for such meeting in order to be considered for inclusion in our proxy statement and form of proxy. Any such proposals must comply with the requirements as to form and substance established by the SEC and should be mailed to Centennial Resource Development, Inc., 1401 Seventeenth Street, Suite 1000, Denver, Colorado 80202, Attn.: Secretary.

        Company stockholders may also make proposals and director nominations that are not intended to be included in our proxy statement and form of proxy, so long as the proposals or nominations comply with our bylaws. Our bylaws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2017 annual meeting, a stockholder's notice shall be timely received by us at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day before the annual meeting and (ii) the tenth (10th) day following the day on which such public announcement of the date of the annual meeting is first made by us. Proxies solicited by our board of directors will confer discretionary voting authority with respect to these proposals, subject to the SEC's rules and regulations governing the exercise of this authority. Any such proposal should be mailed to Centennial Resource Development, Inc., 1401 Seventeenth Street, Suite 1000, Denver, Colorado 80202, Attn.: Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read the Company's SEC filings, including this proxy statement, over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

        If you would like additional copies of this proxy statement or if you have questions about the Proposals to be presented at the special meeting, you should contact the Company's proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Stockholders please call: (877) 787-9239
Banks and Brokers please call: (203) 658-9400
Email: CDEV.info@morrowsodali.com

        If you are a Company stockholder and would like to request documents, please do so by May 18, 2017, in order to receive them before the special meeting. If you request any documents from the Company, the Company will mail them to you by first class mail, or another equally prompt means.

        This document is a proxy statement of the Company for the special meeting. The Company has not authorized anyone to give any information or make any representation about the Company or the Proposals that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

CENTENNIAL RESOURCE DEVELOPMENT, INC.
INDEX TO FINANCIAL STATEMENTS

Page
Reports of Independent Registered Public Accounting Firms	F-2
Consolidated Balance Sheets as of December 31, 2016 and 2015	F-3
Consolidated and Combined Statements of Operations for the periods October 11, 2016 through December 31, 2016, January 1, 2016 through October 10, 2016, and the years ended December 31, 2015 and 2014	F-4

Consolidated and Combined Statements of Changes in Owners' Equity for the period January 1, 2016 through October 10, 2016 and the years ended December 31, 2015 and 2014 and Consolidated Statement of Shareholders' Equity for the period October 10, 2016 through December 31, 2016

F-5
Consolidated and Combined Statements of Cash Flows for the periods October 11, 2016 through December 31, 2016, January 1, 2016 through October 10, 2016, and the years ended December 31, 2015 and 2014	F-7

Notes to Consolidated and Combined Financial Statements for the periods October 11, 2016 through December 31, 2016, January 1, 2016 through October 10, 2016, and the years ended December 31, 2015 and 2014

F-9

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Centennial Resource Development, Inc.:

        We have audited the accompanying consolidated balance sheets of Centennial Resource Development, Inc. and its subsidiaries (the Company) as of December 31, 2016 (Successor Company balance sheet) and 2015 (Predecessor Company balance sheet), and the related consolidated statements of operations, shareholders' equity, and cash flows for the period from October 11, 2016 through December 31, 2016 (Successor Company operations) and the period from January 1, 2016 through October 10, 2016 and for each of the two years in the period ended December 31, 2015 (Predecessor Company operations). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the Successor Company consolidated financial statements referred to above present fairly, in all material respects, the financial position of Centennial Resource Development, Inc. and its subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the period from October 11, 2016 through December 31, 2016, in conformity with U.S. generally accepted accounting principles.

        Further, in our opinion, the Predecessor Company consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of the predecessor to Centennial Resource Development, Inc. and its subsidiaries as of December 31, 2015, and the results of their operations and their cash flows for the period from January 1, 2016 through October 10, 2016, and for each of the two years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Denver, Colorado March 23, 2017

CENTENNIAL RESOURCE DEVELOPMENT, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	Successor	Predecessor
	December 31, 2016	December 31, 2015

ASSETS
Current assets
Cash and cash equivalents	$134,083	$1,768
Accounts receivable, net	14,734	13,012
Derivative instruments, net	431	19,043
Prepaid and other current assets	2,078	322

Total current assets	151,326	34,145
Oil and natural gas properties, other property and equipment
Oil and natural gas properties, successful efforts method	605,853	651,596
Accumulated depreciation, depletion and amortization	(14,436)	(180,946)
Unproved oil and natural gas properties	1,905,661	105,897
Other property and equipment, net of accumulated depreciation of $391 and $868, respectively	2,193	2,240

Total property and equipment, net	2,499,271	578,787
Noncurrent assets
Derivative instruments, net	—	2,070
Other noncurrent assets	1,045	1,293

Total assets	$2,651,642	$616,295

LIABILITIES AND SHAREHOLDERS'/OWNERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$86,100	$19,985
Derivative instruments, net	5,361	—
Other current liabilities	—	2,148

Total current liabilities	91,461	22,133
Noncurrent liabilities
Revolving credit facility	—	74,000
Term loan, net of unamortized deferred financing costs	—	64,649
Asset retirement obligations	7,226	2,288
Deferred tax liability	—	2,361
Derivative instruments, net	20	—

Total liabilities	98,707	165,431
Shareholders'/Owners' Equity
Owners' equity	—	450,864
Preferred stock, $.0001 par value, 1,000,000 shares authorized:
Series A: 1 share issued and outstanding at December 31, 2016	—	—
Series B: 104,400 shares issued and outstanding at December 31, 2016	—	—
Common stock, $0.0001 par value, 620,000,000 shares authorized:
Class A: 201,091,646 shares issued and outstanding at December 31, 2016	20	—
Class C: 19,155,921 shares issued and outstanding at December 31, 2016	2	—
Additional paid-in capital	2,364,049	—
Accumulated deficit	(8,929)	—

Total shareholders'/owners' equity	2,355,142	450,864

Noncontrolling interest	197,793	—

Total equity	2,552,935	450,864

Total liabilities and shareholders'/owners' equity	$2,651,642	$616,295

The accompanying notes are an integral part of these consolidated and combined financial statements.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

		Predecessor
	Successor
			Year Ended December 31,
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016

			2015	2014

Revenues
Oil sales	$24,313	$59,787	$77,643	$114,955
Natural gas sales	3,449	6,045	7,965	9,670
NGL sales	1,955	3,284	4,852	7,200

Total revenues	29,717	69,116	90,460	131,825
Operating expenses
Lease operating expenses	3,541	11,036	21,173	17,690
Severance and ad valorem taxes	1,636	3,696	5,021	6,875
Transportation, processing, gathering and other operating expense	2,187	4,583	5,732	4,772
Depreciation, depletion, amortization and accretion of asset retirement obligations	14,877	62,964	90,084	69,110
Abandonment expense and impairment of unproved properties	—	2,545	7,619	20,025
Exploration	844	—	84	—
Contract termination and rig stacking	—	—	2,387	—
General and administrative expenses	13,715	25,581	14,206	31,694
Incentive unit compensation	—	165,394	—	—

Total operating expenses	36,800	275,799	146,306	150,166
Gain (loss) on sale of oil and natural gas properties	24	11	2,439	(2,096)

Total operating loss	(7,059)	(206,672)	(53,407)	(20,437)
Other (expense) income
Interest expense	(378)	(5,626)	(6,266)	(2,475)
Gain (loss) on derivative instruments	(1,548)	(6,838)	20,756	41,943
Other (expense) income	—	6	20	281

Total other (expense) income	(1,926)	(12,458)	14,510	39,749

(Loss) income before income taxes	(8,985)	(219,130)	(38,897)	19,312
Income tax benefit (expense)	—	406	572	(1,524)

Net (loss) income	(8,985)	(218,724)	(38,325)	17,788
Less net loss attributable to noncontrolling interest	(904)	—	—	(2)

Net (loss) income attributable to Centennial Resource Development, Inc.	$(8,081)	$(218,724)	$(38,325)	$17,790

Loss per share:
Basic	$(0.05)

Diluted	$(0.05)

The accompanying notes are an integral part of these consolidated and combined financial statements.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY (Predecessor)

(in thousands)

	Total owners' equity	Noncontrolling interest in subsidiary	Total equity
Balance at December 31, 2013	$389,859	$688	$390,547
Contributions	59,776	150	59,926
Repurchase of equity interests	(119,272)	—	(119,272)
Deemed contribution from sale of assets	21,489	(836)	20,653
Deemed contribution from parent for payment of incentive units	12,420	—	12,420
Deemed distribution in connection with common control acquisition	(4,130)	—	(4,130)
Net income (loss)	17,790	(2)	17,788

Balance at December 31, 2014	377,932	—	377,932
Contributions	111,396	—	111,396
Deemed distribution from sale of assets	(139)	—	(139)
Net loss	(38,325)	—	(38,325)

Balance at December 31, 2015	450,864	—	450,864
Deemed contributions	179,442	—	179,442
Net loss	(218,724)	—	(218,724)

Balance at October 10, 2016	$411,582	$—	$411,582

The accompanying notes are an integral part of these consolidated and combined financial statements.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (Successor)

(in thousands)

	Common Stock						Preferred Stock
	Class A		Class B		Class C		Series A		Series B
											Paid-In Capital	Accumulated Deficit	Total Equity	Noncontrolling Interest	Total Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at October 10, 2016	2,175	$—	12,500	$1	—	$—	—	$—	—	$—	5,460	(461)	5,000	—	5,000
Conversion of common shares from Class B to Class A at transaction	12,500	1	(12,500)	(1)	—	—	—	—	—	—	—	—	—	—	—
Class A common shares released from possible redemption	47,825	5	—	—	—	—	—	—	—	—	478,243	—	478,248	—	478,248
Class C common shares issued	—	—	—	—	20,000	2	—	—	—	—	(2)	—	—	—	—
Conversion of common shares from Class C to Class A	844	—	—	—	(844)	—	—	—	—	—	7,798	—	7,798	(7,798)	—
Sale of unregistered Class A common shares	101,005	10	—	—	—	—	—	—	—	—	1,010,040	—	1,010,050	—	1,010,050
Underwriters' discount and offering expense	—	—	—	—	—	—	—	—	—	—	(6,713)	—	(6,713)	—	(6,713)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(387)	(387)	—	(387)
Noncontrolling interest in Centennial Resource Production, LLC	—	—	—	—	—	—	—	—	—	—	—	—	—	184,779	184,779

Balance at October 11, 2016	164,349	16	—	—	19,156	2	—	—	—	—	1,494,826	(848)	1,493,996	176,981	1,670,977
Restricted stock issued	257	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Sale of unregistered Class A common shares	36,486	4	—	—	—	—	—	—	—	—	530,503	—	530,507	—	530,507
Sale of unregistered Class B preferred shares	—	—	—	—	—	—	—	—	104	—	379,494	—	379,494	—	379,494
Underwriters' discount and offering expense	—	—	—	—	—	—	—	—	—	—	(20,391)	—	(20,391)	—	(20,391)
Change in equity due to issuance of shares by Centennial Resource Production, LLC	—	—	—	—	—	—	—	—	—	—	(21,716)	—	(21,716)	21,716	—
Equity based compensation	—	—	—	—	—	—	—	—	—	—	1,333	—	1,333	—	1,333
Net loss	—	—	—	—	—	—	—	—	—	—	—	(8,081)	(8,081)	(904)	(8,985)

Balance at December 31, 2016	201,092	$20	—	$—	19,156	$2	—	$—	104	$—	$2,364,049	$(8,929)	$2,355,142	$197,793	$2,552,935

The accompanying notes are an integral part of these consolidated and combined financial statements.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Successor	Predecessor
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31,

			2015	2014

Cash flows from operating activities:
Net (loss) income	$(8,985)	$(218,724)	$(38,325)	$17,788
Adjustments to reconcile net loss to net cash provided by operating activities:
Accretion of asset retirement obligations	49	134	139	156
Depreciation, depletion and amortization	14,828	62,830	89,945	68,954
Incentive unit compensation	—	165,394	—	—
Equity based compensation expense	1,333	—	—	12,420
Noncash transaction costs	—	14,049	—	—
Abandonment expense and impairment of unproved properties	—	2,545	7,619	20,025
Write-off of deferred S-1 related expense	—	—	1,585	—
Deferred tax (benefit) expense	—	(406)	(572)	1,524
(Gain) loss on sale of oil and natural gas properties	(24)	(11)	(2,439)	2,096
Loss (gain) on derivative instruments	1,548	6,838	(20,756)	(41,943)
Net cash received for derivative settlements	1,054	16,623	35,493	4,611
Recovery of bad debt	—	—	—	(777)
Amortization of debt issuance costs	70	376	482	316
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(983)	969	5,244	(6,322)
Increase in prepaid and other assets	(1,092)	(170)	(864)	(79)
Increase (decrease) in accounts payable and other liabilities	1,612	1,293	(8,669)	18,479

Net cash provided by operating activities	9,410	51,740	68,882	97,248

Cash flows from investing activities:
Proceeds withdrawn from trust account	500,561	—	—	—
Acquisition of Centennial Resource Production, LLC	(1,375,744)	—	—	—
Acquisition of oil and natural gas properties	(849,642)	(55,564)	(43,223)	(22,167)
Development of oil and natural gas properties	(24,107)	(45,605)	(156,006)	(275,683)
Purchases of other property and equipment	(801)	(265)	(2,097)	(453)
Development of assets held for sale	—	—	—	(14,240)
Proceeds from sales of oil and natural gas properties and other assets	—	—	2,691	72,382
Proceeds from sale of Atlantic Midstream, net of cash sold	—	—	—	71,781
Cash held in escrow	—	—	—	5,000

Net cash used by investing activities	(1,749,733)	(101,434)	(198,635)	(163,380)

Cash flows from financing activities:
Issuance of Class A common shares	1,540,556	—	—	—
Issuance of Preferred Series B shares	379,494	—	—	—
Payment of underwriting fees	(27,104)	—	—	—
Payment of deferred underwriting compensation	(17,500)	—	—	—
Proceeds from revolving credit facility	—	55,000	92,000	196,000
Repayment of revolving credit facility	—	(5,000)	(83,000)	(160,000)
Capital contributions	—	—	111,396	59,776
Financing obligation	(63)	(2,074)	(1,633)	—
Debt issuance costs	(1,115)	—	(259)	(1,637)
Repurchase of equity	—	—	—	(119,272)
Proceeds from term loan	—	—	—	65,000
Distribution in connection with common control acquisition	—	—	—	(3,051)
Contributions received from noncontrolling interest	—	—	—	150

Net cash provided by financing activities	1,874,268	47,926	118,504	36,966

Net increase (decrease) in cash and cash equivalents	133,945	(1,768)	(11,249)	(29,166)
Cash and cash equivalents, beginning of period	138	1,768	13,017	42,183

Cash and cash equivalents, end of period	$134,083	$—	$1,768	$13,017

The accompanying notes are an integral part of these consolidated and combined financial statements.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Continued)

(in thousands)

        Supplemental cash flow information and noncash activity:

	Successor	Predecessor
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31,

			2015	2014

Supplemental cash flow information
Cash paid for interest	$234	$5,092	$5,782	$1,935
Supplemental noncash activity
Accrued capital expenditures included in accounts payable and accrued expenses	$65,217	$21,025	$13,124	$81,510
Financing obligation	—	—	3,770	—

The accompanying notes are an integral part of these consolidated and combined financial statements.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation and Summary of Significant Accounting Policies

Description of Business

        Centennial Resource Development, Inc. (the "Company") was originally incorporated in Delaware on November 4, 2015 as a special purpose acquisition company under the name Silver Run Acquisition Corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses.

        On February 29, 2016, the Company consummated its initial public offering of Units each consisting of one share of Class A Common Stock and one-third of one Public Warrant. On October 11, 2016, the Company consummated the acquisition of approximately 89% of the outstanding membership interests in Centennial Resource Production, LLC, a Delaware limited liability company ("CRP" and such acquisition, the "Business Combination"). In connection with the closing of the Business Combination, the Company changed its name from "Silver Run Acquisition Corporation" to "Centennial Resource Development, Inc." and continued the listing of its Class A Common Stock and Public Warrants on NASDAQ under the symbols "CDEV" and "CDEVW," respectively. Refer to Note 2—Business Combination for further discussion of the Business Combination.

        CRP was formed in August 2012 by an affiliate of NGP Energy Capital Management, a family of energy-focused private equity investment funds, in connection with the acquisition of all of the oil and natural gas properties and certain other assets of Celero, which was formed in 2006 to focus on the development and acquisition of oil and natural gas properties in Texas and New Mexico, primarily in the Permian Basin in West Texas. Until the closing of the Business Combination, CRP operated as a privately-held independent oil and natural gas company.

        The Company's Class A Common Stock and Public Warrants trade on The NASDAQ Capital Market ("NASDAQ") under the ticker symbols "CDEV" and "CDEVW," respectively. The Units automatically separated into their component securities prior to or upon closing of the Business Combination and, as a result, no longer trade as a separate security. The consolidated financial statements include the accounts of the Company and CRP and its wholly-owned subsidiaries.

Basis of Presentation

        The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included. Certain prior period amounts have been reclassified to conform to the current presentation on the accompanying consolidated and combined financial statements. In connection with the preparation of the consolidated financial statements, the Company evaluated subsequent events after the balance sheet date of December 31, 2016, through the filing date of this report.

        As a result of the Business Combination, the Company is the acquirer for accounting purposes, and CRP is the acquiree and accounting Predecessor. The Company's financial statement presentation distinguishes a "Predecessor" for CRP for periods prior to the Business Combination. The Company is the "Successor" for periods after the Business Combination, which includes consolidation of CRP subsequent to the Business Combination on October 11, 2016. The Merger was accounted for as a business combination using the acquisition method of accounting, and the Successor financial

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 1—Basis of Presentation and Summary of Significant Accounting Policies (Continued)

statements reflect a new basis of accounting that is based on the fair value of the net assets acquired. Refer to Note 2—Business Combination for further discussion of the Business Combination. As a result of the application of the acquisition method of accounting as of the Business Combination, the financial statements for the Predecessor period and for the Successor period are presented on a different basis of accounting and are therefore, not comparable.

Principles of Consolidation

        The consolidated financial statements included herein have been prepared in accordance with GAAP and the rules and regulations of Securities and Exchange Commission ("SEC"). The consolidated financial statements include the accounts of the Company and its majority owned subsidiary CRP, and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of the Company's consolidated and combined financial statements requires the Company's management to make various assumptions, judgments and estimates to determine the reported amounts of assets, liabilities, revenues and expenses, and in the disclosures of commitments and contingencies. Changes in these assumptions, judgments, and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, actual results could differ from amounts previously established.

        The more significant areas requiring the use of assumptions, judgments and estimates include: (1) oil and natural gas reserves; (2) cash flow estimates used in impairment tests of long-lived assets; (3) depreciation, depletion and amortization; (4) asset retirement obligations; (5) determining fair value and allocating purchase price in connection with business combinations; (6) valuation of derivative instruments; and (7) accrued revenue and related receivables.

Cash and Cash Equivalents

        The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents. The Company's cash management process provides for the daily funding of checks as they are presented to the bank.

Accounts Receivable

        Accounts receivable consists mainly of receivables from oil and natural gas purchasers and from joint interest owners on properties the Company operates. For receivables from joint interest owners, the Company typically has the ability to withhold future revenue disbursements to recover non-payment of joint interest billings. Generally, oil and natural gas receivables are collected within two months and the Company has had minimal bad debts.

        Although diversified among many companies, collectibility is dependent upon the financial wherewithal of each individual company and is influenced by the general economic conditions of the industry. Receivables are not collateralized. The Company establishes an allowance for doubtful accounts equal to the estimable portions of accounts receivable for which failure to collect is probable.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 1—Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The Company had no allowance for doubtful accounts at December 31, 2016 (Successor). The allowance for doubtful accounts at December 31, 2015 (Predecessor) was $0.1 million.

Credit Risk and Other Concentrations

        The Company normally sell production to a relatively small number of customers, as is customary in its business. For the year ended December 31, 2016, sales to Plains Marketing, LP ("Plains"), Shell Trading (US) Company, and Permian Transport and Trading accounted for 48%, 22%, and 11%, respectively, of the total revenue. For the years ended December 31, 2015 and December 31, 2014, the Company only had one major customer, Plains, which accounted for 64% and 78%, respectively, of total revenue. The loss of any of the Company's major purchasers could materially and adversely affect its revenues in the short-term. However, based on the current demand for oil and natural gas and the availability of other purchasers, the Company believes that the loss of any major purchaser would not have a material adverse effect on its financial condition and results of operations because crude oil and natural gas are fungible products with well-established markets and numerous purchasers.

        By using derivative instruments to economically hedge exposures to changes in commodity prices, the Company exposes itself to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk. As of December 31, 2016, and through the filing date of this report, all of the Company's derivative counterparties were members of the Company's credit facility lender group. The credit facility is secured by the Company's proved oil and natural gas properties and therefore, the Company is not required to post any collateral. The Company does not receive collateral from its counterparties. The maximum amount of loss due to credit risk that the Company would incur if its counterparties failed completely to perform according to the terms of the contracts, based on the gross fair value of financial instruments, was approximately $0.7 million at December 31, 2016 (Successor). The Company minimizes the credit risk in derivative instruments by: (i) limiting its exposure to any single counterparty; and (ii) monitoring the creditworthiness of the Company's counterparties on an ongoing basis. In accordance with the Company's standard practice, its commodity derivatives are subject to counterparty netting under agreements governing such derivatives and therefore the risk of loss due to counterparty nonperformance is somewhat mitigated.

        The Company places its temporary cash investments with high-quality financial institutions and does not limit the amount of credit exposure to any one financial institution. For the years ended December 31, 2016 (Successor) and December 31, 2015 (Predecessor), the Company has not incurred losses related to these investments.

Oil and Natural Gas Properties

        The Company follows the successful efforts method of accounting for its oil and natural gas properties. Under the successful efforts method, the costs incurred to acquire, drill, and complete productive wells and development wells are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel and other internal costs, geological and geophysical expenses, delay rentals for gas and oil leases, and costs associated with unsuccessful lease acquisitions are charged to expense as incurred. Costs of drilling exploratory wells are initially capitalized but are charged to expense if the well is determined to be unsuccessful. As of December 31, 2016 (Successor)

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 1—Basis of Presentation and Summary of Significant Accounting Policies (Continued)

and December 31, 2015 (Predecessor), no costs were capitalized in connection with exploratory wells in progress. Net carrying values of retired, sold or abandoned properties that constitute less than a complete unit of depreciable property are charged or credited, net of proceeds, to accumulated depreciation, depletion and amortization unless doing so significantly affects the unit-of-production amortization rate, in which case a gain or loss is recognized in income. Gains or losses from the disposal of complete units of depreciable property are recognized to income.

        Unproved properties consist of costs to acquire undeveloped leases as well as costs to acquire unproved reserves. The Company evaluates significant unproved properties for impairment based on remaining lease term, drilling results, reservoir performance, seismic interpretation or future plans to develop acreage. Unproved properties and the related costs are transferred to proved properties when reserves are discovered on or otherwise attributed to the property. There was no abandonment and impairment expense for the period from October 11, 2016, through December 31, 2016 (Successor). For the period from January 1, 2016, through October 10, 2016 (Predecessor), the Company recorded abandonment and impairment expense of $2.5 million for leases which have expired, or are expected to expire. For the year ended December 31, 2015 (Predecessor), the Company recorded abandonment and impairment expense of $7.6 million for leases which have expired, or are expected to expire. For the year ended December 31, 2014 (Predecessor), the Company recorded impairment expense of $20.0 million, of which $13.8 million was attributable to an impairment of unproved properties and $6.2 million was attributable to leases which had expired, or were expected to expire.

        The Company reviews it proved oil and natural gas properties for impairment when events and circumstances indicate a possible decline in the recoverability of the carrying amount of such property. The Company estimates the expected future cash flows of its oil and natural gas properties and compares these undiscounted cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will write down the carrying amount of the oil and natural gas properties to fair value. The factors used to determine fair value include, but are not limited to, estimates of reserves, future commodity prices, future production estimates, estimated future capital expenditures and discount rates commensurate with the risk associated with realizing the projected cash flows. There were no impairments of proved oil and natural gas properties for the periods October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor) and for the years ended December 31, 2015 (Predecessor) and December 31, 2014 (Predecessor).

Other Property and Equipment

        Other property and equipment such as office furniture and equipment, buildings, vehicles, and computer hardware and software is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to twenty years. Major renewals and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred. When other property and equipment is sold or retired, the capitalized costs and related accumulated depreciation are removed from the accounts.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 1—Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Deferred Loan Costs

        Deferred loan costs related to the Company's revolving credit facility are included in the line item Other noncurrent assets in the consolidated balance sheets and are stated at cost, net of amortization. These costs are amortized to interest expense on a straight line basis over the borrowing term.

Derivative Financial Instruments

        In order to manage its exposure to oil and natural gas price volatility, the Company enters into derivative transactions from time to time, including commodity swap agreements, basis swap agreements, collar agreements, and other similar agreements relating to the price risk associated with a portion of its production. To the extent legal right of offset exists with a counterparty, the Company reports derivative assets and liabilities on a net basis. The Company has exposure to credit risk to the extent the counterparty is unable to satisfy its settlement obligation. The Company actively monitors the creditworthiness of counterparties and assesses the impact, if any, on its derivative position.

        The Company records derivative instruments on the consolidated balance sheets as either an asset or liability measured at fair value and records changes in the fair value of derivatives in current earnings as they occur. The Company's derivatives have not been designated as hedges for accounting purposes. For additional discussion on derivatives, please refer to Note 9—Derivative Instruments.

Asset Retirement Obligations

        The Company recognizes an estimated liability for future costs associated with the abandonment of its oil and natural gas properties. A liability for the fair value of an asset retirement obligation and corresponding increase to the carrying value of the related long-lived asset are recorded at the time a well is drilled or acquired. The increase in carrying value is included in proved oil and natural gas properties in the accompanying consolidated balance sheets. The Company depletes the amount added to proved oil and natural gas property costs and recognizes expense in connection with the accretion of the discounted liability over the remaining estimated economic lives of the respective oil and natural gas properties. For additional discussion, please refer to Note 11—Asset Retirement Obligations.

Revenue Recognition

        The Company derives revenue primarily from the sale of produced oil, natural gas, and NGLs. Revenue is recognized when the Company's production is delivered to the purchaser, but payment is generally received between 30 and 90 days after the date of production. No revenue is recognized unless it is determined that title to the product has transferred to the purchaser. At the end of each month, the Company estimates the amount of production delivered to the purchaser and the price the Company will receive. The Company follows the sales method of accounting for its oil and natural gas revenue, whereby revenue is recorded based on the Company's share of volume sold, regardless of whether the Company has taken its proportional share of volume produced. A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than the expected remaining proved reserves. The Company had no significant imbalances as of December 31, 2016 or 2015.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 1—Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Income Taxes

        Income taxes and uncertain tax positions are accounted for in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740, Accounting for Income Taxes ("ASC 740"). Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. Tax positions meeting the more-likely-than-not recognition threshold are measured pursuant to the guidance set forth in ASC 740. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Equity Based Compensation (Successor)

        The Company recognizes compensation related to all stock-based awards, including stock options, in the financial statements based on their estimated grant-date fair value. The Company grants various types of stock-based awards including stock options and restricted stock. The fair value of stock option awards is determined using the Black-Scholes option pricing model. Service-based restricted stock are valued using the market price of the Company's common stock on the grant date. Compensation cost is recognized ratably over the applicable vesting period. See Note 8—Equity Based Compensation for additional information regarding the Company's equity based compensation (successor).

Equity Based Compensation (Predecessor)

        Pursuant to the LLC Agreement of CRP (prior to the Business Combination), certain incentive units were available to be issued to the Company's management and employees, consisting of Tier I, Tier I A, Tier II, Tier III and Tier IV units. The incentive units were intended to be compensation for services rendered to CRP. Tier Incentive units are accounted for as liability awards under FASB ASC Topic 718, Compensation: Stock Compensation ("ASC 718"), with compensation expense based on period-end fair value. Refer to Note 8—Equity Based Compensation for additional information regarding the CRP's equity based compensation (Predecessor).

Earnings (Loss) Per Share

        The two-class method of computing earnings per share is required for entities that have participating securities. The two-class method is an earnings allocation formula that determines earnings per share for participating securities according to dividends declared (or accumulated) and participation rights in undistributed earnings. Basic earnings (loss) per share is calculated by dividing earnings (loss) available to common shareholders by the weighted average shares-basic during each period.

        The Company's preferred series B shares have a non-forfeitable right to participate in distributions with common stockholders on a pro rata, as-converted basis and as such are considered participating securities. Shares of the Company's unvested restricted stock are eligible to receive dividends; however, dividend rights will be forfeited if the award does not vest. Accordingly, these shares are not considered participating securities. Shares of the Company's class C common stock and warrants do not share in the earnings or losses and are therefore not participating securities.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 1—Basis of Presentation and Summary of Significant Accounting Policies (Continued)

        The Company uses the "if-converted" method to determine the potential dilutive effect of exchanges of outstanding CRP Common Units and corresponding shares of its outstanding Class C common stock, and the treasury stock method to determine the potential dilutive effect of its outstanding restricted stock and stock options.

        The following table reflects the allocation of net income to common stockholders and EPS computations for the periods indicated based on a weighted average number of common stock outstanding for the period:

Successor
(in thousands, except per share data)	October 11, 2016 through December 31, 2016
Net income (loss)	$(8,081)
Less: Loss allocable to participating securities	(46)

Net loss available for common shareholders	$(8,035)

Basic net loss per share	$(0.05)

Diluted net loss per share	$(0.05)

Basic weighted average share outstanding	165,684
Add: Dilutive effects of stock options and RSUs	—

Diluted weighted average shares outstanding	165,684

        Options and restricted shares of 2.7 million and 0.3 million, respectively, were not included in the weighted average shares-dilutive calculation for the period from October 11, 2016, through December 31, 2016 because their effect would have been anti-dilutive.

Segment Reporting

        The Company operates in only one industry segment which is the exploration and production of oil and natural gas. All of its operations are conducted in one geographic area of the United States. All revenues are derived from customers located in the United States.

Recently Issued Accounting Standards

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments. This update apples to all entities that are required to present a statement of cash flows. This update provides guidance on eight specific cash flow issues: debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions and separately identifiable cash flows and application of the predominance principle. This update will be effective for financial statements issued for fiscal years beginning after December 31, 2017, including interim periods within those fiscal years with early adoption permitted. This update should be applied using the retrospective transition method.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 1—Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Adoption of this standard will only affect the presentation of the Company's cash flows and will not have a material impact on its consolidated financial statements.

        In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing. This update clarifies two principles of ASC Topic 606, Revenue from Contracts with Customers: identifying performance obligations and the licensing implementation guidance. This standard has the same effective date as ASU 2016-08, Revenue from Contracts with Customers: Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net), the revenue recognition standard discussed below. The adoption of this standard is not expected to have a material impact on the Company's financial position, results of operations and liquidity.

        March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation. This update applies to all entities that issue equity-based payment awards to their employees. Under this update, there were several areas that were simplified including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This update will be effective for financial statements issued for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years with early adoption permitted. The Company elected to early adopt this guidance in October 2016 in conjunction with the issuance of its equity awards.

        In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers: Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net). Under this update, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update will be effective for annual and interim reporting periods beginning after December 15, 2017, with early application not permitted. This update allows for either full retrospective adoption, meaning this update is applied to all periods presented in the financial statements, or modified retrospective adoption, meaning this update is applied only to the most current period presented. The Company is currently evaluating the impact, if any, that the adoption of this update will have on its financial position, results of operations and liquidity.

        In February 2016, the FASB issued ASU 2016-02, Leases. This update applies to any entity that enters into a lease, with some specified scope exemptions. Under this update, a lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. While there were no major changes to the lessor accounting, changes were made to align key aspects with the revenue recognition guidance. This update will be effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. Entities will be required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company believes the primary impact of adopting this standard will be the recognition of assets and liabilities on its balance sheet for current operating leases.

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. This update supersedes most of the existing revenue recognition requirements in GAAP and requires (i) an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services and (ii) requires expanded disclosures regarding the nature, amount, timing and certainty of revenue and cash flows from contracts with customers. The standard will be effective for annual and

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 1—Basis of Presentation and Summary of Significant Accounting Policies (Continued)

interim reporting periods beginning after December 15, 2017, with early application permitted for annual reporting period beginning after December 31, 2016. The standard allows for either full retrospective adoption, meaning the standard is applied to all periods presented in the financial statements, or modified retrospective adoption, meaning the standard is applied only to the most current period presented. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

Subsequent Events

        On March 1, 2017, the Company delivered a notice of redemption of the Public Warrants, announcing its intention to redeem any unexercised and outstanding Public Warrants on March 31, 2017 for $0.01 per Public Warrant. As permitted under the warrant agreement that provides the terms of the Public Warrants, the notice of redemption requires all holders exercising their Public Warrants prior to March 31, 2017 to do so on a "cashless basis" and surrender their Public Warrants for a number of shares of Class A Common Stock equal to the product of the quotient equal to (i) the difference between $11.50 and $18.44 (the average last sale price of the Class A Common Stock for the ten trading days ending on February 24, 2017) divided by (ii) $18.44, or approximately 0.376, multiplied by the number of Public Warrants held by such holder, rounded down to the nearest whole share. Assuming all warrants are exercised by holders, Centennial will issue approximately 6.27 million shares of Class A Common Stock to the Public Warrant holders, resulting in a share count of approximately 253 million shares outstanding, which includes Class A Common Stock shares, the shares of Series B Preferred Stock held by Riverstone (assuming conversion to Class A Common Stock on a 250-to-one basis), and the shares of Class C Common Stock held by the Centennial Contributors. The Private Placement Warrants are non-redeemable so long as they are held by our Sponsor or its permitted transferees. Refer to Note 7—Shareholders' and Owners' Equity for additional information regarding the Company's warrants.

Note 2—Business Combination

        On October 11, 2016 (the "Closing Date"), the Company consummated the acquisition of approximately 89% of the outstanding membership interests in Centennial Resource Production, LLC, a Delaware limited liability company ("CRP"), pursuant to (i) that certain Contribution Agreement, dated as of July 6, 2016 (as amended by Amendment No. 1 thereto, dated as of July 29, 2016, the "Contribution Agreement"), among Centennial Resource Development, LLC, a Delaware limited liability company ("CRD"), NGP Centennial Follow-On LLC, a Delaware limited liability company ("NGP Follow-On"), Celero Energy Company, LP, a Delaware limited partnership (together with CRD and NGP Follow-On, the "Centennial Contributors"), CRP and New Centennial, LLC, a Delaware limited liability company ("NewCo"), (ii) that certain Assignment Agreement, dated as of October 7, 2016, between NewCo and the Company and (iii) that certain Joinder Agreement, dated as of October 7, 2016, by the Company (such acquisition, together with the other transactions contemplated by the Contribution Agreement, the "Business Combination").

        At the closing of the Business Combination (the "Closing"), Silver Run contributed to CRP approximately $1.49 billion in cash and CRP then distributed to the Centennial Contributors cash in the amount of approximately $1.19 billion in partial redemption of the Centennial Contributors' membership interests in CRP. At the Closing, Silver Run and the Centennial Contributors effected a recapitalization of CRP pursuant to which (1) all of the remaining outstanding membership interests in

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 2—Business Combination (Continued)

CRP of the Centennial Contributors were converted into 20,000,000 units representing common membership interests in CRP (the "CRP Common Units") and (2) the Company was admitted as a member of CRP and issued 163,505,000 CRP Common Units, representing an approximate 89% interest in CRP.

        The Business Combination has been accounted using the acquisition method. The acquisition method of accounting is based on FASB ASC 805, Business Combination ("ASC 805"), and uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements ("ASC 820"). ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by Silver Run, who was determined to be the accounting acquirer.

        The purchase consideration for the Business Combination was as follows:

(in thousands)	October 11, 2016
Preliminary purchase consideration:
Cash	$1,186,744
Repayment of CRP long-term debt(1)	189,000

Total purchase price consideration	1,375,744
Fair value of non-controlling interest(2)	184,779

Total purchase price consideration and fair value of non-controlling interest	$1,560,523

(1)
Represents the additional contribution made by Silver Run to CRP in exchange for units representing common membership interest in CRP ("CRP Common Units"), to repay CRP's outstanding indebtedness at the Closing Date.

(2)
Represents the fair value of the non-controlling interest (NCI) attributable to the Centennial Contributors. NCI is the portion of equity (net assets) in a subsidiary not attributable, directly or indirectly to Silver Run. In a business combination the NCI is recognized at its acquisition date fair value in accordance with ASC 805. The fair value of the NCI represents a 11% membership interest in CRP.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 2—Business Combination (Continued)

        The following table summarizes the allocation of the purchase consideration to the assets acquired and liabilities assumed:

(in thousands)	October 11, 2016
Fair value of assets acquired:
Other current assets	$13,341
Derivative instruments	1,052
Oil and gas properties(1):
Proved properties	444,551
Unproved properties	1,138,423
Other property, plant and equipment	1,764
Goodwill	—

Total fair value of assets acquired	1,599,131
Fair value of liabilities assumed:
Accounts payable and accrued expenses	30,156
Other current liabilities	63
Derivative instruments(2)	3,400
Asset retirement obligation	4,989

Fair value of net assets acquired	$1,560,523

(1)
The fair value measurements of oil and natural gas properties and asset retirement obligations are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair values of oil and natural gas properties and asset retirement obligations were measured using valuation techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation of oil and natural gas properties included estimates of: (i) recoverable reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices; and (v) a market-based weighted average cost of capital rate. These inputs required significant judgments and estimates by management at the time of the valuation and are the most sensitive and may be subject to change. The reduction in the carrying cost of the proved properties was impacted by all of these factors, but most notably, the assumptions with respect to future commodity prices as of the valuation date.

(2)
The fair value measurements of derivative instruments assumed were determined based on published forward commodity price curves as of the date of the merger and represent Level 2 inputs. Derivative instruments in an asset position include a measure of counterparty nonperformance risk, and the fair values of commodity derivative instruments in a liability position include a measure of the Company's own nonperformance risk, each based on the current published credit default swap rates.

Unaudited Pro Forma Operating Results

        The following unaudited pro forma combined financial information has been prepared as if the Business Combination and other related transactions had taken place on January 1, 2015. The unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting in accordance with GAAP.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 2—Business Combination (Continued)

        The information reflects pro forma adjustments based on available information and certain assumptions that the Company believes are reasonable, including depletion of CRP's fair-valued proved oil and gas properties, and the estimated tax impacts of the pro forma adjustments. Additionally, pro forma earnings for the year ended December 31, 2016, were adjusted to exclude $18.7 million of transaction-related costs and $165.4 million of incentive unit compensation incurred by CRP.

        The pro forma condensed combined financial information has been included for comparative purposes and is not necessarily indicative of the results that might have actually occurred had the Business Combination taken place on January 1, 2015; furthermore, the financial information is not intended to be a projection of future results.

	(Unaudited Pro Forma) Year Ended December 31,
(in thousands)	2016	2015
Total revenues	$98,833	$90,460
Total operating expenses	86,490	123,702
Net income (loss) attributable to common shareholders of Centennial Resource Development, Inc.	1,666	(6,397)
Basic and diluted net loss per share	0.01	(0.04)

Note 3—Property Acquisitions and Dispositions

2016 Acquisitions

        In December 2016, the Company acquired undeveloped acreage and oil and gas producing properties located in Reeves County, Texas from Silverback Exploration, LLC. for an aggregate price of approximately $855.0 million, subject to customary purchase price adjustments. Approximately $116.7 million was recorded as proved oil and natural gas properties with the remaining recorded to unproved oil and natural gas properties. Approximately $32.3 million of the purchase price is included in accounts payable on the consolidated balance sheet as of December 31, 2016. This remaining amount will be paid when all the title issues related to the acquisition have been satisfied. The assets include 31 operated producing horizontal wells and approximately 35,500 net acres that directly offset the Company's existing acreage in Reeves County, Texas. Of the net acres acquired, 1,250 net acres are subject to consents to assign, which are expected to be assigned in the first quarter of 2017. The Company operates approximately 90% of, and has an approximate 90% working interest in, this acreage. The Wolfcamp A and Wolfcamp C are producing horizons on this acreage and the Company believes that this acreage may be prospective for the Wolfcamp C and Avalon and Bone Spring shale formations.

        In June 2016, the Company acquired undeveloped acreage and oil and gas producing properties located in Reeves County, Texas. Total cash consideration paid by the Company was $33.0 million, including usual and customary post-closing adjustments. Approximately $15.4 million was recorded as proved oil and natural gas properties. The assets include four operated producing horizontal wells and

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 3—Property Acquisitions and Dispositions (Continued)

approximately 1,580 net acres that directly offset the Company's existing acreage in Reeves County, Texas.

Predecessor
(in thousands)	June 3, 2016
Cash consideration	$32,979

Fair value of assets and liabilities acquired:
Proved oil and natural gas properties	15,374
Unproved oil and natural gas properties	18,071

Total fair value of oil and natural gas properties acquired	33,445
Revenue Suspense	(400)
Asset retirement obligation	(66)

Total fair value of net assets acquired	$32,979

        In May 2016, the Company acquired unproved acreage in close proximity to its operating area in Reeves County, Texas and wellbore only rights in an uncompleted horizontal wellbore for approximately $9.8 million from Caird DB, LLC. The assets included approximately 875 net acres that directly offset the Company's existing acreage.

2015 Acquisitions

        On September 1, 2015, the Company acquired additional interests in proved and unproved oil and natural gas properties in the Delaware Basin. Total cash consideration paid by the Company was $16.0 million, net of closing adjustments.

        On September 3, 2015, the Company acquired a non-operated interest in 1,804 net acres in the Delaware Basin from an unrelated third party. Total cash consideration paid by the Company was $6.4 million, net of closing adjustments.

        The Company allocated the final purchase prices to the acquired assets and liabilities based on fair value as of the respective acquisition dates, as summarized in the table below.

	Predecessor
	Acquisition #1	Acquisition #2
(in thousands)	September 1, 2015	September 3, 2015
Cash consideration	$16,006	$6,369

Fair value of assets and liabilities acquired:
Proved oil and natural gas properties	7,731	6,491
Unproved oil and natural gas properties	8,312	—

Total fair value of oil and natural gas properties acquired	16,043	6,491

Asset retirement obligation	(37)	(122)

Total fair value of net assets acquired	$16,006	$6,369

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 3—Property Acquisitions and Dispositions (Continued)

2014 Acquisitions

        In June 2014, the Company acquired 2,400 net acres in the Delaware Basin from an unrelated third party, for approximately $11.0 million, net of customary closing adjustments.

2014 Dispositions

        In December 2014, the Company sold its interest in approximately 1,845 net acres in Ward County, Texas, including 18 vertical wells, to an NGP-controlled entity for proceeds of $12.5 million, which resulted in a gain of $1.5 million and was recorded as an equity contribution due to the entities being under common control.

        In May 2014, the Company sold its Caprock field to an unrelated third party for $59.3 million, net of customary closing adjustments. A net loss of $2.2 million was recognized on the sale during the second quarter of 2014.

        In February 2014, the Company sold its 98.5% interest in Atlantic Midstream to PennTex Permian, an NGP-controlled entity for net proceeds of $71.8 million, which resulted in a gain of $20.0 million and was recorded as an equity contribution due to the entities being under common control.

Note 4—Accounts Receivable, Accounts Payable and Accrued Expenses

        Accounts receivable are comprised of the following:

	Successor	Predecessor
(in thousands)	December 31, 2016	December 31, 2015
Oil and natural gas	$11,596	$5,789
Joint interest billings	2,942	1,514
Hedge settlements	194	3,956
Other	2	1,844
Allowance for doubtful accounts	—	(91)

Accounts receivable, net	$14,734	$13,012

        Accounts payable and accrued expenses are comprised of the following:

	Successor	Predecessor
	December 31, 2016	December 31, 2015

(in thousands)
Accounts payable	$11,210	$1,827
Accrued capital expenditures	24,038	11,700
Revenues payable	3,815	3,439
Payable to Silverback	32,293	—
Accrued underwriting fees	7,719	—
Other	7,025	3,019

Accounts payable and accrued expenses	$86,100	$19,985

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 5—Long-Term Debt

Credit Agreement (Successor)

        In connection with the consummation of the Business Combination, all indebtedness under CRP's term loan and revolving credit facility was repaid in full. On October 11, 2016, CRP entered into a second amendment to the amended and restated credit agreement (the "second amendment"), which amends the amended and restated credit agreement, dated as of October 15, 2014, among CRP, each of the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent (the "credit agreement"). CRP entered into the second amendment to, among other things, (i) permit the Business Combination, (ii) reflect the repayment in full of all term loans thereunder, (iii) increase the borrowing base from $140.0 million to $200.0 million, (iv) increase the interest rate to LIBOR plus 225 to 325 basis points, and (v) require CRP to have sufficient liquidity and satisfy a maximum leverage ratio in order to make dividends.

        On December 28, 2016, in connection with the closing of the Silverback Acquisition, CRP entered into a third amendment to the amended and restated credit agreement (the "third amendment"), which further amends the credit agreement. CRP entered into this amendment to, among other things, increase the borrowing base thereunder from $200.0 million to $250.0 million.

        The amount available to be borrowed under CRP's revolving credit facility is subject to a borrowing base that will be redetermined semiannually each April 1 and October 1 by the lenders in their sole discretion. CRP's credit agreement also allows for two optional borrowing base redeterminations on January 1 and July 1. The borrowing base depends on, among other things, the volumes of CRP's proved oil and natural gas reserves and estimated cash flows from these reserves and its commodity hedge positions. The borrowing base will automatically be decreased by an amount equal to 25% of the aggregate notional amount of issued permitted senior unsecured notes unless such decrease is waived by the lenders. Upon a redetermination of the borrowing base, if borrowings in excess of the revised borrowing capacity are outstanding, CRP could be required to immediately repay a portion of its debt outstanding under its credit agreement. The next regular redetermination date is scheduled for the spring of 2017.

        Borrowings under its revolving credit facility may be base rate loans or LIBOR loans. Interest is payable quarterly for base rate loans and at the end of the applicable interest period for LIBOR loans. LIBOR loans bear interest at LIBOR (adjusted for statutory reserve requirements) plus an applicable margin ranging from 225 to 325 basis points, depending on the percentage of the borrowing base utilized. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the agent bank's prime rate; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted LIBOR rate for a one-month interest period plus 100 basis points, plus an applicable margin ranging from 125 to 225 basis points, depending on the percentage of the borrowing base utilized. CRP also pays a commitment fee on unused amounts of its revolving credit facility of 50 basis points. CRP may repay any amounts borrowed prior to the maturity date without any premium or penalty other than customary LIBOR breakage costs.

        CRP's credit agreement contains restrictive covenants that limit its ability to, among other things: (1) incur additional indebtedness; (2) make investments and loans; (3) enter into mergers; (4) make or declare dividends; (5) enter into commodity hedges exceeding a specified percentage of its expected production; (6) enter into interest rate hedges exceeding a specified percentage of its outstanding indebtedness; (7) incur liens; (8) sell assets; and (9) engage in transactions with affiliates.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 5—Long-Term Debt (Continued)

        CRP's credit agreement also requires it to maintain compliance with the following financial ratios: (1) a current ratio, which is the ratio of CRP's consolidated current assets (including unused commitments under CRP's revolving credit facility and excluding non-cash assets under FASB ASC Topic 815, Derivatives and Hedging ("ASC 815") and certain restricted cash) to consolidated current liabilities (excluding the current portion of long-term debt under its credit agreement and non-cash liabilities under ASC 815), of not less than 1.0 to 1.0; and (2) a leverage ratio, which is the ratio of Total Funded Debt (as defined in CRP's credit agreement) to consolidated EBITDAX (as defined in CRP's credit agreement) for the rolling four fiscal quarter period ending on such day, of not greater than 4.0 to 1.0.

        At December 31, 2016, there were no borrowings under the revolving credit facility. Outstanding letters of credit were $0.4 million, leaving $249.6 million in borrowing capacity under the revolving credit facility.

        At December 31, 2016, the Company was in compliance with all required covenants.

Term Loan and Revolving Credit Facility (Predecessor)

        On October 15, 2014, CRP entered into an amended and restated credit agreement (as amended, the "credit agreement") with JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders, that includes both a term loan commitment of $65.0 million (the "term loan"), which was fully funded as of October 10, 2016, and a revolving credit facility (the "revolving credit facility") with commitments of $500.0 million (subject to the borrowing base), with a sublimit for letters of credit of $15.0 million. Prior to the Business Combination, the borrowing base was $140.0 million.

        On October 10, 2016, CRP had $124.0 million outstanding under its revolving credit facility and $0.4 million of letters of credit outstanding, leaving $15.6 million in borrowing capacity under the revolving credit facility.

        The credit agreement also has customary covenants with which CRP was in compliance on October 10, 2016, prior to the Business Combination.

        The term loan, net of unamortized deferred financing costs on the accompanying consolidated balance sheets as of December 31, 2015, consisted of the following:

Predecessor
(in thousands)	December 31, 2015
Term loan	$65,000
Unamortized deferred financing costs	(351)

Term loan, net of unamortized deferred financing costs	$64,649

Note 6—Income Taxes

        As a result of the Business Combination, the Company became the sole managing member of CRP, and as a result, began consolidating the financial results of CRP. CRP is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, CRP is not subject to U.S. federal and certain state and local income taxes. Any taxable income or loss generated

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 6—Income Taxes (Continued)

by CRP is passed through to and included in the taxable income or loss of its members, including the Company, on a pro rata basis. The Company is subject to U.S. federal income taxes, in addition to state and local income taxes with respect to its allocable share of any taxable income or loss of CRP, as well as any stand-alone income or loss generated by the Company.

        Income tax benefit (expense) are included in the consolidated statements of operations are detailed below:

	Successor	Predecessor
			Year Ended December 31,

	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016
			2015	2014
(in thousands)
Current taxes
Federal	$—	$—	$—	$—
State	—	—	—	—

	—	—	—	—

Deferred taxes
Federal	—	—	—	—
State	—	406	572	(1,524)

	—	406	572	(1,524)

Income tax benefit (expense)	$—	$406	$572	$(1,524)

        A reconciliation of the statutory federal income tax expense to the income tax expense from continuing operations provided at December 31, 2016, is as follows:

	Successor	Predecessor
			Year Ended December 31,
	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016
(in thousands)			2015	2014
Income tax (benefit) expense at the federal statutory rate	$(3,145)	$—	$—	$—
State income taxes—net of federal income tax benefits	—	406	572	(1,524)
Excess depletion	—	—	—	—
Noncontrolling interest in partnership	273	—	—	—
Nondeductible expenses	4	—	—	—
Change in valuation allowance	2,868	—	—	—

Income tax benefit (expense)	$—	$406	$572	$(1,524)

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 6—Income Taxes (Continued)

        The tax effects of temporary differences that give rise to significant positions of the deferred income tax assets and liabilities are presented below:

	Successor	Predecessor

	December 31, 2016	December 31, 2015

(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$2,590	$—
Capitalized intangible drilling cost	10,314	—
Equity-based compensation	467	—
Other assets	291	—

Total deferred tax assets	13,662	—
Deferred tax liabilities:
Investment in Centennial Resource Production, LLC	(8,514)	—
Other liabilities	—	(2,361)

Total deferred tax liabilities	(8,514)	(2,361)
Valuation allowance	(5,148)	—

Net deferred tax asset (liabilities)	$—	$(2,361)

        For the period from October 11, 2016, through December 31, 2016 (Successor), equity was debited $5.6 million in connection with the issuance of shares to a noncontrolling interest owner. No tax benefit was recorded in equity as a $2.0 million valuation allowance fully offset the attendant tax benefit.

        As of December 31, 2016, the Company had approximately $7.3 million of federal net operating loss carryovers that commence expiry in 2035.

        The Company periodically assesses whether it is more likely than not that it will generate sufficient taxable income to realize its deferred income tax assets, including net operating losses. In making this determination, the Company considers all available positive and negative evidence and makes certain assumptions. The Company considers, among other things, its deferred tax liabilities, the overall business environment, its historical earnings and losses, current industry trends, and its outlook for future years. It is currently estimated that the Company's net deferred tax assets will not be utilized. Accordingly, a valuation allowance against the net deferred tax assets has been recorded at December 31, 2016.

        The calculation of the Company's tax liabilities involves uncertainties in the application of complex tax laws and regulations. The Company gives financial statement recognition to those tax positions that it believes are more-likely-than-not to be sustained upon the examination by the Internal Revenue Service or other governmental agency. As of December 31, 2016, the Company did not have any accrued liability for uncertain tax positions and does not anticipate recognition of any significant liabilities for uncertain tax positions during the next 12 months. Interest and penalties related to uncertain tax positions are reported in income tax expense.

        The Company is subject to the following material taxing jurisdictions: U.S., Colorado and Texas. As of December 31, 2016, the Company has no current tax years under audit. The Company remains subject to examination for federal income taxes and state income taxes for tax years 2015 and 2016.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 7—Shareholders' and Owners' Equity

Shareholders' Equity (Successor)

        At December 31, 2016, the Company had authorized 621,000,000 shares of capital stock, consisting of (a) 620,000,000 shares of common stock, including (i) 600,000,000 shares of Class A Common Stock, (ii) 20,000,000 shares of Class C Common Stock and (b) 1,000,000 shares of preferred stock, including one share of Series A Preferred Stock and 104,400 shares of Series B Preferred Stock.

        On October 11, 2016, in connection with Business combination the Company issued and sold in private placements (i) 81,005,000 shares of Class A Common Stock to Riverstone Centennial Holdings, L.P. and (ii) the issuance and sale of 20,000,000 shares of Class A Common Stock to certain other accredited investors in a private placement, resulting in net cash proceeds of approximately $1.0 billion. The outstanding shares of Class B Common Stock, par value $0.0001 per share, converted into shares of Class A Common Stock on a one-for-one basis in connection with the Business Combination. Additionally, the Company issued 20,000,000 shares of Class C Common Stock to the Centennial Contributors and one share of Series A Preferred Stock to CRD in connection with the Business Combination. Holders of Class C Common Stock, generally have the right to cause CRP to redeem all or a portion of their CRP Common Units in exchange for shares of the Company's Class A Common Stock or, at CRP's option, an equivalent amount of cash. The Company may, however, at its option, effect a direct exchange of cash or Class A Common Stock for such CRP Common Units in lieu of such a redemption by CRP. Upon the future redemption or exchange of CRP Common Units held by a Centennial Contributor, a corresponding number of shares of Class C Common Stock will be canceled.

        On December 28, 2016, in connection with the Silverback Acquisition, the Company issued and sold in private placements (i) 3,473,590 shares of Class A Common Stock and 104,400 shares of Series B Preferred Stock to Riverstone VI Centennial QB Holdings, L.P., Riverstone Non-ECI USRPI AIV, L.P. and REL US Centennial Holdings, LLC, which are affiliates of Riverstone Investment Group LLC and (ii) 33,012,380 shares of the Company's Class A Common Stock to certain other investors, resulting in net cash proceeds of approximately $889.6 million. The Company used the proceeds from the private placements to fund the cash consideration for the Silverback Acquisition and expect to use any remaining proceeds for general corporate purposes. The shares of Series B Preferred Stock are automatically convertible into shares of the Company's Class A Common Stock on a 250-to-one basis (subject to certain adjustments for stock splits, stock dividends, reorganization, recapitalizations and the like) at such time as the Company receives stockholder approval for the issuance of such shares of Class A Common Stock in compliance with NASDAQ listing rules.

Class A Common Stock

        The Company had 201,091,646 shares of Class A Common Stock outstanding as of December 31, 2016, consisting of (i) 50,000,000 shares of Class A Common Stock issued as part of Units in connection with the IPO, (ii) 12,500,000 shares of Class A Common Stock issued upon conversion of the Company's Class B Common Stock, par value $0.0001 per share, in connection with the Business Combination (iii) 101,005,000 shares of Class A Common Stock issued in private placements in connection with the Business Combination, (iv) 844,079 shares of Class A Common Stock issued upon the redemption of CRP Common Units and cancellation of shares of Class C Common Stock, (v) 36,485,970 shares of Class A Common Stock issued in private placements in connection with the Silverback Acquisition and (vi) 256,597 restricted shares of Class A Common Stock issued to the

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 7—Shareholders' and Owners' Equity (Continued)

Company's directors and executive officers. Additional shares of Class A Common Stock may be issued by the Company upon the exchange of CRP Common Units and cancellation of shares of Class C Common Stock pursuant to the A&R LLC Agreement (as defined below), the conversion of the Series B Preferred Stock and the exercise of the Company's outstanding Warrants.

        Holders of the Company's Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company's stockholders. Holders of the Class A Common Stock and holders of the Class C Common Stock will vote together as a single class on all matters submitted to a vote of the Company's stockholders, except as required by law. Unless specified in the Charter (including any certificate of designation of preferred stock) or Bylaws, or as required by applicable provisions of the Delaware General Corporation Law or applicable stock exchange rules, the affirmative vote of a majority of the Company's shares of common stock that are voted is required to approve any such matter voted on by the Company's stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (subject to the right of the holder of the Company's Series A Preferred Stock to nominate and elect one director). Subject to the rights of the holders of any outstanding series of preferred stock, the Company's stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

        In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock. The Company's stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A Common Stock.

Class C Common Stock

        The Company had 19,155,921 shares of Class C Common Stock outstanding as of December 31, 2016, which represent the portion of the 20,000,000 shares of Class C Common Stock issued to the Centennial Contributors in connection with the Business Combination that had not been redeemed or exchanged as of such date.

        Holders of Class C Common Stock, together with holders of Class A Common Stock voting as a single class, will have the right to vote on all matters properly submitted to a vote of the stockholders. In addition, the holders of Class C Common Stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of the Company's Charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class C Common Stock. Holders of Class C Common Stock will not be entitled to any dividends from the Company and will not be entitled to receive any of its assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of its affairs.

        Shares of Class C Common Stock may be issued only to the Centennial Contributors, their respective successors and assigns, as well as any permitted transferees of the Centennial Contributors. A holder of Class C Common Stock may transfer shares of Class C Common Stock to any transferee (other than the Company) only if such holder also simultaneously transfers an equal number of such holder's CRP Common Units to such transferee in compliance with the A&R LLC Agreement (as defined below). Holders of Class C Common Stock generally have the right to cause CRP to redeem

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 7—Shareholders' and Owners' Equity (Continued)

all or a portion of their CRP Common Units in exchange for shares of the Company's Class A Common Stock or, at CRP's option, an equivalent amount of cash. The Company may, however, at its option, effect a direct exchange of cash or Class A Common Stock for such CRP Common Units in lieu of such a redemption by CRP. Upon the future redemption or exchange of CRP Common Units held by a Centennial Contributor, a corresponding number of shares of Class C Common Stock will be canceled.

Preferred Stock

        As of December 31, 2016, the Company had outstanding one share of Series A Preferred Stock, issued to CRD in connection with the Business Combination, and 104,400 shares of Series B Preferred Stock, issued and sold to certain affiliates of Riverstone in connection with the Silverback Acquisition.

        CRD, as the holder of the Series A Preferred Stock, will not be entitled to any dividends from the Company, but will be entitled to preferred distributions in liquidation in the amount of $0.0001 per share of Series A Preferred Stock and will have a limited voting right as described below. The Series A Preferred Stock will be redeemable by the Company (a) at such time as CRD and its affiliates cease to own, in the aggregate, at least 5,000,000 CRP Common Units and/or shares of Class A Common Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), (b) at any time at CRD's option or (c) upon a breach by CRD of the transfer restrictions relating to the Series A Preferred Stock. In addition, for so long as the Series A Preferred Stock remains outstanding, CRD will be entitled to nominate one director for election to the Company's board of directors in connection with any vote of the Company's stockholders for the election of directors, and the vote of CRD will be the only vote required to elect such nominee to the Company's board of directors.

        Holders of Series B Preferred Stock generally will not have any voting rights, except as required by law. Notwithstanding the foregoing, the affirmative vote of holders of a majority of the Series B Preferred Stock then outstanding, voting as a separate class, is required to (a) approve any amendment, alteration or repeal of any provision of the Certificate of Designation relating to the Series B Preferred Stock or the Charter that adversely affects the rights, preferences, privileges or voting powers of the Series B Preferred Stock or (b) authorize the issuance of any senior securities or parity securities. With respect to any matter on which the holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote on such matter.

        Beginning on December 28, 2019, the third anniversary of the closing date of the Silverback Acquisition, the Company will have the right, but not the obligation, to redeem all (but not less than all) of each holder's shares of Series B Preferred Stock for a redemption price per share, determined on an as-converted basis, equal to the average of the last reported sale price for a share of Class A Common Stock on NASDAQ for each of the last ten consecutive trading days prior to the redemption date or, if such shares are no longer traded, at the fair market value of the Class A Common Stock, as determined in good faith by the Company's board of directors. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series B Preferred Stock will first be entitled to receive the liquidation preference per share of $0.0001 before any distribution of assets is made to holders of any junior securities.

        The shares of Series B Preferred Stock are automatically convertible into shares of the Company's Class A Common Stock on a 250-to-one basis (subject to certain adjustments) at such time as the

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 7—Shareholders' and Owners' Equity (Continued)

Company receives stockholder approval for the issuance of such shares of Class A Common Stock in compliance with NASDAQ listing rules.

Warrants

        As of December 31, 2016, the Company had 24,666,643 warrants outstanding, consisting of 16,666,643 public warrants originally sold as part of the Units in the IPO and 8,000,000 Private Placement Warrants sold to the Company's Sponsor in a private placement. Each whole warrant entitles the holder to purchase one whole share of Class A Common Stock for $11.50 per share. The warrants became exercisable on March 1, 2017 and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

        On March 1, 2017, the Company delivered a notice of redemption of the Public Warrants, announcing its intention to redeem any unexercised and outstanding Public Warrants on March 31, 2017 for $0.01 per Public Warrant. As permitted under the warrant agreement that provides the terms of the Public Warrants, the notice of redemption requires all holders exercising their Public Warrants prior to March 31, 2017 to do so on a "cashless basis" and surrender their Public Warrants for a number of shares of Class A Common Stock equal to the product of the quotient equal to (i) the difference between $11.50 and $18.44 (the average last sale price of the Class A Common Stock for the ten trading days ending on February 24, 2017) divided by (ii) $18.44, or approximately 0.376, multiplied by the number of Public Warrants held by such holder, rounded down to the nearest whole share. Assuming all warrants are exercised by holders, Centennial will issue approximately 6.27 million shares of Class A Common Stock to the Public Warrant holders, resulting in a share count of approximately 253 million shares outstanding, which includes Class A Common Stock shares, the shares of Series B Preferred Stock held by Riverstone (assuming conversion to Class A Common Stock on a 250-to-one basis), and the shares of Class C Common Stock held by the Centennial Contributors. The Private Placement Warrants are non-redeemable so long as they are held by our Sponsor or its permitted transferees.

Noncontrolling Interest

        As a result of the exchange of CRP Common Units (and corresponding shares of Class C Common Stock) for Class A Common Stock (discussed in Note 12—Transactions with Related Parties) on October 11, 2016, the Company's ownership in CRP increased from 89.1% to 89.6% and the ownership of the other holders of CRP Common Units in CRP decreased from 10.9% to 10.4%. Because the increase in the Company's ownership interest in CRP did not result in a change of control, the transaction was accounted for as an equity transaction under ASC Topic 810, Consolidations, which requires that any differences between the amount by which the carrying value of the Company's basis in CRP and the fair value of the consideration received are recognized directly in equity and attributed to the controlling interest.

        As a result of the December 28, 2016 private placements and the issuance of shares of Class A Common Stock and Series B Preferred Stock to the investors therein (discussed in Note 12—Transactions with Related Parties), the net proceeds of which were contributed by the Company to CRP, the Company's ownership of CRP increased from 89.6% to 92.2% and the other holders of CRP Common Units decreased from 10.4% to 7.8%.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 7—Shareholders' and Owners' Equity (Continued)

        The Company has consolidated the financial position and results of operations of CRP and reflected that portion retained by the other holders of CRP Common Units as a noncontrolling interest.

        The following table summarizes the noncontrolling interest income (loss):

	Successor	Predecessor

			Year Ended December 31,

	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016
			2015	2014

Net loss attributable to noncontrolling interest	$(904)	$—	$—	$(2)

Owners' Equity (Predecessor)

        At October 10, 2016 (prior to the Business Combination), members included Centennial HoldCo, Celero and Follow-On, owning an approximate 61.2%, 21.2% and 17.6% membership interest in Centennial OpCo, respectively. CRP has two classes of membership interests outstanding: Class A, which consist of membership interests held by CRD and Follow-On; and Class B, which consist of membership interests held by Celero. On October 10, 2016 CRP recorded a deemed contribution attributable to the consummation of the Business Combination, which resulted in a Fundamental Change with respect to the incentive units and CRP recorded $165.4 million of compensation expense. Refer to Note 7—Shareholders' and Owners' Equity. Additionally, CRP recorded a deemed contribution of $14.0 million attributable to certain transaction costs related to the Business Combination paid by the Centennial Contributors. Refer to Note 2—Business Combination.

        As of December 31, 2015, CRD had contributed $289.4 million and had a remaining capital commitment of $32.5 million, Follow-On had contributed $84.2 million and had a remaining capital commitment of $100.3 million, and Celero had contributed $125.4 million and has no remaining capital commitment.

        In 2015 Follow-On contributed $84.2 million to Centennial OpCo in exchange for membership interests in Centennial CRP. In addition, CRD contributed approximately $27.2 million to CRP in exchange for additional membership interests in CRP.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 8—Equity Based Compensation

Equity based compensation (Successor)

        The Company has recognized non-cash stock-based compensation cost as shown below. Historical amounts may not be representative of future amounts as the value of future awards may vary from historical amounts.

Successor
(in thousands)	October 11, 2016 through December 31, 2016
Restricted stock awards	$405
Stock option awards	928

Total equity based compensation expense	$1,333

Equity Incentive Plan

        On October 7, 2016, the stockholders of the Company approved the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan (the "LTIP"). An aggregate of 16,500,000 shares of Class A common stock will be available for issuance under the LTIP. The LTIP provides for grant of stock options, including incentive stock options ("ISOs") and nonqualified stock options ("NSOs"), stock appreciation rights ("SARs"), restricted stock, dividend equivalents, restricted stock units ("RSUs") and other stock or cash based awards.

Restricted Stock

        The following table provides information about restricted stock awards granted in 2016:

	Successor
	Awards	Weighted Average Grant-Date Fair Value
Service-based stock awards:
Outstanding as of October 11, 2016	—	$—
Vested	—	$—
Granted	256,597	$20.03
Canceled	—	$—

Outstanding as of December 31, 2016	256,597	$20.03

        Compensation cost for the service-based vesting restricted shares is based upon the grant-date market value of the award. Such costs are recognized ratably over the applicable vesting period. Unrecognized compensation cost related to unvested restricted shares at December 31, 2016 was $4.7 million. The Company expects to recognize that cost over a weighted average period of 2.6 years.

Stock Options

        Options that have been granted under the LTIP expire ten years from the grant date and have service-based vesting schedules of three years. The exercise price for an option under the LTIP is the closing price of the Company's common stock as reported by NASDAQ on the date of grant.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 8—Equity Based Compensation (Continued)

        Compensation cost related to stock options is based on the grant-date fair value of the award, recognized ratably over the applicable vesting period. The Company estimates the fair value using the Black-Scholes option-pricing model. Expected volatilities are based on the re-levered asset volatility implied by a set of comparable companies. Expected term is based on the simplified method, and is estimated as the average of the weighted average vesting term and the time to expiration as of the grant date. The Company uses U.S. Treasury bond rates in effect at the grant date for its risk-free interest rates.

        The following summarizes the options granted and related information, and the assumptions used to determine the fair value of those options.

Successor
October 11, 2016 through December 31, 2016
Options granted	2,760,500
Weighted average grant-date fair value	$5.93
Weighted average exercise price	$14.67
Total fair value (in thousands)	$16,375
Expected term	6
Expected stock volatility	40.0%
Dividend yield	—%
Risk-free interest rate	1.5%

        Information about outstanding stock options is summarized in the table below:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of October 11, 2016	—	$—	—	—
Exercised	—	$—	—	—
Granted	2,760,500	$14.67	5.8	$13,934
Forfeited	(25,000)	$14.52	5.8	$130

Outstanding as of December 31, 2016	2,735,500	$14.67	5.8	$13,804

Exercisable as of December 31, 2016	—	$—	—	$—

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 8—Equity Based Compensation (Continued)

        The following summary reflects the status of non-vested stock options as of December 31, 2016 and changes since the Business Combination on October 11, 2016:

	Options	Weighted Average Grant-Date Fair Value	Weighted Average Exercise Price
Non-vested as of October 11, 2016	—	$—	$—
Vested	—	$—	$—
Granted	2,760,500	$5.93	$14.67
Forfeited	(25,000)	$5.86	$14.52

Non-vested as of December 31, 2016	2,735,500	$5.93	$14.67

        As of December 31, 2016, there was $15.3 million of unrecognized compensation cost related to non-vested stock options. The Company expects to recognize that cost on a pro rata basis over a weighted average period of 2.8 years.

Equity based compensation (Predecessor)

Incentive Units

        Certain employees of Centennial Resource Management, LLC, a wholly owned subsidiary of CRD at the time of grant, received an award of CRD and NGP Follow-On incentive units, or profits interests. All of the incentive units are non-voting and subject to certain vesting and performance conditions. The terms of the incentive units are as follows: Tier I and Tier II incentive units vest ratably over five years, but are subject to forfeiture if payout is not achieved. In addition, all unvested Tier I and Tier II incentive units vest immediately upon Tier I and Tier II payout, respectively. Tier III, IV and V incentive units vest only upon the achievement of certain payout thresholds for each such tier and each tier of incentive units is subject to forfeiture if the applicable required payouts are not achieved. In addition, vested and unvested incentive units are forfeited if an incentive unit holder's employment is terminated for any reason or if the incentive unit holder voluntarily terminates their employment. Payouts for each Tier I through Tier V are based upon achievement of specified rates of return on CRD and NGP Follow-Ons invested capital.

        The incentive units are issued to employees in return for services provided and cash payout is based, in part, on the value of Centennial equity; therefore, the incentive units are accounted for as liability awards under ASC 718, with compensation expense based on period-end fair value. The achievement of payout conditions is a performance condition that requires CRP to assess, at each reporting period, the probability that an event of payout will occur. Compensation cost is required to be recognized at such time that the payout terms are probable of being met. The consummation of the Business Combination resulted in a Fundamental Change with respect to the incentive units and CRP recorded $165.4 million of compensation expense. No incentive compensation expense was recorded at December 31, 2015 or 2014, because it was not probable that the performance criterion would be met.

Note 9—Derivative Instruments

        The Company periodically uses derivative instruments to mitigate its exposure to a decline in commodity prices and the corresponding negative impact on cash flow available for reinvestment. While

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 9—Derivative Instruments (Continued)

the use of these instruments limits the downside risk of adverse price changes, their use may also limit future revenues from favorable price changes. Depending on changes in oil and natural gas futures markets and the Company's view of underlying supply and demand trends, it may increase or decrease its hedging positions.

        The following table summarizes the approximate volumes and average contract prices of swap contracts the Company had in place as of December 31, 2016:

	2017	2018
Crude Oil Swaps:
Notional volume (Bbl)	675,250	36,500
Weighted average fixed price ($/Bbl)	$50.41	$55.95
Crude Oil Basis Swaps:
Notional volume (Bbl)	127,750	—
Weighted average fixed price ($/Bbl)	$(0.20)	$—
Natural Gas Swaps:
Notional volume (MMBtu)	1,460,000	—
Weighted average fixed price ($/MMBtu)	$2.94	$—

        In a typical commodity swap agreement, if the agreed upon published third-party index price ("index price") is lower than the swap fixed price, the Company receives the difference between the index price and the agreed upon swap fixed price. If the index price is higher than the swap fixed price, the Company pays the difference. In addition, the Company has entered into basis swap contracts in order to hedge the difference between the NYMEX index price and a local index price. The oil basis derivative contracts are settled based on the difference between the arithmetic average of WTI MIDLAND ARGUS and WTI ARGUS during the relevant calculation period. When the actual differential exceeds the fixed price provided by the basis swap contract, the Company receives the difference from the counterparty; when the differential is less than the fixed price provided by the basis swap contract, the Company pays the difference to the counterparty.

        The Company's commodity derivatives are measured at fair value and are included in the accompanying consolidated balance sheets as derivative assets and liabilities. The fair value of the commodity contracts was a net liability of $5.0 million and a net asset of $21.1 million as of December 31, 2016 and December 31, 2015, respectively.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 9—Derivative Instruments (Continued)

        The following tables below summarize the gross fair value of derivative assets and liabilities and the effect of netting on the consolidated balance sheets (in thousands):

	Successor
	December 31, 2016
	Balance Sheet Classification	Gross Amounts	Netting Adjustments	Net Amounts Presented on the Consolidated Balance Sheets
Assets
Derivative instruments	Current assets	$739	$(308)	$431
Derivative instruments	Noncurrent assets	—	—	—

Total assets		$739	$(308)	$431

Liabilities
Derivative instruments	Current liabilities	$5,669	$(308)	$5,361
Derivative instruments	Noncurrent Liabilities	20	—	20

Total liabilities		$5,689	$(308)	$5,381

	Predecessor
	December 31, 2015
	Balance Sheet Classification	Gross Amounts	Netting Adjustments	Net Amounts Presented on the Consolidated Balance Sheets
Assets
Derivative instruments	Current assets	$19,469	$(426)	19,043
Derivative instruments	Noncurrent assets	2,071	(1)	2,070

Total assets		$21,540	$(427)	$21,113

        The Company's oil and natural gas derivative instruments have not been designated as hedges for accounting purposes; therefore, all gains and losses are recognized in the Company's consolidated and combined statements of operations. The derivative instruments are recorded at fair value on the consolidated balance sheets and any gains and losses are recognized in current period earnings.

        The following table presents gains and losses for derivative instruments not designated as hedges for accounting purposes for the periods presented:

	Successor	Predecessor

			Year Ended December 31,

	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016
			2015	2014

(Loss) gain on derivative instruments	$(1,548)	$(6,838)	$20,756	$41,943

        The Company is exposed to financial risks associated with its derivative contracts from non-performance by its counterparties. The Company mitigates its exposure to any single counterparty by contracting with a number of financial institutions, each of which have a high credit rating and is a

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 9—Derivative Instruments (Continued)

member of its bank credit facility. The Company's member banks do not require it to post collateral for its hedge liability positions. Because some of the member banks have discontinued hedging activities, in the future the Company may hedge with counterparties outside its bank group to obtain competitive terms and to spread counterparty risk.

Note 10—Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        The Company has categorized its assets and liabilities measured at fair value, based on the priority of inputs to the valuation technique, into a three-level fair value hierarchy. Level 1 inputs are the highest priority and consist of unadjusted quoted prices in active markets for identical assets and liabilities. Level 2 are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 3 are unobservable inputs for an asset or liability.

        The following table is a listing of the Company's assets and liabilities that are measured at fair value and where they were classified within the fair value hierarchy as of December 31, 2016 and December 31, 2015 (in thousands):

	Successor
	December 31, 2016
	Level 1	Level 2	Level 3
Commodity derivative liability, net(1)	$—	$4,950	$—

	Predecessor
	December 31, 2015
	Level 1	Level 2	Level 3
Commodity derivative asset, net(1)	$—	$21,113	$—

        Both financial and non-financial assets and liabilities are categorized within the above fair value hierarchy based on the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodologies used by the Company as well as the general classification of such instruments pursuant to the above fair value hierarchy. There were no transfers between Level 1, Level 2 or Level 3 during any period presented.

Derivatives

        The Company uses Level 2 inputs to measure the fair value of oil and natural gas commodity derivatives. The Company uses industry-standard models that consider various assumptions including current market and contractual prices for the underlying instruments, implied market volatility, time value, nonperformance risk, as well as other relevant economic measures. Substantially all of these inputs are observable in the marketplace throughout the full term of the instrument and can be supported by observable data. The Company utilizes its counterparties' valuations to assess the reasonableness of its own valuations.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 10—Fair Value Measurements (Continued)

Nonrecurring Fair Value Measurements

        The fair value measurements of assets acquired and liabilities assumed are measured on a nonrecurring basis on the acquisition date using an income valuation technique based on inputs that are not observable in the market and therefore represent Level 3 inputs. Significant inputs to the valuation of acquired oil and gas properties include estimates of: (i) reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices, including price differentials; (v) future cash flows; and (vi) a market participant-based weighted average cost of capital rate. These inputs require significant judgments and estimates by the Company's management at the time of the valuation. Refer to Note 2—Business Combination and Note 3—Property Acquisitions and Dispositions for additional information on the fair value of assets acquired during 2016.

Other Financial Instruments

        The carrying amounts of the Company's cash, cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short-term maturities and/or liquid nature of these assets and liabilities. The carrying values of the amounts outstanding under the credit agreement approximate fair value because the variable interest rates are reflective of current market conditions.

Note 11—Asset Retirement Obligations

        The following table summarizes the changes in the Company's asset retirement obligations for the periods presented:

	Successor	Predecessor

(in thousands)	October 11, 2016 through December 31, 2016	January 1, 2016 through October 10, 2016	Year Ended December 31, 2015
Asset retirement obligations, beginning of period	$4,989	$2,288	$1,824
Liabilities incurred	187	174	133
Liabilities acquired	2,002	66	178
Liabilities settled	(1)	(42)	—
Accretion expense	49	134	139
Revision of estimated liabilities	—	32	14

Asset retirement obligations, end of period	$7,226	$2,652	$2,288

        AROs reflects the estimated present value of the amount of dismantlement, removal, site reclamation and similar activities associated with the Company's oil and natural gas properties. Inherent in the fair value calculation of the ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and natural gas property balance.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 12—Transactions with Related Parties

Founder Shares

        On November 6, 2015, the Company's Sponsor purchased 11,500,000 shares of Class B Common Stock, the founder shares, from the Company, for an aggregate purchase price of $25,000, or approximately $0.002 per share. In February 2016, the Company's Sponsor transferred 40,000 founder shares to each of the Company's then independent directors (together with the Company's Sponsor, the "initial stockholders") at their original purchase price. On February 24, 2016, the Company effected a stock dividend of approximately 0.125 shares for each outstanding share of Class B Common Stock, resulting in the initial stockholders holding an aggregate of 12,937,000 founder shares. On April 8, 2016, following the expiration of the underwriters' remaining over-allotment option in connection with the Company's IPO, the Company's Sponsor forfeited 437,500 founder shares, so that the remaining 12,500,000 founder shares held by the initial stockholders would represent 20% of the Company's then issued and outstanding shares of common stock. On October 11, 2016, all of the outstanding founder shares were automatically converted into shares of Class A Common Stock on a one-for-one basis in connection with the closing of the Business Combination.

        The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their shares of Class A Common Stock received upon conversion of their founder shares until the earlier to occur of: (A) one year after the closing of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the closing of the Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

        On February 23, 2016, the Company entered into an administrative support agreement pursuant to which it agreed to pay an affiliate of its Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. The Company paid the affiliate of the Sponsor $70,000 for such services for the nine months ended September 30, 2016. Following the closing of the Business Combination, the Company no longer pays these monthly fees.

Private Placement Warrants

        On February 29, 2016, the Company's Sponsor purchased 8,000,000 Private Placement Warrants from the Company at a price of $1.50 per whole warrant ($12.0 million in the aggregate) in a private placement that occurred simultaneously with the closing of the Company's IPO. Each whole Private Placement Warrant is exercisable for one whole share of Class A Common Stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was placed in the Company's trust account along with the proceeds from its IPO. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Company's Sponsor or its permitted transferees.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 12—Transactions with Related Parties (Continued)

Related Party Loans

        On November 6, 2015, the Company's Sponsor agreed to loan it an aggregate of up to $300,000 to cover expenses related to its IPO pursuant to a promissory note (the "2015 Note"). The 2015 Note was non-interest bearing and payable on the earlier of March 31, 2016 or the completion of the Company's IPO. On November 10, 2015, the Company borrowed $150,000 under the 2015 Note, and it borrowed the remaining $150,000 under the 2015 Note in February 2016. On February 29, 2016, the full $300,000 balance of the 2015 Note was repaid to the Company's Sponsor.

        On August 2, 2016, the Company issued an unsecured, non-interest bearing promissory note to its Sponsor (the "2016 Note"). The Company borrowed $300,000 under the 2016 Note, and repaid the full $300,000 balance upon the closing of the Business Combination on October 11, 2016.

Exchange Right

        On October 11, 2016, following the closing of the Business Combination, the Company issued 844,079 shares of its Class A Common Stock, par value $0.0001 per share, to an accredited investor at the direction of members of CRP affiliated with such investor (the "CRP Members"), in exchange for 844,079 common membership interests in CRP (the "CRP Common Units") held by certain Centennial Contributors. The exchange was effected in accordance with the Fifth Amended and Restated Limited Liability Company Agreement of CRP, which permits Centennial Contributors of CRP Common Units to exchange their CRP Common Units on a one-for-one basis for shares of Class A Common Stock. Upon the exchange of the CRP Common Units described above, the Company canceled 844,079 shares of its Class C Common Stock, par value $0.0001 per share, held by the Centennial Contributors.

Amended and Restated Limited Liability Company Agreement of CRP

        In connection with the closing of the Business Combination, on October 11, 2016, the Company and the Centennial Contributors entered into CRP's fifth amended and restated limited liability company agreement (the "A&R LLC Agreement"). The operations of CRP, and the rights and obligations of the holders of CRP Common Units, are set forth in the A&R LLC Agreement.

        On December 28, 2016 and March 20, 2017, in connection with the Silverback Acquisition, the A&R LLC Agreement was amended by Amendment No. 1 to the A&R LLC Agreement and Amendment No. 2 to the A&R LLC Agreement, respectively (the "CRP Amendments"). Pursuant to the CRP Amendments, the Series B Preferred Units were created, with 104,400 of such Series B Preferred Units issued to the Company, in connection with the contribution of proceeds from the Silverback Acquisition Private Placements. Pursuant to the CRP Amendments, the Series B Preferred Units have limited voting rights and are entitled to participate with the CRP Common Units in any distributions declared in accordance with the A&R LLC Agreement. The Series B Preferred Units will automatically convert to CRP Common Units upon the conversion of the Company's Series B Preferred Stock.

Amended and Restated Registration Rights Agreement

        In connection with the closing of the Business Combination, on October 11, 2016, the Company entered into an amended and restated registration rights agreement (the "Registration Rights Agreement") with its Sponsor, certain of its former and current directors, Riverstone Centennial

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 12—Transactions with Related Parties (Continued)

Holdings, L.P. ("Riverstone Centennial") and the Centennial Contributors, pursuant to which such parties are entitled to certain registration rights relating to (i) shares of the Company's Class A Common Stock issued to our Sponsor and such former and current directors upon the conversion of their founder shares at the closing of the Business Combination, (ii) the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans (and any shares of Class A Common Stock issuable upon the exercise of such warrants), (iii) the shares of Class A Common Stock that have been or may be issued from time to time to certain members of CRP who own CRP Common Units upon the redemption or exchange by such members of CRP Common Units for shares of Class A Common Stock (the "Centennial Holder Shares") and (iv) the shares of Class A Common Stock issued to Riverstone Centennial in the Business Combination Private Placement (collectively, the "Registrable Securities").

        The holders of a majority of the Registrable Securities (other than the securities identified in clauses (iii) and (iv) of the preceding paragraph) are entitled to make up to three demands, excluding short form demands, that the Company register the resale of such securities, while holders of a majority of the Registrable Securities owned by Riverstone Centennial and its permitted transferees are entitled to five demands, excluding short form demands, that the Company register the resale of such securities. Additionally, the holders of a majority of the Centennial Holder Shares are entitled to demand one underwritten offering if the offering is reasonably expected to result in gross proceeds of more than $50 million. In connection with this Amended and Restated Registration Rights Agreement, the Company filed a Registration Statement on Form S-1 that was declared effective on November 21, 2016.

        The holders also have certain "piggy-back" registration rights with respect to registration statements and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the Registration Rights Agreement provides that the Company will not permit any registration statement filed under the Securities Act with respect to the founder shares and the Private Placement Warrants and the shares of Class A Common Stock underlying such Private Placement Warrants to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, on the earlier of (A) October 11, 2017, (B) if the last sale price of the Company's Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (C) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the Private Placement Warrants and the shares of Class A Common Stock underlying such Private Placement Warrants, November 11, 2016. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Subscription Agreements

        In connection with the Business Combination, on July 21, 2016, the Company entered into subscription agreements with certain investors pursuant to which such investors purchased, in the aggregate, 20,000,000 shares of Class A Common Stock at the closing of the Business Combination for an aggregate purchase price of $200.0 million. On the same date, the Company entered into a separate subscription agreement with Riverstone Centennial, pursuant to which Riverstone Centennial purchased

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 12—Transactions with Related Parties (Continued)

81,005,000 shares of Class A Common Stock at the closing of the Business Combination for an aggregate purchase price of approximately $810.0 million.

        In connection with the Silverback Acquisition, on November 27, 2016 (as amended on December 22, 2016), the Company entered into a subscription agreement with the Riverstone Purchasers, pursuant to which the Riverstone Purchasers agreed to purchase an aggregate of 3,473,590 shares of Class A Common Stock and 104,400 shares of Series B Preferred Stock at the closing for an aggregate purchase price of approximately $430.0 million. In addition, on December 2, 2016, the Company entered into subscription agreements with the other selling stockholders, pursuant to which such selling stockholders agreed to purchase an aggregate of 33,012,380 shares of Class A Common Stock at the closing for an aggregate purchase price of approximately $480.0 million. The Company refers to the subscription agreements entered into by the selling stockholders, including the Riverstone Purchasers, as the "Subscription Agreements."

        The shares of Class A Common Stock and Series B Preferred Stock issued pursuant to the Subscription Agreements were not registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The Subscription Agreements provide that the Company must register the resale of the shares of Class A Common Stock issued thereunder pursuant to a registration statement that must be filed within 75 calendar days after consummation of the Silverback Acquisition. The Subscription Agreements provide further that the Company must use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the filing thereof and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be "reviewed" or will not be subject to further review.

Customer and Supplier Relationships

NGP Affiliated Companies

        In May 2016, the Company acquired acreage in close proximity to its operating area in Reeves County, Texas and wellbore only rights in an uncompleted horizontal wellbore for approximately $9.8 million from Caird DB, LLC, an affiliate of NGP.

        From time to time, the Company obtains services related to its drilling and completion activities from affiliates of NGP. In particular, the Company has paid the following amounts to the following affiliates of NGP for such services: (i) approximately $0.5 million during the year ended December 31, 2016 to Cretic Energy Services, LLC ("Cretic"); and (ii) approximately $3.3 million during the year ended December 31, 2016 to RockPile Energy Services, LLC. On September 8, 2016, Rockpile Energy Services, LLC, was purchased from NGP by an unrelated third party. At December 31, 2016, included in Accounts payable and accrued expenses was $0.2 million due to Cretic.

        The Company is party to a 15-year gas gathering agreement with PennTex Permian, LLC ("PennTex"), which terminates on April 1, 2029 and is subject to one-year extensions at either party's election. Under the agreement, PennTex gathers and processes the Company's gas. PennTex purchases the extracted natural gas liquids from the Company, net of gathering fees and an agreed percentage of the actual proceeds from the sale of the residue natural gas and natural gas liquids. Net payments received from PennTex for the periods from October 11, 2016, through December 31, 2016 (Successor)

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 12—Transactions with Related Parties (Continued)

and January 1, 2016, through October 10, 2016 (Predecessor) and the years ended December 31, 2015 and 2014 were $0.2 million, $1.0 million, $1.2 million and $2.2 million, respectively. In the third quarter of 2016, PennTex sold its assets related to this agreement to an unrelated third party

        In October 2014, the gas gathering agreement with PennTex was amended to construct an expansion of the gathering system and a receipt point. Please refer to Note 13—Commitments and Contingencies.

Riverstone Affiliated Companies

        From time to time, the Successor obtains services related to its drilling and completion activities from affiliates of Riverstone. In particular, the Successor has paid the following amounts to the following affiliates of Riverstone for such services: (i) approximately $8.2 million during the year ended December 31, 2016 to Liberty Oilfield Services, LLC ("Liberty"); and (ii) approximately $1.4 million during the year ended December 31, 2016 to Permian Tank and Manufacturing, Inc. ("Permian"). At December 31, 2016, included in Accounts payable and accrued expenses was $3.1 million and $0.4 million due to Liberty and Permian, respectively.

Other Affiliated Companies

        Mark G. Papa, our President, Chief Executive Officer and Chairman of the Board, serves as a director and Chairman of the Board of Oil States International, Inc., an energy services company publicly traded on the New York Stock Exchange ("Oil States"). From time to time, the Successor obtains services related to drilling and completion activities from Oil States. In particular, during the fiscal year ended December 31, 2016, the Successor paid approximately $1.2 million to Oil States. At December 31, 2016, included in Accounts payable and accrued expenses was $0.2 million due to Oil States.

Note 13—Commitments and Contingencies

Operating Leases and Other Commitments

        The following is a schedule of the Company's future minimum lease payments with commitments that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2016:

Years ending December 31,	Amount (in thousands)
2017	$8,147
2018	814
2019	573
2020	134
2021	79
Thereafter	7,226

Total	$16,973

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 13—Commitments and Contingencies (Continued)

Financing Obligation

        In October 2014, the Company's gas gathering agreement with PennTex was amended to construct an expansion of the gathering system and a receipt point. The Company reimbursed PennTex for the total cost of the expansion project. The Company paid a minimum fee of $7,000 per day until PennTex recouped the capital outlay for the expansion project. At December 31, 2016, the financing obligation was paid in full. At December 31, 2015, a short-term liability of $2.1 million was in included in Other current liabilities on the consolidated balance sheets. For the periods from October 11, 2016, through December 31, 2016 (Successor) and January 1, 2016, through October 10, 2016 (Predecessor) and for the year ended December 31, 2015, the Company made payments, including interest, of $0.1 million, $2.1 million and $1.7 million, respectively.

Transportation and Gathering Agreement

        In December 2015, the Company entered into a transportation and gathering services agreement by which a transporter agreed to construct a crude oil gathering and transportation system capable of transporting crude oil from certain Company wells in Reeves and Ward Counties, Texas to destination points in Crane and Midland, Texas (the "Transportation System"), and the Company agreed to dedicate and ship on the Transportation System all crude oil owned or controlled by the Company from oil and gas leases covering approximately 28,000 gross acres located within a designated area of mutual interest in Reeves and Ward Counties. The agreement has a primary term of 12 years from October 1, 2016, the date the Transportation System was first put into service, and may be extended at the Company's option for two successive two-year terms and, thereafter, is automatically extended for successive one-year terms unless terminated by the Company or the transporter upon 60 days' prior notice.

Purchase Agreement

        In July 2016, the Company entered into a crude oil purchase agreement by which the Company agreed to sell all of its crude oil production that is produced at receipt points identified in the agreement commencing on the October 1, 2016 in-service date of the Transportation System. The purchaser is obligated to purchase the crude oil at the receipt points identified in the agreement and transport it on the Transportation System. The agreement has an initial term of nine months from October 1, 2016, the date the Transportation System entered commercial service, and evergreen 30-day renewal terms unless terminated by the Company or the purchaser on 30 days' prior notice. The price received by the Company for the crude oil it sells under the agreement is based generally on NYMEX pricing subject to marketing and other adjustments, and varies depending on whether the oil is transported to Crane or Midland, Texas and on whether the oil is transported before or after the Transportation System is connected to a pipeline in Crane, Texas or a terminal in Midland, Texas.

Drilling Rig Contracts

        As of December 31, 2016, the Company has four drilling rigs under contract. All of these contracts expire in 2017.

        In light of the low commodity price environment, the Company curtailed its drilling activity during 2015. For the year-ended December 31, 2015, the Company incurred drilling rig termination fees of

CENTENNIAL RESOURCE DEVELOPMENT, INC.

NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (Continued)

Note 13—Commitments and Contingencies (Continued)

$2.4 million, which are recorded in the Contract termination and rig stacking line item in the accompanying consolidated and combined statements of operations.

Office Leases

        The Company leases office space in Denver, Colorado, Midland, Texas, Sugar Land, Texas, and Pecos, Texas. The Company recognized rent expense of $0.1 million, $0.4 million, $0.4 million and $0.5 million for the periods from October 11, 2016, through December 31, 2016, January 1, 2016, through October 10, 2016, and for the years ended December 31, 2015 and December 31, 2014, respectively.

Contingencies

        In the ordinary course of business, the Company may at times be subject to claims and legal actions. Management believes it is remote that the impact of such matters will have a material adverse effect on the Company's financial position, results of operations or cash flows. Management is unaware of any pending litigation brought against the Company requiring the reserve of a contingent liability as of the date of these consolidated financial statements.

Annex A

SUBSCRIPTION AGREEMENT

        This SUBSCRIPTION AGREEMENT is entered into this 27th day of November, 2016 (this "Subscription Agreement"), by and between Centennial Resource Development, Inc., a Delaware corporation (the "Company"), and Riverstone Silverback Holdings, L.P. ("Subscriber").

        WHEREAS, SB RS Holdings, LLC, a Delaware limited liability company ("SB RS Holdings"), has entered into that certain Purchase and Sale Agreement, dated as of November 21, 2016 (the "Purchase Agreement"), pursuant to which SB RS Holdings will acquire certain assets (the "Transferred Property") from Silverback Exploration, LLC and Silverback Operating, LLC, each a Delaware limited liability company (collectively "Silverback"), on the terms and subject to the conditions set forth therein;

        WHEREAS, pursuant to Section 11.5 of the Purchase Agreement, SB RS Holdings has the right to assign (the "Assignment") all of its rights and obligations under the Purchase Agreement to Centennial Resource Production, LLC, a controlled subsidiary of the Company (the "Purchaser"), and the Purchaser, upon such Assignment, would acquire the Transferred Property instead of SB RS Holdings, on the terms and subject to the conditions set forth therein (the "Transaction");

        WHEREAS, SB RS Holdings, Riverstone Capital Services LLC, the Company and the Purchaser have entered into that certain Agreement to Assign, dated as of November 27, 2016 (the "Agreement to Assign"), pursuant to which SB RS Holdings has agreed to make the Assignment, and the Purchaser has agreed to accept the Assignment, on the terms and subject to the conditions set forth therein;

        WHEREAS, to finance a portion of the Transaction, Subscriber desires to subscribe for and purchase from the Company (a) an aggregate of approximately $400 million in (i) shares (the "Class A Acquired Shares") of the Company's Class A common stock, par value $0.0001 per share (the "Class A Common Stock"), at a purchase price of $14.54 per share, subject to adjustment under Section 1(c) below, and (ii) shares (the "Series B Acquired Shares") of the Company's convertible Series B Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock"), at a purchase price of $ 3,635.00 per share (or $14.54 per share on an as-converted basis), subject to adjustment under Section 1(c) below, and (b) at Subscriber's election after consultation with the Company, up to an additional approximately $100 million in additional shares of Class A Common Stock and/or Series B Preferred Stock, as mutually agreed by Subscriber and the Company, at the respective purchase prices set forth in clause (a) above (the "Additional Acquired Shares" and, together with the Class A Acquired Shares and the Series B Acquired Shares, the "Acquired Shares"; and as used herein, unless the context otherwise requires, Class A Acquired Shares, Series B Acquired Shares and Acquired Shares shall be deemed to refer to and include the Conversion Shares (as defined below)), or, with respect to all such Acquired Shares, the aggregate amount set forth on Subscriber's signature page hereto (the "Purchase Price"), such allocation between Class A Acquired Shares and Class B Acquired Shares and the final number of Additional Acquired Shares to be determined in accordance with Section 1 below, and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing Date (as defined below);

        WHEREAS, the Series B Preferred Stock will have the terms set forth on Annex B hereto, including the automatic conversion of the Series B Preferred Stock into shares of Class A Common Stock on a 250-for-one basis, subject to adjustment as provided therein, upon approval by the stockholders of the Company of the issuance of such shares of Class A Common Stock, as required by the rules of The NASDAQ Capital Market ("NASDAQ"); and

        WHEREAS, the Company may, but is not obligated to, finance any of the remaining portion of the purchase price for the Transaction (the "Remaining Purchase Price") by issuing additional shares of its common stock or preferred stock pursuant to subscription agreements substantially similar to this Subscription Agreement (any such agreements, the "Other Subscription Agreements").

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Subscription.

          a.     Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the "Subscription").

          b.     On or prior to the date on which any Other Subscription Agreement, if any, is entered into, after consultation with the Company, Subscriber shall notify the Company of the number of Additional Acquired Shares constituting "Acquired Shares" hereunder that Subscriber shall elect and be obligated to purchase on the Closing Date as provided herein, which notice shall include the allocation of Class A Acquired Shares and Series B Acquired Shares constituting the "Acquired Shares" (including the Additional Acquired Shares) to be purchased hereunder (the "Total Acquired Shares"); provided that the maximum number of Class A Acquired Shares to be purchased hereunder (the "Maximum Share Number"), together with any additional shares of Class A Common Stock to be issued by the Company pursuant to all Other Subscription Agreements, if any, in the aggregate, does not exceed 19.9% of the Company's outstanding shares of Class A Common Stock and Class C Common Stock (as defined below), on a combined basis, on the date hereof, and, to the extent the Maximum Share Number would be exceeded by issuing all Acquired Shares as shares of Class A Common Stock, Subscriber shall instead be obligated to purchase, and the Company shall be obligated to issue to Subscriber, that number of Series B Acquired Shares that, together with the number of Class A Acquired Shares to be purchased hereunder, equals the number of Total Acquired Shares to be purchased hereunder. At such time, Subscriber and the Company shall update and amend Subscriber's signature page hereto to reflect the number of Acquired Shares to be purchased, and the aggregate Purchase Price to be paid, on the Closing Date as provided herein.

          c.     Notwithstanding anything to the contrary set forth herein, if the Company determines to finance any portion of the Remaining Purchase Price by issuing additional shares of its common stock or preferred stock to one or more additional purchasers (the "Other Purchasers") pursuant to any Other Subscription Agreement or otherwise at a price per share less than the Purchase Price payable by Subscriber hereunder, then Subscriber's Purchase Price shall be reduced to equal the lowest per share purchase price to be paid by any such Other Purchaser (including on an as-converted basis for any shares of Series B Preferred Stock).

        2.    Closing.

          a.     The closing of the Subscription contemplated hereby (the "Closing") is contingent upon the substantially concurrent consummation of the Transaction and shall occur immediately prior thereto. The Closing and the closing of the Transaction shall occur on December 30, 2016, subject to extension upon five (5) business days' prior written notice to Subscriber (such date, including as so extended, the "Closing Date"). At least three (3) business days prior to the Closing Date, Subscriber shall deliver to the Company, to be held in escrow until the Closing, the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in Annex B hereto. Immediately prior to the closing of the Transaction on the Closing Date, (a) the Purchase Price shall be released from escrow automatically and without further action by the Company or Subscriber, and (b) upon such release, the Company shall deliver to Subscriber (i) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Acquired Shares on and as of the Closing Date. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber.

          b.     The Closing shall be subject to the conditions that, on the Closing Date:

              (i)  no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

             (ii)  all representations and warranties of the Company and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction;

            (iii)  the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

            (iv)  the Company shall have obtained approval of the NASDAQ to list the Acquired Shares (other than the Series B Acquired Shares), subject to official notice of issuance;

             (v)  the Company shall have filed the Certificate of Designation relating to the Series B Preferred Stock with the State of Delaware;

            (vi)  no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

           (vii)  the Company shall have received proceeds from debt or equity financings on terms satisfactory to the Company that, together with the proceeds from the sale of the Acquired Shares hereunder, will be sufficient for the Company to pay the purchase price for the Transaction pursuant to the Purchase Agreement and the Assignment on the Closing Date;

          (viii)  the Transaction shall be consummated substantially concurrently with the Closing in accordance with the terms of the Purchase Agreement.

          c.     At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

        3.    Company Representations and Warranties.    The Company represents and warrants that:

          a.     Each of the Company and its subsidiaries, including the Purchaser, has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, with corporate or limited liability company power and authority, as applicable, to (i) own, lease and operate its properties and conduct its business as presently conducted and (ii) with respect to the Company, to enter into, deliver and perform its obligations under this Subscription Agreement. The Company and each of its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the failure to be duly incorporated, validly existing, or to so qualify or be in good standing has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          b.     The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company's second amended and restated certificate of incorporation, under the Delaware General Corporation Law.

          c.     The shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares") have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company's second amended and restated certificate of incorporation, under the Delaware General Corporation Law.

          d.     The Conversion Shares have been reserved for issuance upon conversion of the Series B Preferred Stock in accordance with the terms thereof.

          e.     There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares, or (ii) the shares to be issued pursuant to any Other Subscription Agreement.

          f.      This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

          g.     The execution and delivery of this Subscription Agreement, the issuance and sale of the Acquired Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Company or any of its subsidiaries; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Material Adverse Effect or affect the validity of the Acquired

  Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

          h.     The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company or any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company or any of its subsidiaries is now a party or by which the Company's or any of its subsidiaries' properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          i.      The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including Nasdaq) or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) if applicable, the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 8(m) of this Subscription Agreement; (v) those required by NASDAQ, including with respect to obtaining the Stockholder Approval (as defined below), and (vi) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          j.      The authorized capital stock of the Company consists of 620,000,000 shares of common stock of the Company, par value $0.0001 per share ("Common Stock"), including (x) 600,000,000 shares of Class A Common Stock and (y) 20,000,000 shares of Class C Common Stock ("Class C Common Stock"), and 1,000,000 shares of preferred stock of the Company, par value $0.0001 per share ("Preferred Stock"). As of November 15, 2016: (i) 164,349,079 shares of Class A Common Stock, 19,155,921 shares of Class C Common Stock and one share of Preferred Stock, designated as the "Series A Preferred Stock," were issued and outstanding; (ii) 24,666,643 warrants, each entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock ("Warrants") were issued and outstanding; (iii) 16,500,000 shares of Class A Common Stock were available for issuance under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan, of which options to purchase 1,550,000 shares of Class A Common Stock were outstanding; and (iv) no indebtedness of the Company having the right to vote (or convertible into equity having the right to vote) on any matters on which the equityholders of the Company may vote was issued and outstanding. All (i) issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, "Equity Interests") or securities convertible into or exchangeable or exercisable for Equity Interests.

          k.     The Company has made available to Subscriber (including via the Commission's EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by the Company with the Commission since its initial registration of the Class A Common Stock (the "SEC Documents"). None of the SEC Documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company makes no such representation or warranty with respect to any information relating to Silverback or any of its affiliates included in any SEC Document or filed as an exhibit thereto. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission Staff with respect to any of the SEC Documents.

          l.      The financial statements of the Company included in the SEC Documents complied as to form in all material respects with Regulation S-X of the Commission, were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Commission) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of the Company as of their respective dates and the results of operations and the cash flows of the Company for the periods presented therein.

          m.    The Company has not received any written communication since December 31, 2015 from a governmental entity that alleges that the Company or any of its subsidiaries is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

          n.     Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) proceeding pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company or any of its subsidiaries.

          o.     The lists of exhibits contained in the SEC Documents set forth a true and complete list, as of the date of this Subscription Agreement, of each agreement to which the Company or any of its subsidiaries is a party (other than the Agreement to Assign, this Subscription Agreement and the Other Subscription Agreements) that is of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the Commission if such a registration statement were filed by the Company on the date of this Subscription Agreement.

          p.     The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol "CDEV". There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NASDAQ or the Commission with respect to any intention by such entity to deregister the Class A Common Stock or prohibit or terminate the listing of the Class A Common Stock on NASDAQ. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

          q.     All material Tax Returns (as defined in the Purchase Agreement) required to be filed by or with respect to the Company and its subsidiaries have been duly and timely filed (taking into account extension of time for filing) with the appropriate governmental entity, and all such Tax

  Returns were true, correct and complete in all material respects. The Company and its subsidiaries have paid all Taxes (as defined in the Purchase Agreement) and other assessments due, whether or not disputed. The Company and its subsidiaries do not have any liabilities for Taxes of any other person or entity by contract, as a transferee or successor, under U.S. Treasury Regulation Section 1.1502-6 or analogous state, county, local or foreign provision or otherwise.

          r.     The Company is not, and immediately after receipt of payment for the Acquired Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          s.     Assuming the accuracy of Subscriber's representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Company to Subscriber.

          t.      Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Acquired Shares.

          u.     In the event that any Other Subscription Agreement, if any, expressly contains additional representations and warranties of the Company, this Subscription Agreement shall be deemed to include, and shall incorporate by reference, such additional representations and warranties set forth in such Other Subscription Agreement, as if the same were expressly set forth herein.

        4.    Subscriber Representations and Warranties.    Subscriber represents and warrants that:

          a.     Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

          b.     This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

          c.     The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of Subscriber (a "Subscriber Material Adverse Effect") or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect or affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

          d.     Subscriber (i) is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or an institutional "accredited investor" (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

          e.     Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

          f.      Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company, Silverback or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement.

          g.     Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

          h.     In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, Silverback and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber's professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned's professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

          i.      Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Company or by means of contact from Citigroup Global Markets Inc. ("Citi"), acting as placement agent for the Company, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or by contact between Subscriber and Citi. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

          j.      Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

          k.     Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber's investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

          l.      Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

          m.    Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") or in any Executive Order issued by the President of the United States and administered by OFAC ("OFAC List"), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a "Prohibited Investor"). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the "BSA"), as amended by the USA PATRIOT Act of 2001 (the "PATRIOT Act"), and its implementing regulations (collectively, the "BSA/PATRIOT Act"), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

        5.    Registration Rights; Transfer.

          a.     The Company agrees that, within seventy-five (75) calendar days after the Closing, the Company will file with the Commission (at the Company's sole cost and expense) a registration statement registering the resale of the Class A Acquired Shares (the "Registration Statement"), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the filing thereof and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be "reviewed" or will not be subject to further review (such earlier date, the "Effectiveness Deadline"); provided, however, that the Company's obligations to include the Class A Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Class A Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Class A Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

          b.     The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Class A Acquired Shares by Subscriber.

          c.     Subscriber shall, severally and not jointly with any other subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Class A Acquired Shares giving rise to such indemnification obligation.

          d.     Prior to the Special Meeting, Subscriber shall not sell, contract to sell, pledge or otherwise dispose of any Series B Acquired Shares without the prior written consent of the Company, other than to affiliates of Subscriber.

        6.    Additional Agreements.    The Company shall use its commercially reasonable efforts to (a) file, within seventy-five (75) calendar days following the Closing Date, a proxy statement for a special meeting of its stockholders (the "Special Meeting") to be held to seek the approval, as required by the NASDAQ, of the issuance of the shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock (the "Stockholder Approval"), (b) mail a definitive proxy statement for such special meeting within ten (10) business days of the later of (i) the SEC notifying the Company that it will not review or has no further comment on such proxy statement and (ii) the SEC notifying the Company that it will not review or has no further comment on the Registration Statement, and (c) hold such special meeting within thirty (30) days of the mailing such definitive proxy statement.

        7.    Termination.    This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Purchase Agreement is terminated in accordance with its terms, (b) the consummation of the transactions contemplated by the Purchase Agreement pursuant to the terms thereof by SB RS Holdings without the Assignment to the Purchaser pursuant to the terms of the Agreement to Assign, (c) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (d) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (e) January 31, 2017, if the Closing has not occurred by such date (subject to extension to a date no later than February 15, 2017 if the Purchase Agreement "Outside Date" (as defined therein) is correspondingly extended and the Company provides Subscriber notice of such extension or anticipated extension at least two (2) business days prior to January 31, 2017); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Purchase Agreement promptly after the termination of such agreement or the consummation of the transactions by SB RS Holdings without the Assignment to the Purchaser promptly after such consummation.

        8.    Miscellaneous.

          a.     Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the

  Company agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

          b.     Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          c.     This Subscription Agreement and all of Subscriber's rights and obligations hereunder (including Subscriber's obligation to purchase the Acquired Shares) may be transferred or assigned, at any time and from time to time, to one or more parties, in related or unrelated transactions (each such transferee, a "Transferee"). Upon any such assignment:

              (i)  the applicable Transferee shall enter into a subscription agreement (each such subscription agreement, a "New Subscription Agreement") with the Company to purchase that number of Subscriber's Acquired Shares specified therein (the "Transferee Acquired Shares"), which New Subscription Agreement shall be in substantially the same form as this Subscription Agreement; and

             (ii)  upon a Transferee's execution and delivery of a New Subscription Agreement, the number of Acquired Shares to be purchased by Subscriber hereunder shall be reduced by the total number of Transferee Acquired Shares to be purchased by the applicable Transferee pursuant to the applicable New Subscription Agreement, which reduction shall be evidenced by Subscriber and the Company amending Schedule B to this Subscription Agreement to reflect each transfer and to update the "Number of Acquired Shares subscribed for" and "Aggregate Purchase Price" on the signature page hereto to reflect such reduced number of Acquired Shares, and Subscriber shall be fully and unconditionally released from its obligation to purchase such Transferee Acquired Shares hereunder. For the avoidance of doubt, this Subscription Agreement need not be amended and restated in its entirety, but only Schedule B and Subscriber's signature page hereto need be so amended and updated and executed by each of Subscriber and the Company upon the occurrence of any such transfer of Transferee Acquired Shares.

          d.     All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

          e.     The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

          f.      This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

          g.     This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than (i) the parties hereto and their respective successor and assigns and (ii) the persons entitled to indemnification under Section 5.

          h.     Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

          i.      If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

          j.      This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

          k.     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

          l.      THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK, SEATED IN NEW YORK COUNTY AND ANY FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK (AND ANY APPLICABLE COURTS OF APPEAL THERETO) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

CENTENNIAL RESOURCE DEVELOPMENT, INC.
By:	/s/ GEORGE S. GLYPHIS
	Name:	George S. Glyphis
	Title:	Chief Financial Officer

Date: November 27, 2016

SUBSCRIBER: RIVERSTONE SILVERBACK HOLDINGS, L.P.

Signature of Subscriber:

Riverstone Silverback Holdings, L.P.

By: Riverstone VI REL Holdings GP, LLC, its general partner

By:	/s/ THOMAS J. WALKER
	Name:	Thomas J. Walker
	Title:	Managing Director

Date: November 27, 2016

Name of Subscriber:

Riverstone Silverback Holdings, L.P. (Please print. Please indicate name and capacity of person signing above)	Name in which shares are to be registered (if different):
Email Address: twalker@riverstonellc.com Subscriber's EIN(1):
Business Address-Street: c/o Riverstone Holdings LLC 712 Fifth Avenue, 19th Floor City, State, Zip: New York, NY 10019	Mailing Address-Street (if different):
Attn: Thomas J. Walker	Attn:
Telephone No.: 212-993-0076	Telephone No.:
Facsimile No.: 212-993-0077	Facsimile No.:

Number of Acquired Shares subscribed for: $400 million of Acquired Shares, plus up to $100 million of Additional Acquired Shares, consisting of the following(2):

Class A Acquired Shares:
Series B Acquired Shares:

Price Per Class A Acquired Share: $14.54
Price Per Series B Acquired Share: $3,635.00 per share (or $14.54 per share on an as-converted basis)

Aggregate Purchase Price(3):
Excluding any Additional Acquired Shares: approximately $400.0 million

Including all Additional Acquired Shares: approximately $500.0 million

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in Annex B.

(1)
To be provided by Subscriber not less than 10 days prior to the Closing Date.

(2)
Such final number to be determined in accordance with Section 1 of the Subscription Agreement.

(3)
Such final amount to be determined based on final number of Acquired Shares determined in accordance with Section 1 of the Subscription Agreement.

TO BE EXECUTED UPON ANY ASSIGNMENT AND/OR REVISION TO ACQUIRED SHARES AND AGGREGATE PURCHASE PRICE SET FORTH ABOVE:

Number of Class A Acquired Shares, Series B Acquired Shares and Additional Acquired Shares subscribed for and Aggregate Purchase Price as of                        , 2016, accepted and agreed to as of this            day of                        , 2016 by:

RIVERSTONE SILVERBACK HOLDINGS, L.P.

By: Riverstone VI REL Holdings GP, LLC, its general partner

By:
	Name:	Thomas J. Walker
	Title:	Managing Director

CENTENNIAL RESOURCE DEVELOPMENT, INC.
By:
Name:
Title:

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.
QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.
☐    We are a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act (a "QIB")).

2.
☐    We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.
INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☐    We are an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an "accredited investor."

2.
☐    We are not a natural person.

C.
AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:

  ☐
  is:

  ☐
  is not:

    an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an "accredited investor" shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an "accredited investor."

  ☐
  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

  ☐
  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

  ☐
  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

  ☐
  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-1

  ☐
  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

  ☐
  Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person's net worth: (a) the person's primary residence must not be included as an asset; (b) indebtedness secured by the person's primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the residence must be included as a liability;

  ☐
  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

  ☐
  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

  ☐
  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

Schedule A-2

SCHEDULE B
SCHEDULE OF TRANSFERS OF TRANSFEREE ACQUIRED SHARES

        The following transfers of a portion of the original Subscription amount have been made:

Date of Transfer	Transferee	Number of Transferee Class A Acquired Shares Transferred	Number of Transferee Series B Acquired Shares Transferred	Subscriber Revised Subscription Amount

Schedule B-1

TO BE EXECUTED UPON ANY ASSIGNMENT OR FINAL DETERMINATION OF ACQUIRED SHARES:

        Schedule B as of                        , 2016, accepted and agreed to as of this        day of                        , 2016 by:

RIVERSTONE SILVERBACK HOLDINGS, L.P.	CENTENNIAL RESOURCE DEVELOPMENT, INC.
By: Riverstone VI REL Holdings GP, LLC, its general partner
By:	By:
Name:
Title:

Schedule B-2

ANNEX A

Terms of Series B Preferred Stock

        Defined terms used in this Annex A shall have the meanings ascribed thereto in the Subscription Agreement to which this Annex A is annexed.

Issuer	Centennial Resource Development, Inc., a Delaware corporation.
Securities Offered

Shares of Series B Preferred Stock (including any Additional Acquired Shares that are shares of Series B Preferred Stock) up to the maximum number of Series B Acquired Shares subject to the Subscription Agreement, with a liquidation preference of $0.0001 per share (the "Liquidation Preference").

Liquidation Preference

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company (each a "Liquidation Event"), holders of the Series B Preferred Stock will first be entitled to receive the Liquidation Preference per share, to the date of payment before any distribution of assets is made to holders of the Class A Common Stock or any other equity securities of the Company that by their terms rank junior to the Series B Preferred Stock as to liquidation rights.

If, in the event of a Liquidation Event, after payment of any amounts to be paid in respect of any of the Company's equity securities that rank senior to the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company ("Senior Securities"), the Company's assets available for distribution are insufficient to fully pay the liquidation payments owing to the holders of the Series B Preferred Stock and the holders of any of the Company's equity securities that rank on par with the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Company ("Parity Securities"), the holders of the Series B Preferred Stock and such Parity Securities will share ratably in the distribution of the Company's assets in proportion to the full liquidating distributions to which they would otherwise have been respectively entitled.

After the payment of the Liquidation Preference to the holders of the Series B Preferred Stock (and payment of any amount to be paid in respect of any Senior Securities and any Parity Securities), the remaining assets of the Company shall be distributed ratably to the holders of the Company's common stock and the Series B Preferred Stock on a common equivalent basis (and any other participating equity securities of the Company).

For all purposes hereunder, the following events shall not constitute a Liquidation Event (i) the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of the Series B Preferred Stock receive cash, securities or property for their shares, the sale, lease or exchange of all or substantially all of the Company's assets for cash, securities or other property, (ii) the conversion of the Company into another legal entity, or (iii) sale of all or substantially all of the assets of the Company to an affiliate of the Company in connection with a reorganization or liquidation.

Conversion

Each share of Series B Preferred Stock shall automatically convert into 250 shares of Class A Common Stock, subject to adjustments for stock splits, stock dividends, reorganization, recapitalizations and the like, upon the receipt by the Company of the Stockholder Approval.

Voting Rights

The holders of the Series B Preferred Stock shall have no voting rights, except as set forth below or as required by law. The affirmative vote of holders of a majority of the Series B Preferred Stock then outstanding, voting as a separate class, is required to (a) approve any amendment, alteration or repeal of any provision of the Certificate of Designation relating to the Series B Preferred Stock or the Company's charter that adversely affects the rights, preferences, privileges or voting powers of the Series B Preferred Stock or (b) authorize the issuance of any Senior Securities or Parity Securities. With respect to any matter on which the holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote on such matter.

Dividends

No dividends shall be payable on the Series B Preferred Stock; provided, that holders of the Series B Preferred Stock shall be entitled to pro rata participation in any dividends paid on the Company's common stock, on a common equivalent basis.

No Maturity Date	The Series B Preferred Stock is perpetual unless, as described below, redeemed by the Company at its option.
Redemption at the Company's Option

Beginning on the third anniversary of the Closing Date, the Company will have the right, but not the obligation, to redeem all (but not less than all) of each holder's shares of Series B Preferred Stock for a redemption price per share, determined on an as converted basis, equal to the average of the last reported sale price for a share of Class A Common Stock on NASDAQ for each of the last 10 consecutive trading days prior to the redemption date or, if such shares are no longer traded, at the fair market value of the Class A Common Stock, as determined in good faith by the Board of Directors of the Company.

Use of Proceeds	Proceeds of the offering will be used to pay a portion of the purchase price for the Transaction

ANNEX A-2

ANNEX B

Wire Instructions

Annex B

SUBSCRIPTION AGREEMENT

        This SUBSCRIPTION AGREEMENT is entered into this            day of December, 2016 (this "Subscription Agreement"), by and between Centennial Resource Development, Inc., a Delaware corporation (the "Company"), and the undersigned subscriber(s) (each individually, or if not more than one, as used herein, "Subscriber"). Each Subscriber is acting severally and not jointly with any other Subscriber, including, without limitation, the obligation to purchase Acquired Shares (defined below) hereunder and the representations and warranties of Subscriber hereunder (which are made by Subscriber as to itself only).

        WHEREAS, SB RS Holdings, LLC, a Delaware limited liability company ("Riverstone"), has entered into that certain Purchase and Sale Agreement, dated as of November 21, 2016 (the "Purchase Agreement"), pursuant to which Riverstone will acquire certain assets (the "Transferred Property") from Silverback Exploration, LLC and Silverback Operating, LLC, each a Delaware limited liability company (collectively "Silverback"), on the terms and subject to the conditions set forth therein;

        WHEREAS, pursuant to Section 11.5 of the Purchase Agreement, Riverstone has the right to assign (the "Assignment") all of its rights and obligations under the Purchase Agreement to Centennial Resource Production, LLC, a controlled subsidiary of the Company (the "Purchaser"), and the Purchaser, upon such Assignment, would acquire the Transferred Property instead of Riverstone, on the terms and subject to the conditions set forth therein (the "Transaction");

        WHEREAS, Riverstone, Riverstone Capital Services LLC, the Company and the Purchaser have entered into that certain Agreement to Assign, dated as of November 27, 2016 (the "Agreement to Assign"), pursuant to which Riverstone has agreed to make the Assignment, and the Purchaser has agreed to accept the Assignment, on the terms and subject to the conditions set forth therein;

        WHEREAS, to finance a portion of the Transaction, an affiliate of Riverstone (the "Riverstone Affiliate") has entered into that certain subscription agreement, dated as of November 27, 2016, pursuant to which the Riverstone Affiliate has agreed to purchase on the Closing Date (defined below) up to $500 million in a combination of shares of the Company's Class A common stock, par value $0.0001 per share (the "Class A Common Stock"), and shares of the Company's convertible Series B Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock"), in each case at a purchase price of $14.54 per share (on an as converted basis with respect to the Series B Preferred Stock), subject to adjustment as provided therein (the "Riverstone Subscription Agreement"), which commitment the Riverstone Affiliate may assign to one or more parties on or prior to the Closing Date;

        WHEREAS, the Series B Preferred Stock will be non-voting and will automatically convert into shares of Class A Common Stock on a 250-for-one basis, subject to adjustment as provided therein, upon approval by the stockholders of the Company of the issuance of such shares of Class A Common Stock, as required by the rules of The NASDAQ Capital Market ("NASDAQ");

        WHEREAS, to finance a portion of the Transaction, certain other "accredited investors" (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act")), have entered into subscription agreements with the Company substantially similar to this Subscription Agreement, pursuant to which such investors have agreed to purchase on the Closing Date, in the aggregate, that number of shares of Class A Common Stock that, together with the Acquired Shares (as defined below), equals an aggregate purchase price of approximately $480 million, at a purchase price of $14.54 per share (together with the Riverstone Subscription Agreement, the "Other Subscription Agreements"); and

        WHEREAS, to finance a portion of the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of shares of Class A Common Stock set forth on its signature page hereto (the "Acquired Shares"), for a purchase price of $14.54 per share, or the aggregate amount set forth on such signature page hereto (the "Purchase Price"), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below).

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Subscription.    Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the "Subscription").

        2.    Closing.

          a.     The closing of the Subscription contemplated hereby (the "Closing") is contingent upon the substantially concurrent consummation of the Transaction and shall occur immediately prior thereto. The Closing and the closing of the Transaction shall occur on December 30, 2016, subject to extension upon five (5) business days' prior written notice to Subscriber (such date, including as so extended, the "Closing Date"). At least three (3) business days prior to the Closing Date, Subscriber shall deliver to the Company, to be held in escrow until the Closing, the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company upon five (5) business days' prior written notice to the Closing Date. Immediately prior to the closing of the Transaction on the Closing Date, (a) the Purchase Price shall be released from escrow automatically and without further action by the Company or Subscriber, and (b) upon such release, the Company shall deliver to Subscriber (i) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Acquired Shares on and as of the Closing Date. In the event the Closing does not occur on the Closing Date, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber.

          b.     The Closing shall be subject to the conditions that, on the Closing Date:

              (i)  no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

             (ii)  all representations and warranties of the Company and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction;

            (iii)  the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

            (iv)  the Company shall have obtained approval of the NASDAQ to list the Acquired Shares, subject to official notice of issuance;

             (v)  no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

            (vi)  the Company shall have received proceeds from debt or equity financings on terms satisfactory to the Company that, together with the proceeds from the sale of the Acquired Shares hereunder, will be sufficient for the Company to pay the purchase price for the Transaction pursuant to the Purchase Agreement and the Assignment on the Closing Date; and

           (vii)  the Transaction shall be consummated substantially concurrently with the Closing in accordance with the terms of the Purchase Agreement.

          c.     At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

        3.    Company Representations and Warranties.    The Company represents and warrants that:

          a.     Each of the Company and its subsidiaries, including the Purchaser, has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, with corporate or limited liability company power and authority, as applicable, to (i) own, lease and operate its properties and conduct its business as presently conducted and (ii) with respect to the Company, to enter into, deliver and perform its obligations under this Subscription Agreement. The Company and each of its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the failure to be duly incorporated, validly existing, or to so qualify or be in good standing has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          b.     The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company's second amended and restated certificate of incorporation, under the Delaware General Corporation Law.

          c.     There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares, or (ii) the shares to be issued pursuant to any Other Subscription Agreement.

          d.     This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

          e.     The execution and delivery of this Subscription Agreement, the issuance and sale of the Acquired Shares and the compliance by the Company with all of the provisions of this Subscription

  Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of the Company or any of its subsidiaries; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Material Adverse Effect or affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

          f.      The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company or any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company or any of its subsidiaries is now a party or by which the Company's or any of its subsidiaries' properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          g.     The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including NASDAQ) or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) if applicable, the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 8(m) of this Subscription Agreement; (v) those required by NASDAQ, including with respect to obtaining stockholder approval of the Proposal (as defined below), and (vi) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          h.     The authorized capital stock of the Company consists of 620,000,000 shares of common stock of the Company, par value $0.0001 per share ("Common Stock"), including (x) 600,000,000 shares of Class A Common Stock and (y) 20,000,000 shares of Class C Common Stock ("Class C Common Stock"), and 1,000,000 shares of preferred stock of the Company, par value $0.0001 per share ("Preferred Stock"). As of November 30, 2016: (i) 164,349,079 shares of Class A Common Stock, 19,155,921 shares of Class C Common Stock and one share of Preferred Stock, designated as the "Series A Preferred Stock," were issued and outstanding; (ii) 24,666,643 warrants, each entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock ("Warrants") were issued and outstanding; (iii) 16,500,000 shares of Class A Common Stock were available for issuance under the Centennial Resource Development, Inc. 2016 Long Term Incentive Plan, of which awards with respect to 3,027,098 shares of Class A Common Stock were outstanding; and (iv) no indebtedness of the Company having the right to vote (or convertible into equity having the right to vote) on any matters on which the equityholders of the Company may vote was issued and outstanding. All (i) issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, "Equity Interests") or securities convertible into or exchangeable or exercisable for Equity Interests.

          i.      The Company has made available to Subscriber (including via the Commission's EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document filed by the Company with the Commission since its initial registration of the Class A Common Stock (the "SEC Documents"). None of the SEC Documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company makes no such representation or warranty with respect to any information relating to Silverback or any of its affiliates included in any SEC Document or filed as an exhibit thereto. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission Staff with respect to any of the SEC Documents.

          j.      The financial statements of the Company included in the SEC Documents complied as to form in all material respects with Regulation S-X of the Commission, were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Commission) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of the Company as of their respective dates and the results of operations and the cash flows of the Company for the periods presented therein.

          k.     The Company has not received any written communication since December 31, 2015 from a governmental entity that alleges that the Company or any of its subsidiaries is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

          l.      Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) proceeding pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company or any of its subsidiaries.

          m.    The lists of exhibits contained in the SEC Documents set forth a true and complete list, as of the date of this Subscription Agreement, of each agreement to which the Company or any of its subsidiaries is a party (other than the Agreement to Assign, this Subscription Agreement and the Other Subscription Agreements) that is of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the Commission if such a registration statement were filed by the Company on the date of this Subscription Agreement.

          n.     The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol "CDEV". There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NASDAQ or the Commission with respect to any intention by such entity to deregister the Class A Common Stock or prohibit or terminate the listing of the Class A Common Stock on NASDAQ. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

          o.     All material Tax Returns (as defined in the Purchase Agreement) required to be filed by or with respect to the Company and its subsidiaries have been duly and timely filed (taking into account extension of time for filing) with the appropriate governmental entity, and all such Tax Returns were true, correct and complete in all material respects. The Company and its subsidiaries have paid all Taxes (as defined in the Purchase Agreement) and other assessments due, whether or not disputed. The Company and its subsidiaries do not have any liabilities for Taxes of any other person or entity by contract, as a transferee or successor, under U.S. Treasury Regulation Section 1.1502-6 or analogous state, county, local or foreign provision or otherwise.

          p.     The Company is not, and immediately after receipt of payment for the Acquired Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          q.     Assuming the accuracy of Subscriber's representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Company to Subscriber.

          r.     Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Acquired Shares.

        4.    Subscriber Representations and Warranties.    Subscriber represents and warrants that:

          a.     Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

          b.     This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

          c.     The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which

  Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of Subscriber (a "Subscriber Material Adverse Effect") or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect or affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

          d.     Subscriber (i) is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or an institutional "accredited investor" (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

          e.     Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

          f.      Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company, Silverback or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement.

          g.     Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

          h.     In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, Silverback and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber's professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned's professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

          i.      Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Company or by means of contact from Citigroup Global Markets Inc. ("Citi"), acting as placement agent for the Company, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or by contact between Subscriber and Citi. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

          j.      Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

          k.     Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber's investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

          l.      Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

          m.    Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") or in any Executive Order issued by the President of the United States and administered by OFAC ("OFAC List"), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a "Prohibited Investor"). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the "BSA"), as amended by the USA PATRIOT Act of 2001 (the "PATRIOT Act"), and its implementing regulations (collectively, the "BSA/PATRIOT Act"), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

        5.    Registration Rights.

          a.     The Company agrees that, within seventy-five (75) calendar days after the Closing, the Company will file with the Commission (at the Company's sole cost and expense) a registration statement registering the resale of the Acquired Shares (the "Registration Statement"), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the filing thereof and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be "reviewed" or will not be subject to further review (such earlier date, the "Effectiveness Deadline"); provided, however, that the Company's obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

          b.     The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.

          c.     Subscriber shall, severally and not jointly with any other subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

        6.    Termination.    This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Purchase Agreement is terminated in accordance with its terms, (b) the consummation of the transactions contemplated by the Purchase Agreement pursuant to the terms thereof by Riverstone without the Assignment to the Purchaser pursuant to the terms of the Agreement to Assign, (c) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (d) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing or (e) January 31, 2017, if the Closing has not occurred by such date (subject to extension to a date no later than February 15, 2017 if the Purchase Agreement "Outside Date" (as defined therein) is correspondingly extended and the Company provides Subscriber notice of such extension or anticipated extension at least two (2) business days prior to January 31, 2017); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Purchase Agreement promptly after the termination of such agreement or the consummation of the transactions by Riverstone without the Assignment to the Purchaser promptly after such consummation.

        7.    Restrictions on Transfer and Voting.

          a.     As used in this Section 7, the following terms shall have the respective meanings set forth below:

              (i)  "Beneficially Own", "Beneficial Ownership" or "beneficial owner" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

             (ii)  "Proposal" means a proposal to be voted upon by the stockholders of the Company to permit the issuance of all of the shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock held by the Riverstone Affiliate upon conversion thereof, as required by the NASDAQ rules.

            (iii)  "Record Date" means a date selected by the Board of Directors of the Company for the purpose of determining the stockholders of the Company entitled to vote at a duly convened special meeting of the stockholders to approve the Proposal (the "Special Meeting"); provided, that the Record Date shall occur no later than 105 days following the Closing Date.

          b.     Subscriber shall not, directly or indirectly, on or prior to the business day following the Record Date (i) sell, transfer, assign or otherwise dispose of any or all of the Acquired Shares or Beneficial Ownership or voting power thereof or therein (including by operation of law) or (ii) grant any proxies or powers of attorney, deposit any Acquired Shares into a voting trust or enter into a voting agreement with respect to any Acquired Shares (any such action in clauses (i) or (ii) above, a "Transfer"). Any Transfer in violation of this provision shall be void.

          c.     Subscriber further agrees to authorize the Company to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Acquired Shares; provided, however, that any such stop transfer order shall terminate on the business day following the Record Date.

          d.     The Company hereby notifies Subscriber that, pursuant to NASDAQ Rule 5635 and IM-5635-2. Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635, the Acquired Shares will not be entitled to vote to approve the Proposal at the Special Meeting or any adjournment thereof.

        8.    Miscellaneous.

          a.     Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

          b.     Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          c.     Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned.

          d.     All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

          e.     The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

          f.      This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

          g.     This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than (i) the parties hereto and their respective successor and assigns and (ii) the persons entitled to indemnification under Section 5.

          h.     Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

          i.      If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

          j.      This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

          k.     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

          l.      THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK, SEATED IN NEW YORK COUNTY AND ANY FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK (AND ANY APPLICABLE COURTS OF APPEAL THERETO) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

          m.    The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the "Disclosure Document") disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company's knowledge, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or Citi.

        IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

CENTENNIAL RESOURCE DEVELOPMENT, INC.
By:
Name:
Title:

Date: December     , 2016

SUBSCRIBER:

By:
By:
Name:
Title:
Date: December , 2016

Number of Acquired Shares subscribed for:
Name in which shares are to be registered (if different):
Price Per Acquired Share: $14.54
Aggregate Purchase Price: $
Email Address:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

        You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company.

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.
QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.
☐    We are a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act (a "QIB")).

2.
☐    We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.
INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.
☐    We are an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an "accredited investor."

2.
☐    We are not a natural person.

C.
AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:

  ☐
  is:

  ☐
  is not:

    an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an "accredited investor" shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an "accredited investor."

  ☐
  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

  ☐
  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

  ☐
  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

  ☐
  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A-1

  ☐
  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

  ☐
  Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person's net worth: (a) the person's primary residence must not be included as an asset; (b) indebtedness secured by the person's primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the residence must be included as a liability;

  ☐
  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

  ☐
  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

  ☐
  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

Schedule A-2

Annex C

CERTIFICATE OF DESIGNATION OF
SERIES B PREFERRED STOCK OF
CENTENNIAL RESOURCE DEVELOPMENT, INC.

        Centennial Resource Development, Inc., a Delaware corporation (the "Corporation"), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, on December 28, 2016, the board of directors of the Corporation (the "Board") adopted the resolution shown immediately below, which resolution is now, and at all times since its date of adoption, has been in full force and effect:

        RESOLVED, that pursuant to the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the "Amended and Restated Certificate") (which authorizes 1,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock")), and the authority thereby vested in the Board, a series of Preferred Stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Amended and Restated Certificate and this Certificate of Designation, as it may be amended from time to time (the "Certificate of Designation") as follows:

        SECTION 1.    Designation, Number of Shares and Liquidation Preference.    Pursuant to the Amended and Restated Certificate, there is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock consisting of one hundred and four thousand four hundred (104,400) shares of Preferred Stock designated as "Series B Preferred Stock" (the "Series B Preferred Stock"). The liquidation preference of each share of Series B Preferred Stock (the "Liquidation Preference") shall be $0.0001.

        SECTION 2.    Rank.    The Series B Preferred Stock shall, as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, rank (a) junior to each class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior to the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (the "Senior Securities"); (b) prior to each class of the Corporation's Common Stock, par value $0.0001 per share (including the Corporation's Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock") and Class C Common Stock, par value $0.0001 per share), the Corporation's Series A Preferred Stock, par value $0.0001 per share, and any other capital stock of the Corporation (other than any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior or on a parity as to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, with the shares of the Series B Preferred Stock) (such securities, other than those described in the immediately preceding parenthetical clause, collectively referred to herein as the "Junior Securities"); and (c) on a parity with each other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, with the shares of the Series B Preferred Stock (the "Parity Securities").

        SECTION 3.    Maturity.    Except as provided in Section 9, the Series B Preferred Stock shall be perpetual.

        SECTION 4    Uncertificated Shares.    The shares of Series B Preferred Stock and any shares of Class A Common Stock issuable upon the conversion of the Series B Preferred Stock (the "Conversion

Shares") in accordance with Section 8 shall be in uncertificated, book-entry form as permitted by the bylaws of the Corporation and the Delaware General Corporation Law.

        SECTION 5    Voting.    The holders of the Series B Preferred Stock shall have no voting rights, except as set forth in this Section 5 or as required by law. The affirmative vote of holders of a majority of the Series B Preferred Stock then outstanding, voting as a separate class, shall be required to (a) approve any amendment, alteration or repeal of any provision of this Certificate of Designation or the Amended and Restated Certificate that adversely affects the rights, preferences, privileges or voting powers of the Series B Preferred Stock or (b) authorize the issuance of any Senior Securities or Parity Securities. With respect to any matter on which the holders of the Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock shall be entitled to one vote on such matter.

        SECTION 6.    Dividends.    Notwithstanding anything to the contrary in the Amended and Restated Certificate, no dividends shall be declared or paid on the Series B Preferred Stock; provided, that holders of the Series B Preferred Stock shall be entitled to pro rata participation in any dividends paid on shares of the Class A Common Stock, on an as-converted basis at the then applicable Conversion Rate (defined below) whether or not the shares of Series B Preferred Stock are entitled to conversion.

        SECTION 7.    Transfer of Series B Preferred Stock.    Prior to the date of the special meeting of the Corporation's stockholders (the "Special Meeting") held to seek the approval, as required by The NASDAQ Capital Market ("NASDAQ"), of the issuance of the Conversion Shares in accordance with Section 8 (the "Stockholder Approval"), no holder of Series B Preferred Stock shall sell, contract to sell, pledge or otherwise dispose of any shares of Series B Preferred Stock without the prior written consent of the Corporation, except to an Affiliate of such holder or the Corporation or a subsidiary thereof. For purposes of this Certificate of Designation, (a) "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the person in question; and (b) "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

        SECTION 8.    Conversion.

  a.
  Upon the receipt by the Corporation of the Stockholder Approval (the "Conversion Date"), each share of Series B Preferred Stock shall automatically convert into two hundred and fifty (250) shares of Class A Common Stock (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock or into a greater or lesser number of shares of Class A Common Stock occurring after the date of this Certificate of Designation, the "Conversion Rate").

  b.
  As soon as possible after the Conversion Date (but in any event within three (3) business days thereof), the Corporation shall deliver to each holder of the Series B Preferred Stock: (i) the number of Conversion Shares issuable to such holder as a result of such conversion in book-entry form in the name of such holder or to a nominee or custodian designated by such holder, as applicable, and (ii) written notice from the Corporation or its transfer agent evidencing the issuance to such holder of the Conversion Shares.

  c.
  The issuance of the Conversion Shares upon conversion of the Series B Preferred Stock shall be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of the Conversion Shares. Upon conversion of each share of Series B Preferred Stock, the Corporation shall take all such actions as are reasonably necessary in order to ensure that the Conversion Shares shall be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

  d.
  The Corporation shall not close its books against the transfer of the Series B Preferred Stock or of the Conversion Shares in any manner that interferes with the timely conversion of the Series B Preferred Stock.

  e.
  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock, a number of shares of Class A Common Stock equal to the number of Conversion Shares. The Corporation shall take all such actions as may be necessary to ensure that all of the Conversion Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of the NASDAQ or other domestic securities exchange upon which shares of Class A Common Stock may then be listed (a "National Securities Exchange") (except for official notice of issuance, which shall be immediately delivered by the Corporation upon such issuance), including, without limitation, obtaining the Stockholder Approval prior to issuing any Conversion Shares. The Corporation shall not take any action that would cause the number of authorized but unissued shares of Class A Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series B Preferred Stock.

        SECTION 9    Optional Redemption.

  a.
  Beginning on the third anniversary of the date of this Certificate of Designation, the Corporation shall have the right, but not the obligation, to redeem all (but not less than all) of each holder's shares of Series B Preferred Stock for a redemption price per share (the "Redemption Price"), determined on an as-converted basis at the then applicable Conversion Rate whether or not the shares of Series B Preferred Stock are entitled to conversion, equal to the average of the last reported sale price for a share of Class A Common Stock on a National Securities Exchange for each of the last 10 consecutive trading days prior to the date of redemption (the "Redemption Date") or, if such shares are no longer traded on a National Securities Exchange, at the fair market value of the shares of Class A Common Stock, as determined in good faith by the Board.

  b.
  Notice shall be given not more than sixty (60) days or less than thirty (30) days prior to the Redemption Date to each holder of record of the shares of Series B Preferred Stock to be redeemed, by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation. Neither the failure to mail any such notice, nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed, whether or not the holder receives the notice. Notwithstanding the foregoing, if shares of Series B Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of the Series B Preferred Stock at such time and in any manner permitted by such facility. Each such notice shall state, in addition to any information the Corporation deems appropriate: (i) the Redemption Date; (ii) the Redemption Price; and (iii) the place or places where shares of Series B Preferred Stock are to be surrendered for redemption.

  c.
  In order to facilitate the redemption of the Series B Preferred Stock, the Board may cause the transfer books of the Corporation for the Series B Preferred Stock to be closed not more than thirty (30) days prior to the Redemption Date.

  d.
  Unless the Corporation defaults in the payment of the Redemption Price, the shares of the Series B Preferred Stock to be redeemed shall from and after the close of business on the Redemption Date have only the right to receive payment of the Redemption Price. No interest shall accrue for the benefit of the holders of the Series B Preferred Stock to be redeemed on any sum set aside by the Corporation in connection with a redemption pursuant to this Section 9.

  e.
  As promptly as possible after the surrender of any shares of Series B Preferred Stock redeemed pursuant to this Section 9 (with appropriate endorsements and any transfer documents reasonably requested by the Corporation or any transfer agent designated by the Corporation), such shares shall be exchanged for the Redemption Price.

  f.
  Notwithstanding anything to the contrary contained herein, the Corporation's obligation to pay the Redemption Price shall be deemed fulfilled, and the applicable shares of Series B Preferred Stock shall be redeemed on the Redemption Date if, on or before the Redemption Date, the Corporation shall deposit with the transfer agent for the Series B Preferred Stock, cash in the amount of the Redemption Price in trust with irrevocable instructions that such cash be paid upon the tender of certificates representing the redeemed shares of Series B Preferred Stock. Subject to applicable escheat laws, any cash unclaimed at the end of six (6) years from the Redemption Date shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of the Series B Preferred Stock shall look only to the general funds of the Corporation for payment of such cash. Any interest accrued on cash deposited pursuant to this Section 9(f) shall be paid from time to time to the Corporation for its own account.

  g.
  In the event that the Corporation shall default in the payment of the Redemption Price, the shares of Series B Preferred Stock so called for redemption shall thereafter be deemed to be outstanding and any holders thereof shall have all of the rights of a holder of the Series B Preferred Stock; provided, however, that the Corporation shall pay such Redemption Price, in whole or in part, as soon as it has funds legally available therefor. Anything to the contrary in this Section 9(g) notwithstanding, the Corporation shall not make any cash payment in respect of the Redemption Price at any time during which any amounts are outstanding under that certain Amended and Restated Credit Agreement, dated as of October 15, 2014, among Centennial Resource Production, LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, as amended to date (as may be further amended, supplemented, refinanced, extended or otherwise modified from time to time, the "Senior Debt"), to the extent that such cash payment is prohibited by the terms of the Senior Debt.

        SECTION 10.    Shares to be Retired.    All shares of Series B Preferred Stock converted into Class A Common Stock in accordance with Section 8 or redeemed by the Corporation in accordance with Section 9 shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

        SECTION 11    Liquidation, Dissolution or Winding Up of the Corporation.

  a.
  In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each a "Liquidation Event"), holders of the Series B Preferred Stock will first be entitled to receive the Liquidation Preference per share, to the date of payment before any distribution of assets is made to holders of any Junior Securities. If, in the event of a Liquidation Event, after payment of any amounts to be paid in respect of any Senior Securities, the Corporation's assets available for distribution are insufficient to fully pay the liquidation payments owing to the holders of the Series B Preferred Stock and the holders of any Parity Securities, the holders of the Series B Preferred Stock and such Parity Securities will share ratably in the distribution of the Corporation's assets in proportion to the full liquidating distributions to which they would otherwise have been respectively entitled. After the payment of the Liquidation Preference to the holders of the Series B Preferred Stock (and payment of any amount to be paid in respect of any Senior Securities and any Parity Securities), the remaining assets of the Corporation shall be distributed ratably to the holders of the Class A Common Stock and the Series B Preferred Stock on an as-converted basis at the then applicable Conversion Rate whether or not the shares of Series B Preferred Stock are entitled to conversion (and any other participating equity securities of the Corporation).

  b.
  For all purposes of this Certificate of Designation, the following events shall not constitute a Liquidation Event (i) the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of the Series B Preferred Stock receive cash, securities or property for their shares, the sale, lease or exchange of all or substantially all of the Corporation's assets for cash, securities or other property, (ii) the conversion of the Corporation into another legal entity or (iii) the sale of all or substantially all of the assets of the Corporation to an Affiliate in connection with a reorganization or liquidation.

        SECTION 12    Extraordinary Transactions Affecting the Corporation.

  a.
  Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination in which the holders of shares of Class A Common Stock are to receive cash, securities or property for their shares (a "Corporate Event"), the Corporation shall make appropriate provision to ensure that the holders of the Series B Preferred Stock receive in such Corporate Event a preferred security, issued by the entity surviving or resulting from such Corporate Event and containing provisions substantially equivalent to the provisions set forth in this Certificate of Designation without abridgement, including, without limitation, the same rights, preferences, privileges or voting powers that shares of the Series B Preferred Stock had immediately prior to such Corporate Event (the "Survivor Preferred Security"). The Conversion Rate in effect at the time of the effective date of such Corporate Event shall be proportionately adjusted so that the conversion of a share of Survivor Preferred Security after such time shall entitle the holder to the number of securities or amount of other assets which, if a share of Series B Preferred Stock had been converted into shares of Class A Common Stock immediately prior to such Corporate Event, such holder would have been entitled to receive immediately following such Corporate Event.

  b.
  If the Corporation desires to enter into a Corporate Event that will result in holders of shares of Class A Common Stock receiving exclusively cash consideration as a result thereof (a "Cash Event"), it shall use its commercially reasonable efforts to ensure that the parties to such Cash Event enter into documentation that provides that upon conversion of a share of Survivor Preferred Security, the holder thereof shall be entitled to receive, in lieu of such cash, a share or shares of Survivor Common Equity (as hereinafter defined). Each such Survivor Preferred Security shall initially (that is, immediately after the effective time of the Cash Event) entitle the holder to convert such Survivor Preferred Security into a number of shares of Survivor Common Equity that are equivalent in fair market value to the cash amount that would otherwise have been received by the holder had such holder's shares of Series B Preferred Stock been converted into shares of Class A Common Stock immediately prior to the Cash Event. As used herein, "Survivor Common Equity" means a share of the surviving entity that has (i) the right to vote generally in matters relating to the entity and (ii) the right to receive a pro rata portion of all of the equity remaining in the surviving entity upon liquidation after payment in full of (x) all indebtedness of the surviving entity and (y) amounts due in respect of all equity securities ranking more senior than such Survivor Common Equity.

        SECTION 13    Severability.    In the event any provision of these terms for the Series B Preferred Stock is for any reason held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and these terms for the Series B Preferred Stock shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[signature page follows]

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its undersigned duly authorized officer this 28th day of December, 2016.

CENTENNIAL RESOURCE DEVELOPMENT, INC.
By:	/s/ MARK G. PAPA
	Name:	Mark G. Papa
	Title:	Chief Executive Officer

[Signature Page to Certificate of Designation]

Annex D

August 4, 2015

Mr. Ward Polzin
Centennial Resource Development, LLC
1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202

Dear Mr. Polzin:

        In accordance with your request, we have estimated the proved reserves and future revenue, as of December 31, 2014, to the Centennial Resource Development, LLC (CRD) interest in certain oil and gas properties located in Reeves and Ward Counties, Texas. We completed our evaluation on or about February 6, 2015. It is our understanding that the proved reserves estimated in this report constitute all of the proved reserves owned by CRD. The estimates in this report have been prepared in accordance with the definitions and regulations of the U.S. Securities and Exchange Commission (SEC) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. Definitions are presented immediately following this letter. This report has been prepared for Centennial Resource Development, Inc.'s use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

        We estimate the net reserves and future net revenue to the CRD interest in these properties, as of December 31, 2014, to be:

	Net Reserves			Future Net Revenue (M$)
Category	Oil (MBBL)	NGL (MBBL)	Gas (MMCF)	Total	Present Worth at 10%
Proved Developed Producing	7,989.5	763.6	11,910.3	534,287.2	297,584.5
Proved Developed Non-Producing	36.9	2.5	48.3	2,680.5	1,637.4
Proved Undeveloped	11,823.0	785.3	15,455.1	415,635.3	71,142.8

Total Proved	19,849.5	1,551.4	27,413.6	952,603.0	370,364.7

Totals may not add because of rounding.

        The oil volumes shown include crude oil and condensate. Oil and natural gas liquids (NGL) volumes are expressed in thousands of barrels (MBBL); a barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of cubic feet (MMCF) at standard temperature and pressure bases.

        The estimates shown in this report are for proved reserves. No study was made to determine whether probable or possible reserves might be established for these properties. This report does not include any value that could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated. Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. The estimates of reserves and future revenue included herein have not been adjusted for risk.

        Gross revenue is CRD's share of the gross (100 percent) revenue from the properties prior to any deductions. Future net revenue is after deductions for CRD's share of production taxes, ad valorem taxes, capital costs, abandonment costs, and operating expenses but before consideration of any income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its present worth, which is shown to indicate the effect of time on the value of money. Future net revenue presented in this report, whether discounted or undiscounted, should not be construed as being the fair market value of the properties.

        Prices used in this report are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2014. For oil and NGL volumes, the average West Texas Intermediate posted price of $91.48 per barrel is adjusted for quality, transportation fees, and market differentials. For gas volumes, the average Henry Hub spot price of $4.350 per MMBTU is adjusted for energy content, transportation fees, and market differentials. All prices are held constant throughout the lives of the properties. The average adjusted product prices weighted by production over the remaining lives of the properties are $84.94 per barrel of oil, $22.70 per barrel of NGL, and $4.704 per MCF of gas.

        Operating costs used in this report are based on operating expense records of CRD. These costs include the per-well overhead expenses allowed under joint operating agreements along with estimates of costs to be incurred at and below the district and field levels. Operating costs have been divided into per-well costs and per-unit-of-production costs. Headquarters general and administrative overhead expenses of CRD are included to the extent that they are covered under joint operating agreements for the operated properties. Operating costs are not escalated for inflation.

        Capital costs used in this report were provided by CRD and are based on authorizations for expenditure and actual costs from recent activity. Capital costs are included as required for well completions, new development wells, and production equipment. Based on our understanding of future development plans, a review of the records provided to us, and our knowledge of similar properties, we regard these estimated capital costs to be reasonable. Abandonment costs used in this report are CRD's estimates of the costs to abandon the wells and production facilities, net of any salvage value. Capital costs and abandonment costs are not escalated for inflation.

        For the purposes of this report, we did not perform any field inspection of the properties, nor did we examine the mechanical operation or condition of the wells and facilities. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs due to such possible liability.

        We have made no investigation of potential volume and value imbalances resulting from overdelivery or underdelivery to the CRD interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on CRD receiving its net revenue interest share of estimated future gross production.

        The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible; probable and possible reserves are those additional reserves which are sequentially less certain to be recovered than proved reserves. Estimates of reserves may increase or decrease as a result of market conditions, future operations, changes in regulations, or actual reservoir performance. In addition to the primary economic assumptions discussed herein, our estimates are based on certain assumptions including, but not limited to, that the properties will be developed consistent with current development plans as provided to us by CRD, that the properties will be operated in a prudent manner, that no governmental regulations or controls will be put in place that would impact the ability of the interest owner to recover the reserves, and that our projections of future production will prove consistent with actual performance. If the reserves are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions made while preparing this report.

        For the purposes of this report, we used technical and economic data including, but not limited to, well logs, geologic maps, well test data, production data, historical price and cost information, and property ownership interests. The reserves in this report have been estimated using deterministic methods; these estimates have been prepared in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (SPE Standards). We used standard engineering and geoscience methods, or a combination of methods, including performance analysis and analogy, that we considered to be appropriate and necessary to categorize and estimate reserves in accordance with SEC definitions and regulations. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

        The data used in our estimates were obtained from CRD, public data sources, and the nonconfidential files of Netherland, Sewell & Associates, Inc. (NSAI) and were accepted as accurate. Supporting work data are on file in our office. We have not examined the titles to the properties or independently confirmed the actual degree or type of interest owned. The technical persons responsible for preparing the estimates presented herein meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the SPE Standards. Neil H. Little, a Licensed Professional Engineer in the State of Texas, has been practicing consulting petroleum engineering at NSAI since 2011 and has over 9 years of prior industry experience. Mike K. Norton, a Licensed Professional Geoscientist in the State of Texas, has been practicing consulting petroleum geoscience at NSAI since 1989 and has over 10 years of prior industry experience. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties nor are we employed on a contingent basis.

Sincerely,
NETHERLAND, SEWELL & ASSOCIATES, INC. Texas Registered Engineering Firm F-2699
		By:	/s/ C.H. (SCOTT) REES III C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer
By:	/s/ NEIL H. LITTLE Neil H. Little, P.E. 117966 Vice President	By:	/s/ MIKE K. NORTON Mike K. Norton, P.G. 441 Senior Vice President
Date Signed: August 4, 2015		Date Signed: August 4, 2015
NHL:SMD

        Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.

DEFINITIONS OF OIL AND GAS RESERVES
Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

        The following definitions are set forth in U.S. Securities and Exchange Commission (SEC) Regulation S-X Section 210.4-10(a). Also included is supplemental information from (1) the 2007 Petroleum Resources Management System approved by the Society of Petroleum Engineers, (2) the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas, and (3) the SEC's Compliance and Disclosure Interpretations.

        (1)    Acquisition of properties.    Costs incurred to purchase, lease or otherwise acquire a property, including costs of lease bonuses and options to purchase or lease properties, the portion of costs applicable to minerals when land including mineral rights is purchased in fee, brokers' fees, recording fees, legal costs, and other costs incurred in acquiring properties.

        (2)    Analogous reservoir.    Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an "analogous reservoir" refers to a reservoir that shares the following characteristics with the reservoir of interest:

  (i)
  Same geological formation (but not necessarily in pressure communication with the reservoir of interest);

  (ii)
  Same environment of deposition;

  (iii)
  Similar geological structure; and

  (iv)
  Same drive mechanism.

        Instruction to paragraph (a)(2):    Reservoir properties must, in the aggregate, be no more favorable in the analog than in the reservoir of interest.

        (3)    Bitumen.    Bitumen, sometimes referred to as natural bitumen, is petroleum in a solid or semi-solid state in natural deposits with a viscosity greater than 10,000 centipoise measured at original temperature in the deposit and atmospheric pressure, on a gas free basis. In its natural state it usually contains sulfur, metals, and other non-hydrocarbons.

        (4)    Condensate.    Condensate is a mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature.

        (5)    Deterministic estimate.    The method of estimating reserves or resources is called deterministic when a single value for each parameter (from the geoscience, engineering, or economic data) in the reserves calculation is used in the reserves estimation procedure.

        (6)    Developed oil and gas reserves.    Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

  (i)
  Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

  (ii)
  Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Supplemental definitions from the 2007 Petroleum Resources Management System:

        Developed Producing Reserves—Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.

        Developed Non-Producing Reserves—Developed Non-Producing Reserves include shut-in and behind-pipe Reserves. Shut-in Reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not yet started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future recompletion prior to start of production. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

        (7)    Development costs.    Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas. More specifically, development costs, including depreciation and applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

  (i)
  Gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines, and power lines, to the extent necessary in developing the proved reserves.

  (ii)
  Drill and equip development wells, development-type stratigraphic test wells, and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment, and the wellhead assembly.

  (iii)
  Acquire, construct, and install production facilities such as lease flow lines, separators, treaters, heaters, manifolds, measuring devices, and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems.

  (iv)
  Provide improved recovery systems.

        (8)    Development project.    A development project is the means by which petroleum resources are brought to the status of economically producible. As examples, the development of a single reservoir or field, an incremental development in a producing field, or the integrated development of a group of several fields and associated facilities with a common ownership may constitute a development project.

        (9)    Development well.    A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

        (10)    Economically producible.    The term economically producible, as it relates to a resource, means a resource which generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation. The value of the products that generate revenue shall be determined at the terminal point of oil and gas producing activities as defined in paragraph (a)(16) of this section.

        (11)    Estimated ultimate recovery (EUR).    Estimated ultimate recovery is the sum of reserves remaining as of a given date and cumulative production as of that date.

        (12)    Exploration costs.    Costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects of containing oil and gas reserves, including costs of drilling exploratory wells and exploratory-type stratigraphic test wells. Exploration costs may be incurred both before acquiring the related property (sometimes referred to in part as prospecting costs) and after acquiring the property. Principal types of exploration costs, which include depreciation and applicable operating costs of support equipment and facilities and other costs of exploration activities, are:

  (i)
  Costs of topographical, geographical and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews, and others conducting those studies. Collectively, these are sometimes referred to as geological and geophysical or "G&G" costs.

  (ii)
  Costs of carrying and retaining undeveloped properties, such as delay rentals, ad valorem taxes on properties, legal costs for title defense, and the maintenance of land and lease records.

  (iii)
  Dry hole contributions and bottom hole contributions.

  (iv)
  Costs of drilling and equipping exploratory wells.

  (v)
  Costs of drilling exploratory-type stratigraphic test wells.

        (13)    Exploratory well.    An exploratory well is a well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir. Generally, an exploratory well is any well that is not a development well, an extension well, a service well, or a stratigraphic test well as those items are defined in this section.

        (14)    Extension well.    An extension well is a well drilled to extend the limits of a known reservoir.

        (15)    Field.    An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field which are separated vertically by intervening impervious strata, or laterally by local geologic barriers, or by both. Reservoirs that are associated by being in overlapping or adjacent fields may be treated as a single or common operational field. The geological terms "structural feature" and "stratigraphic condition" are intended to identify localized geological features as opposed to the broader terms of basins, trends, provinces, plays, areas-of-interest, etc.

        (16)    Oil and gas producing activities.

  (i)
  Oil and gas producing activities include:

  (A)
  The search for crude oil, including condensate and natural gas liquids, or natural gas ("oil and gas") in their natural states and original locations;

  (B)
  The acquisition of property rights or properties for the purpose of further exploration or for the purpose of removing the oil or gas from such properties;

  (C)
  The construction, drilling, and production activities necessary to retrieve oil and gas from their natural reservoirs, including the acquisition, construction, installation, and maintenance of field gathering and storage systems, such as:

  (1)
  Lifting the oil and gas to the surface; and

  (2)
  Gathering, treating, and field processing (as in the case of processing gas to extract liquid hydrocarbons); and

  (D)
  Extraction of saleable hydrocarbons, in the solid, liquid, or gaseous state, from oil sands, shale, coalbeds, or other nonrenewable natural resources which are intended to be upgraded into synthetic oil or gas, and activities undertaken with a view to such extraction.

        Instruction 1 to paragraph (a)(16)(i):    The oil and gas production function shall be regarded as ending at a "terminal point", which is the outlet valve on the lease or field storage tank. If unusual physical or operational circumstances exist, it may be appropriate to regard the terminal point for the production function as:

  a.
  The first point at which oil, gas, or gas liquids, natural or synthetic, are delivered to a main pipeline, a common carrier, a refinery, or a marine terminal; and

  b.
  In the case of natural resources that are intended to be upgraded into synthetic oil or gas, if those natural resources are delivered to a purchaser prior to upgrading, the first point at which the natural resources are delivered to a main pipeline, a common carrier, a refinery, a marine terminal, or a facility which upgrades such natural resources into synthetic oil or gas.

        Instruction 2 to paragraph (a)(16)(i):    For purposes of this paragraph (a)(16), the term saleable hydrocarbons means hydrocarbons that are saleable in the state in which the hydrocarbons are delivered.

  (ii)
  Oil and gas producing activities do not include:

  (A)
  Transporting, refining, or marketing oil and gas;

  (B)
  Processing of produced oil, gas, or natural resources that can be upgraded into synthetic oil or gas by a registrant that does not have the legal right to produce or a revenue interest in such production;

  (C)
  Activities relating to the production of natural resources other than oil, gas, or natural resources from which synthetic oil and gas can be extracted; or

  (D)
  Production of geothermal steam.

        (17)    Possible reserves.    Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

  (i)
  When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

  (ii)
  Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

  (iii)
  Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

  (iv)
  The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

  (v)
  Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

  (vi)
  Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

        (18)    Probable reserves.    Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

  (i)
  When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

  (ii)
  Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

  (iii)
  Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

  (iv)
  See also guidelines in paragraphs (a)(17)(iv) and (a)(17)(vi) of this section.

        (19)    Probabilistic estimate.    The method of estimation of reserves or resources is called probabilistic when the full range of values that could reasonably occur for each unknown parameter (from the geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

        (20)    Production costs.

  (i)
  Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities. They become part of the cost of oil and gas produced. Examples of production costs (sometimes called lifting costs) are:

  (A)
  Costs of labor to operate the wells and related equipment and facilities.

  (B)
  Repairs and maintenance.

  (C)
  Materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities.

  (D)
  Property taxes and insurance applicable to proved properties and wells and related equipment and facilities. (E) Severance taxes.

  (ii)
  Some support equipment or facilities may serve two or more oil and gas producing activities and may also serve transportation, refining, and marketing activities. To the extent that the support equipment and facilities are used in oil and gas producing activities, their depreciation and applicable operating costs become exploration, development or production costs, as appropriate. Depreciation, depletion, and amortization of capitalized acquisition, exploration, and development costs are not production costs but also become part of the cost of oil and gas produced along with production (lifting) costs identified above.

        (21)    Proved area.    The part of a property to which proved reserves have been specifically attributed.

        (22)    Proved oil and gas reserves.    Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

  (i)
  The area of the reservoir considered as proved includes:

  (A)
  The area identified by drilling and limited by fluid contacts, if any, and

  (B)
  Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

  (ii)
  In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

  (iii)
  Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

  (iv)
  Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

  (A)
  Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

  (B)
  The project has been approved for development by all necessary parties and entities, including governmental entities.

  (v)
  Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

        (23)    Proved properties.    Properties with proved reserves.

        (24)    Reasonable certainty.    If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

        (25)    Reliable technology.    Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

        (26)    Reserves.    Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

        Note to paragraph (a)(26):    Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Excerpted from the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas:

932-235-50-30 A standardized measure of discounted future net cash flows relating to an entity's interests in both of the following shall be disclosed as of the end of the year:

  a.
  Proved oil and gas reserves (see paragraphs 932-235-50-3 through 50-11B)

  b.
  Oil and gas subject to purchase under long-term supply, purchase, or similar agreements and contracts in which the entity participates in the operation of the properties on which the oil or gas is located or otherwise serves as the producer of those reserves (see paragraph 932-235-50-7).

The standardized measure of discounted future net cash flows relating to those two types of interests in reserves may be combined for reporting purposes.

932-235-50-31 All of the following information shall be disclosed in the aggregate and for each geographic area for which reserve quantities are disclosed in accordance with paragraphs 932-235-50-3 through 50-11B:

  a.
  Future cash inflows. These shall be computed by applying prices used in estimating the entity's proved oil and gas reserves to the year-end quantities of those reserves. Future price changes shall be considered only to the extent provided by contractual arrangements in existence at year-end.

  b.
  Future development and production costs. These costs shall be computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. If estimated development expenditures are significant, they shall be presented separately from estimated production costs.

  c.
  Future income tax expenses. These expenses shall be computed by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pretax net cash flows relating to the entity's proved oil and gas reserves, less the tax basis of the properties involved. The future income tax expenses shall give effect to tax deductions and tax credits and allowances relating to the entity's proved oil and gas reserves.

  d.
  Future net cash flows. These amounts are the result of subtracting future development and production costs and future income tax expenses from future cash inflows.

  e.
  Discount. This amount shall be derived from using a discount rate of 10 percent a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves.

  f.
  Standardized measure of discounted future net cash flows. This amount is the future net cash flows less the computed discount.

        (27)    Reservoir.    A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

        (28)    Resources.    Resources are quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

        (29)    Service well.    A well drilled or completed for the purpose of supporting production in an existing field. Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

        (30)    Stratigraphic test well.    A stratigraphic test well is a drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intent of being completed for hydrocarbon production. The classification also includes tests identified as core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic tests are classified as "exploratory type" if not drilled in a known area or "development type" if drilled in a known area.

        (31)    Undeveloped oil and gas reserves.    Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

  (i)
  Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

  (ii)
  Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

From the SEC's Compliance and Disclosure Interpretations (October 26, 2009):

Although several types of projects—such as constructing offshore platforms and development in urban areas, remote locations or environmentally sensitive locations—by their nature customarily take a longer time to develop and therefore often do justify longer time periods, this determination must always take into consideration all of the facts and circumstances. No particular type of project per se justifies a longer time period, and any extension beyond five years should be the exception, and not the rule.

Factors that a company should consider in determining whether or not circumstances justify recognizing reserves even though development may extend past five years include, but are not limited to, the following:

  •
  The company's level of ongoing significant development activities in the area to be developed (for example, drilling only the minimum number of wells necessary to maintain the lease generally would not constitute significant development activities);

  •
  The company's historical record at completing development of comparable long-term projects;

  •
  The amount of time in which the company has maintained the leases, or booked the reserves, without significant development activities;

  •
  The extent to which the company has followed a previously adopted development plan (for example, if a company has changed its development plan several times without taking significant steps to implement any of those plans, recognizing proved undeveloped reserves typically would not be appropriate); and

  •
  The extent to which delays in development are caused by external factors related to the physical operating environment (for example, restrictions on development on Federal lands, but not obtaining government permits), rather than by internal factors (for example, shifting resources to develop properties with higher priority).

  (iii)
  Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

        (32)    Unproved properties.    Properties with no proved reserves.

May 12, 2016

Mr. Ward Polzin
Centennial Resource Development, LLC
1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202

Dear Mr. Polzin:

        In accordance with your request, we have estimated the proved reserves and future revenue, as of December 31, 2015, to the Centennial Resource Production, LLC (CRP) interest in certain oil and gas properties located in Reeves and Ward Counties, Texas. CRP is a subsidiary of Centennial Resource Development, LLC (CRD). We completed our evaluation on or about March 3, 2016. It is our understanding that the proved reserves estimated in this report constitute all of the proved reserves owned by CRP. The estimates in this report have been prepared in accordance with the definitions and regulations of the U.S. Securities and Exchange Commission (SEC) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. Definitions are presented immediately following this letter. This report has been prepared for CRP's use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

        We estimate the net reserves and future net revenue to the CRP interest in these properties, as of December 31, 2015, to be:

	Net Reserves			Future Net Revenue (M$)
Category	Oil (MBBL)	NGL (MBBL)	Gas (MMCF)	Total	Present Worth at 10%
Proved Developed Producing	9,346.9	1,603.1	12,711.1	216,269.6	141,416.4
Proved Undeveloped	13,852.2	2,248.2	19,730.5	135,797.3	4,057.0

Total Proved	23,199.0	3,851.4	32,441.6	352,066.9	145,473.4

Totals may not add because of rounding.

        The oil volumes shown include crude oil only. Oil and natural gas liquids (NGL) volumes are expressed in thousands of barrels (MBBL); a barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of cubic feet (MMCF) at standard temperature and pressure bases.

        The estimates shown in this report are for proved developed producing and proved undeveloped reserves. Our study indicates that there are no proved developed non-producing reserves for these properties at this time. No study was made to determine whether probable or possible reserves might be established for these properties. This report does not include any value that could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated. Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. The estimates of reserves and future revenue included herein have not been adjusted for risk.

        Gross revenue is CRP's share of the gross (100 percent) revenue from the properties prior to any deductions. Future net revenue is after deductions for CRP's share of production taxes, ad valorem taxes, capital costs, abandonment costs, and operating expenses but before consideration of any income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its present worth, which is shown to indicate the effect of time on the value of money. Future net revenue presented in this report, whether discounted or undiscounted, should not be construed as being the fair market value of the properties.

        Prices used in this report are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2015. For oil and NGL volumes, the average West Texas Intermediate posted price of $46.79 per barrel is adjusted for quality, transportation fees, and market differentials. For gas volumes, the average Henry Hub spot price of $2.587 per MMBTU is adjusted for energy content, transportation fees, and market differentials. All prices are held constant throughout the lives of the properties. The average adjusted product prices weighted by production over the remaining lives of the properties are $41.85 per barrel of oil, $13.94 per barrel of NGL, and $1.707 per MCF of gas.

        Operating costs used in this report are based on operating expense records of CRP. These costs include the per-well overhead expenses allowed under joint operating agreements along with estimates of costs to be incurred at and below the district and field levels. Operating costs have been divided into field-level costs, per-well costs, and per-unit-of-production costs. Headquarters general and administrative overhead expenses of CRP are included to the extent that they are covered under joint operating agreements for the operated properties. Operating costs are not escalated for inflation.

        Capital costs used in this report were provided by CRP and are based on authorizations for expenditure and actual costs from recent activity. Capital costs are included as required for new development wells and production equipment. Based on our understanding of future development plans, a review of the records provided to us, and our knowledge of similar properties, we regard these estimated capital costs to be reasonable. Abandonment costs used in this report are CRP's estimates of the costs to abandon the wells and production facilities, net of any salvage value. Capital costs and abandonment costs are not escalated for inflation.

        For the purposes of this report, we did not perform any field inspection of the properties, nor did we examine the mechanical operation or condition of the wells and facilities. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs due to such possible liability.

        We have made no investigation of potential volume and value imbalances resulting from overdelivery or underdelivery to the CRP interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on CRP receiving its net revenue interest share of estimated future gross production.

        The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible; probable and possible reserves are those additional reserves which are sequentially less certain to be recovered than proved reserves. Estimates of reserves may increase or decrease as a result of market conditions, future operations, changes in regulations, or actual reservoir performance. In addition to the primary economic assumptions discussed herein, our estimates are based on certain assumptions including, but not limited to, that the properties will be developed consistent with current development plans as provided to us by CRP, that the properties will be operated in a prudent manner, that no governmental regulations or controls will be put in place that would impact the ability of the interest owner to recover the reserves, and that our projections of future production will prove consistent with actual performance. If the reserves are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions made while preparing this report.

        For the purposes of this report, we used technical and economic data including, but not limited to, well logs, geologic maps, well test data, production data, historical price and cost information, and property ownership interests. The reserves in this report have been estimated using deterministic methods; these estimates have been prepared in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (SPE Standards). We used standard engineering and geoscience methods, or a combination of methods, including performance analysis and analogy, that we considered to be appropriate and necessary to categorize and estimate reserves in accordance with SEC definitions and regulations. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

        The data used in our estimates were obtained from CRP, public data sources, and the nonconfidential files of Netherland, Sewell & Associates, Inc. (NSAI) and were accepted as accurate. Supporting work data are on file in our office. We have not examined the titles to the properties or independently confirmed the actual degree or type of interest owned. The technical persons primarily responsible for preparing the estimates presented herein meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the SPE Standards. Neil H. Little, a Licensed Professional Engineer in the State of Texas, has been practicing consulting petroleum engineering at NSAI since 2011 and has over 9 years of prior industry experience. Mike K. Norton, a Licensed Professional Geoscientist in the State of Texas, has been practicing consulting petroleum geoscience at NSAI since 1989 and has over 10 years of prior industry experience. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties nor are we employed on a contingent basis.

Sincerely,
NETHERLAND, SEWELL & ASSOCIATES, INC.
Texas Registered Engineering Firm F-2699
		By:	/s/ C.H. (SCOTT) REES III C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer
By:	/s/ NEIL H. LITTLE Neil H. Little, P.E. 117966 Vice President	By:	/s/ MIKE K. NORTON Mike K. Norton, P.G. 441 Senior Vice President

Date Signed: May 12, 2016	Date Signed: May 12, 2016

        Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.

DEFINITIONS OF OIL AND GAS RESERVES

        Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

        The following definitions are set forth in U.S. Securities and Exchange Commission (SEC) Regulation S-X Section 210.4-10(a). Also included is supplemental information from (1) the 2007 Petroleum Resources Management System approved by the Society of Petroleum Engineers, (2) the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas, and (3) the SEC's Compliance and Disclosure Interpretations.

        (1)    Acquisition of properties.    Costs incurred to purchase, lease or otherwise acquire a property, including costs of lease bonuses and options to purchase or lease properties, the portion of costs applicable to minerals when land including mineral rights is purchased in fee, brokers' fees, recording fees, legal costs, and other costs incurred in acquiring properties.

        (2)    Analogous reservoir.    Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an "analogous reservoir" refers to a reservoir that shares the following characteristics with the reservoir of interest:

  (i)
  Same geological formation (but not necessarily in pressure communication with the reservoir of interest);

  (ii)
  Same environment of deposition;

  (iii)
  Similar geological structure; and

  (iv)
  Same drive mechanism.

        Instruction to paragraph (a)(2):    Reservoir properties must, in the aggregate, be no more favorable in the analog than in the reservoir of interest.

        (3)    Bitumen.    Bitumen, sometimes referred to as natural bitumen, is petroleum in a solid or semi-solid state in natural deposits with a viscosity greater than 10,000 centipoise measured at original temperature in the deposit and atmospheric pressure, on a gas free basis. In its natural state it usually contains sulfur, metals, and other non-hydrocarbons.

        (4)    Condensate.    Condensate is a mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature.

        (5)    Deterministic estimate.    The method of estimating reserves or resources is called deterministic when a single value for each parameter (from the geoscience, engineering, or economic data) in the reserves calculation is used in the reserves estimation procedure.

        (6)    Developed oil and gas reserves.    Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

  (i)
  Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

  (ii)
  Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Supplemental definitions from the 2007 Petroleum Resources Management System:

        Developed Producing Reserves—Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.

        Developed Non-Producing Reserves—Developed Non-Producing Reserves include shut-in and behind-pipe Reserves. Shut-in Reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not yet started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future recompletion prior to start of production. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

        (7)    Development costs.    Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas. More specifically, development costs, including depreciation and applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

  (i)
  Gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines, and power lines, to the extent necessary in developing the proved reserves.

  (ii)
  Drill and equip development wells, development-type stratigraphic test wells, and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment, and the wellhead assembly.

  (iii)
  Acquire, construct, and install production facilities such as lease flow lines, separators, treaters, heaters, manifolds, measuring devices, and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems.

  (iv)
  Provide improved recovery systems.

        (8)    Development project.    A development project is the means by which petroleum resources are brought to the status of economically producible. As examples, the development of a single reservoir or field, an incremental development in a producing field, or the integrated development of a group of several fields and associated facilities with a common ownership may constitute a development project.

        (9)    Development well.    A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

        (10)    Economically producible.    The term economically producible, as it relates to a resource, means a resource which generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation. The value of the products that generate revenue shall be determined at the terminal point of oil and gas producing activities as defined in paragraph (a)(16) of this section.

        (11)    Estimated ultimate recovery (EUR).    Estimated ultimate recovery is the sum of reserves remaining as of a given date and cumulative production as of that date.

        (12)    Exploration costs.    Costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects of containing oil and gas reserves, including costs of drilling exploratory wells and exploratory-type stratigraphic test wells. Exploration costs may be incurred both before acquiring the related property (sometimes referred to in part as prospecting costs) and after acquiring the property. Principal types of exploration costs, which include depreciation and applicable operating costs of support equipment and facilities and other costs of exploration activities, are:

  (i)
  Costs of topographical, geographical and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews, and others conducting those studies. Collectively, these are sometimes referred to as geological and geophysical or "G&G" costs.

  (ii)
  Costs of carrying and retaining undeveloped properties, such as delay rentals, ad valorem taxes on properties, legal costs for title defense, and the maintenance of land and lease records.

  (iii)
  Dry hole contributions and bottom hole contributions.

  (iv)
  Costs of drilling and equipping exploratory wells.

  (v)
  Costs of drilling exploratory-type stratigraphic test wells.

        (13)    Exploratory well.    An exploratory well is a well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir. Generally, an exploratory well is any well that is not a development well, an extension well, a service well, or a stratigraphic test well as those items are defined in this section.

        (14)    Extension well.    An extension well is a well drilled to extend the limits of a known reservoir.

        (15)    Field.    An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field which are separated vertically by intervening impervious strata, or laterally by local geologic barriers, or by both. Reservoirs that are associated by being in overlapping or adjacent fields may be treated as a single or common operational field. The geological terms "structural feature" and "stratigraphic condition" are intended to identify localized geological features as opposed to the broader terms of basins, trends, provinces, plays, areas-of-interest, etc.

        (16)    Oil and gas producing activities.

  (i)
  Oil and gas producing activities include:

  (A)
  The search for crude oil, including condensate and natural gas liquids, or natural gas ("oil and gas") in their natural states and original locations;

  (B)
  The acquisition of property rights or properties for the purpose of further exploration or for the purpose of removing the oil or gas from such properties;

  (C)
  The construction, drilling, and production activities necessary to retrieve oil and gas from their natural reservoirs, including the acquisition, construction, installation, and maintenance of field gathering and storage systems, such as:

  (1)
  Lifting the oil and gas to the surface; and

  (2)
  Gathering, treating, and field processing (as in the case of processing gas to extract liquid hydrocarbons); and

  (D)
  Extraction of saleable hydrocarbons, in the solid, liquid, or gaseous state, from oil sands, shale, coalbeds, or other nonrenewable natural resources which are intended to be upgraded into synthetic oil or gas, and activities undertaken with a view to such extraction.

        Instruction 1 to paragraph (a)(16)(i):    The oil and gas production function shall be regarded as ending at a "terminal point", which is the outlet valve on the lease or field storage tank. If unusual physical or operational circumstances exist, it may be appropriate to regard the terminal point for the production function as:

  a.
  The first point at which oil, gas, or gas liquids, natural or synthetic, are delivered to a main pipeline, a common carrier, a refinery, or a marine terminal; and

  b.
  In the case of natural resources that are intended to be upgraded into synthetic oil or gas, if those natural resources are delivered to a purchaser prior to upgrading, the first point at which the natural resources are delivered to a main pipeline, a common carrier, a refinery, a marine terminal, or a facility which upgrades such natural resources into synthetic oil or gas.

        Instruction 2 to paragraph (a)(16)(i):    For purposes of this paragraph (a)(16), the term saleable hydrocarbons means hydrocarbons that are saleable in the state in which the hydrocarbons are delivered.

  (ii)
  Oil and gas producing activities do not include:

  (A)
  Transporting, refining, or marketing oil and gas;

  (B)
  Processing of produced oil, gas, or natural resources that can be upgraded into synthetic oil or gas by a registrant that does not have the legal right to produce or a revenue interest in such production;

  (C)
  Activities relating to the production of natural resources other than oil, gas, or natural resources from which synthetic oil and gas can be extracted; or

  (D)
  Production of geothermal steam.

        (17)    Possible reserves.    Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

  (i)
  When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

  (ii)
  Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

  (iii)
  Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

  (iv)
  The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

  (v)
  Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

  (vi)
  Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

        (18)    Probable reserves.    Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

  (i)
  When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

  (ii)
  Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

  (iii)
  Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

  (iv)
  See also guidelines in paragraphs (a)(17)(iv) and (a)(17)(vi) of this section.

        (19)    Probabilistic estimate.    The method of estimation of reserves or resources is called probabilistic when the full range of values that could reasonably occur for each unknown parameter (from the geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

        (20)    Production costs.

  (i)
  Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities. They become part of the cost of oil and gas produced. Examples of production costs (sometimes called lifting costs) are:

  (A)
  Costs of labor to operate the wells and related equipment and facilities.

  (B)
  Repairs and maintenance.

  (C)
  Materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities.

  (D)
  Property taxes and insurance applicable to proved properties and wells and related equipment and facilities.

  (E)
  Severance taxes.

  (ii)
  Some support equipment or facilities may serve two or more oil and gas producing activities and may also serve transportation, refining, and marketing activities. To the extent that the support equipment and facilities are used in oil and gas producing activities, their depreciation and applicable operating costs become exploration, development or production costs, as appropriate. Depreciation, depletion, and amortization of capitalized acquisition, exploration, and development costs are not production costs but also become part of the cost of oil and gas produced along with production (lifting) costs identified above.

        (21)    Proved area.    The part of a property to which proved reserves have been specifically attributed.

        (22)    Proved oil and gas reserves.    Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

  (i)
  The area of the reservoir considered as proved includes:

  (A)
  The area identified by drilling and limited by fluid contacts, if any, and

  (B)
  Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

  (ii)
  In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

  (iii)
  Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

  (iv)
  Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

  (A)
  Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

  (B)
  The project has been approved for development by all necessary parties and entities, including governmental entities.

  (v)
  Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

        (23)    Proved properties.    Properties with proved reserves.

        (24)    Reasonable certainty.    If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

        (25)    Reliable technology.    Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

        (26)    Reserves.    Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

        Note to paragraph (a)(26):    Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Excerpted from the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas:

932-235-50-30 A standardized measure of discounted future net cash flows relating to an entity's interests in both of the following shall be disclosed as of the end of the year:

  a.
  Proved oil and gas reserves (see paragraphs 932-235-50-3 through 50-11B)

  b.
  Oil and gas subject to purchase under long-term supply, purchase, or similar agreements and contracts in which the entity participates in the operation of the properties on which the oil or gas is located or otherwise serves as the producer of those reserves (see paragraph 932-235-50-7).

The standardized measure of discounted future net cash flows relating to those two types of interests in reserves may be combined for reporting purposes. 932-235-50-31 All of the following information shall be disclosed in the aggregate and for each geographic area for which reserve quantities are disclosed in accordance with paragraphs 932-235-50-3 through 50-11B:

  a.
  Future cash inflows. These shall be computed by applying prices used in estimating the entity's proved oil and gas reserves to the year-end quantities of those reserves. Future price changes shall be considered only to the extent provided by contractual arrangements in existence at year-end.

  b.
  Future development and production costs. These costs shall be computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. If estimated development expenditures are significant, they shall be presented separately from estimated production costs.

  c.
  Future income tax expenses. These expenses shall be computed by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pretax net cash flows relating to the entity's proved oil and gas reserves, less the tax basis of the properties involved. The future income tax expenses shall give effect to tax deductions and tax credits and allowances relating to the entity's proved oil and gas reserves.

  d.
  Future net cash flows. These amounts are the result of subtracting future development and production costs and future income tax expenses from future cash inflows.

  e.
  Discount. This amount shall be derived from using a discount rate of 10 percent a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves.

  f.
  Standardized measure of discounted future net cash flows. This amount is the future net cash flows less the computed discount.

        (27)    Reservoir.    A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

        (28)    Resources.    Resources are quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

        (29)    Service well.    A well drilled or completed for the purpose of supporting production in an existing field. Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

        (30)    Stratigraphic test well.    A stratigraphic test well is a drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intent of being completed for hydrocarbon production. The classification also includes tests identified as core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic tests are classified as "exploratory type" if not drilled in a known area or "development type" if drilled in a known area.

        (31)    Undeveloped oil and gas reserves.    Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

  (i)
  Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

  (ii)
  Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

From the SEC's Compliance and Disclosure Interpretations (October 26, 2009):

Although several types of projects—such as constructing offshore platforms and development in urban areas, remote locations or environmentally sensitive locations—by their nature customarily take a longer time to develop and therefore often do justify longer time periods, this determination must always take into consideration all of the facts and circumstances. No particular type of project per se justifies a longer time period, and any extension beyond five years should be the exception, and not the rule.

Factors that a company should consider in determining whether or not circumstances justify recognizing reserves even though development may extend past five years include, but are not limited to, the following:

  •
  The company's level of ongoing significant development activities in the area to be developed (for example, drilling only the minimum number of wells necessary to maintain the lease generally would not constitute significant development activities);

  •
  The company's historical record at completing development of comparable long-term projects;

  •
  The amount of time in which the company has maintained the leases, or booked the reserves, without significant development activities;

  •
  The extent to which the company has followed a previously adopted development plan (for example, if a company has changed its development plan several times without taking significant steps to implement any of those plans, recognizing proved undeveloped reserves typically would not be appropriate); and

  •
  The extent to which delays in development are caused by external factors related to the physical operating environment (for example, restrictions on development on Federal lands, but not obtaining government permits), rather than by internal factors (for example, shifting resources to develop properties with higher priority).

  (iii)
  Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

        (32)    Unproved properties.    Properties with no proved reserves.

February 7, 2017

Mr. Terry Sherban
Centennial Resource Development, Inc.
1401 17th Street, Suite 1000
Denver, Colorado 80202

Dear Mr. Sherban:

        In accordance with your request, we have estimated the proved reserves and future revenue, as of December 31, 2016, to the Centennial Resource Production, LLC (CRP) interest in certain oil and gas properties located in Reeves and Ward Counties, Texas. CRP is a subsidiary of Centennial Resource Development, Inc. (CRD). We completed our evaluation on or about the date of this letter. It is our understanding that the proved reserves estimated in this report constitute all of the proved reserves owned by CRP and CRD. The estimates in this report have been prepared in accordance with the definitions and regulations of the U.S. Securities and Exchange Commission (SEC) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas. Definitions are presented immediately following this letter. This report has been prepared for CRD's use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

        We estimate the net reserves and future net revenue to the CRP interest in these properties, as of December 31, 2016, to be:

	Net Reserves			Future Net Revenue (M$)
Category	Oil (MBBL)	NGL (MBBL)	Gas (MMCF)	Total	Present Worth at 10%
Proved Developed Producing	13,988.7	3,510.5	41,083.2	379,132.3	229,870.1
Proved Developed Non-Producing	562.5	107.0	1,106.6	18,288.5	12,229.9
Proved Undeveloped	31,914.3	8,151.9	106,153.9	585,696.2	185,431.0

Total Proved	46,465.5	11,769.5	148,343.7	983,117.1	427,531.0

Totals may not add because of rounding.

        The oil volumes shown include crude oil and condensate. Oil and natural gas liquids (NGL) volumes are expressed in thousands of barrels (MBBL); a barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of cubic feet (MMCF) at standard temperature and pressure bases.

        The estimates shown in this report are for proved reserves. No study was made to determine whether probable or possible reserves might be established for these properties. This report does not include any value that could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated. Reserves categorization conveys the relative degree of certainty; reserves subcategorization is based on development and production status. The estimates of reserves and future revenue included herein have not been adjusted for risk.

        Gross revenue is CRP's share of the gross (100 percent) revenue from the properties prior to any deductions. Future net revenue is after deductions for CRP's share of production taxes, ad valorem taxes, capital costs, abandonment costs, and operating expenses but before consideration of any income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its present worth, which is shown to indicate the effect of time on the value of money. Future net revenue presented in this report, whether discounted or undiscounted, should not be construed as being the fair market value of the properties.

        Prices used in this report are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2016. For oil and NGL volumes, the average West Texas Intermediate posted price of $39.25 per barrel is adjusted for quality, transportation fees, and market differentials. For gas volumes, the average Henry Hub spot price of $2.481 per MMBTU is adjusted for energy content, transportation fees, and market differentials. All prices are held constant throughout the lives of the properties. The average adjusted product prices weighted by production over the remaining lives of the properties are $38.49 per barrel of oil, $14.59 per barrel of NGL, and $0.981 per MCF of gas.

        Operating costs used in this report are based on operating expense records of CRP. These costs include the per-well overhead expenses allowed under joint operating agreements along with estimates of costs to be incurred at and below the district and field levels. Operating costs have been divided into field-level costs, per-well costs, and per-unit-of-production costs. Headquarters general and administrative overhead expenses of CRP are included to the extent that they are covered under joint operating agreements for the operated properties. Operating costs are not escalated for inflation.

        Capital costs used in this report were provided by CRP and are based on authorizations for expenditure and actual costs from recent activity. Capital costs are included as required for new development wells and production equipment. Based on our understanding of future development plans, a review of the records provided to us, and our knowledge of similar properties, we regard these estimated capital costs to be reasonable. Abandonment costs used in this report are CRP's estimates of the costs to abandon the wells and production facilities, net of any salvage value. Capital costs and abandonment costs are not escalated for inflation.

        For the purposes of this report, we did not perform any field inspection of the properties, nor did we examine the mechanical operation or condition of the wells and facilities. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs due to such possible liability.

        We have made no investigation of potential volume and value imbalances resulting from overdelivery or underdelivery to the CRP interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on CRP receiving its net revenue interest share of estimated future gross production. Additionally, we have made no investigation of any firm transportation contracts that may be in place for these properties; no adjustments have been made to our estimates of future revenue to account for such contracts.

        The reserves shown in this report are estimates only and should not be construed as exact quantities. Proved reserves are those quantities of oil and gas which, by analysis of engineering and geoscience data, can be estimated with reasonable certainty to be economically producible; probable and possible reserves are those additional reserves which are sequentially less certain to be recovered than proved reserves. Estimates of reserves may increase or decrease as a result of market conditions, future operations, changes in regulations, or actual reservoir performance. In addition to the primary economic assumptions discussed herein, our estimates are based on certain assumptions including, but not limited to, that the properties will be developed consistent with current development plans as provided to us by CRP, that the properties will be operated in a prudent manner, that no governmental regulations or controls will be put in place that would impact the ability of the interest owner to recover the reserves, and that our projections of future production will prove consistent with actual performance. If the reserves are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions made while preparing this report.

        For the purposes of this report, we used technical and economic data including, but not limited to, well logs, geologic maps, well test data, production data, historical price and cost information, and property ownership interests. The reserves in this report have been estimated using deterministic methods; these estimates have been prepared in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (SPE Standards). We used standard engineering and geoscience methods, or a combination of methods, including performance analysis and analogy, that we considered to be appropriate and necessary to categorize and estimate reserves in accordance with SEC definitions and regulations. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment.

        The data used in our estimates were obtained from CRP, public data sources, and the nonconfidential files of Netherland, Sewell & Associates, Inc. (NSAI) and were accepted as accurate. Supporting work data are on file in our office. We have not examined the titles to the properties or independently confirmed the actual degree or type of interest owned. The technical persons primarily responsible for preparing the estimates presented herein meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the SPE Standards. Neil H. Little, a Licensed Professional Engineer in the State of Texas, has been practicing consulting petroleum engineering at NSAI since 2011 and has over 9 years of prior industry experience. Mike K. Norton, a Licensed Professional Geoscientist in the State of Texas, has been practicing consulting petroleum geoscience at NSAI since 1989 and has over 10 years of prior industry experience. We are independent petroleum engineers, geologists, geophysicists, and petrophysicists; we do not own an interest in these properties nor are we employed on a contingent basis.

Sincerely,
NETHERLAND, SEWELL & ASSOCIATES, INC. Texas Registered Engineering Firm F-2699
		By:	/s/ C.H. (SCOTT) REES III C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer
By:	/s/ NEIL H. LITTLE Neil H. Little, P.E. 117966 Vice President	By:	/s/ MIKE K. NORTON Mike K. Norton, P.G. 441 Senior Vice President
NHL:SMD

        Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.

 DEFINITIONS OF OIL AND GAS RESERVES
Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

        The following definitions are set forth in U.S. Securities and Exchange Commission (SEC) Regulation S-X Section 210.4-10(a). Also included is supplemental information from (1) the 2007 Petroleum Resources Management System approved by the Society of Petroleum Engineers, (2) the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas, and (3) the SEC's Compliance and Disclosure Interpretations.

        (1)    Acquisition of properties.    Costs incurred to purchase, lease or otherwise acquire a property, including costs of lease bonuses and options to purchase or lease properties, the portion of costs applicable to minerals when land including mineral rights is purchased in fee, brokers' fees, recording fees, legal costs, and other costs incurred in acquiring properties.

        (2)    Analogous reservoir.    Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an "analogous reservoir" refers to a reservoir that shares the following characteristics with the reservoir of interest:

  (i)
  Same geological formation (but not necessarily in pressure communication with the reservoir of interest);

  (ii)
  Same environment of deposition;

  (iii)
  Similar geological structure; and

  (iv)
  Same drive mechanism.

        Instruction to paragraph (a)(2):    Reservoir properties must, in the aggregate, be no more favorable in the analog than in the reservoir of interest.

        (3)    Bitumen.    Bitumen, sometimes referred to as natural bitumen, is petroleum in a solid or semi-solid state in natural deposits with a viscosity greater than 10,000 centipoise measured at original temperature in the deposit and atmospheric pressure, on a gas free basis. In its natural state it usually contains sulfur, metals, and other non-hydrocarbons.

        (4)    Condensate.    Condensate is a mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature.

        (5)    Deterministic estimate.    The method of estimating reserves or resources is called deterministic when a single value for each parameter (from the geoscience, engineering, or economic data) in the reserves calculation is used in the reserves estimation procedure.

        (6)    Developed oil and gas reserves.    Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

  (i)
  Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

  (ii)
  Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Supplemental definitions from the 2007 Petroleum Resources Management System:

        Developed Producing Reserves—Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.

        Developed Non-Producing Reserves—Developed Non-Producing Reserves include shut-in and behind-pipe Reserves. Shut-in Reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not yet started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future recompletion prior to start of production. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

        (7)    Development costs.    Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas. More specifically, development costs, including depreciation and applicable operating costs of support equipment and facilities and other costs of development activities, are costs incurred to:

  (i)
  Gain access to and prepare well locations for drilling, including surveying well locations for the purpose of determining specific development drilling sites, clearing ground, draining, road building, and relocating public roads, gas lines, and power lines, to the extent necessary in developing the proved reserves.

  (ii)
  Drill and equip development wells, development-type stratigraphic test wells, and service wells, including the costs of platforms and of well equipment such as casing, tubing, pumping equipment, and the wellhead assembly.

  (iii)
  Acquire, construct, and install production facilities such as lease flow lines, separators, treaters, heaters, manifolds, measuring devices, and production storage tanks, natural gas cycling and processing plants, and central utility and waste disposal systems.

  (iv)
  Provide improved recovery systems.

        (8)    Development project.    A development project is the means by which petroleum resources are brought to the status of economically producible. As examples, the development of a single reservoir or field, an incremental development in a producing field, or the integrated development of a group of several fields and associated facilities with a common ownership may constitute a development project.

        (9)    Development well.    A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

        (10)    Economically producible.    The term economically producible, as it relates to a resource, means a resource which generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation. The value of the products that generate revenue shall be determined at the terminal point of oil and gas producing activities as defined in paragraph (a)(16) of this section.

        (11)    Estimated ultimate recovery (EUR).    Estimated ultimate recovery is the sum of reserves remaining as of a given date and cumulative production as of that date.

        (12)    Exploration costs.    Costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects of containing oil and gas reserves, including costs of drilling exploratory wells and exploratory-type stratigraphic test wells. Exploration costs may be incurred both before acquiring the related property (sometimes referred to in part as prospecting costs) and after acquiring the property. Principal types of exploration costs, which include depreciation and applicable operating costs of support equipment and facilities and other costs of exploration activities, are:

  (i)
  Costs of topographical, geographical and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews, and others conducting those studies. Collectively, these are sometimes referred to as geological and geophysical or "G&G" costs.

  (ii)
  Costs of carrying and retaining undeveloped properties, such as delay rentals, ad valorem taxes on properties, legal costs for title defense, and the maintenance of land and lease records.

  (iii)
  Dry hole contributions and bottom hole contributions.

  (iv)
  Costs of drilling and equipping exploratory wells.

  (v)
  Costs of drilling exploratory-type stratigraphic test wells.

        (13)    Exploratory well.    An exploratory well is a well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir. Generally, an exploratory well is any well that is not a development well, an extension well, a service well, or a stratigraphic test well as those items are defined in this section.

        (14)    Extension well.    An extension well is a well drilled to extend the limits of a known reservoir.

        (15)    Field.    An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition. There may be two or more reservoirs in a field which are separated vertically by intervening impervious strata, or laterally by local geologic barriers, or by both. Reservoirs that are associated by being in overlapping or adjacent fields may be treated as a single or common operational field. The geological terms "structural feature" and "stratigraphic condition" are intended to identify localized geological features as opposed to the broader terms of basins, trends, provinces, plays, areas-of-interest, etc.

        (16)    Oil and gas producing activities.

  (i)
  Oil and gas producing activities include:

  (A)
  The search for crude oil, including condensate and natural gas liquids, or natural gas ("oil and gas") in their natural states and original locations;

  (B)
  The acquisition of property rights or properties for the purpose of further exploration or for the purpose of removing the oil or gas from such properties;

  (C)
  The construction, drilling, and production activities necessary to retrieve oil and gas from their natural reservoirs, including the acquisition, construction, installation, and maintenance of field gathering and storage systems, such as:

  (1)
  Lifting the oil and gas to the surface; and

  (2)
  Gathering, treating, and field processing (as in the case of processing gas to extract liquid hydrocarbons); and

  (D)
  Extraction of saleable hydrocarbons, in the solid, liquid, or gaseous state, from oil sands, shale, coalbeds, or other nonrenewable natural resources which are intended to be upgraded into synthetic oil or gas, and activities undertaken with a view to such extraction.

        Instruction 1 to paragraph (a)(16)(i):    The oil and gas production function shall be regarded as ending at a "terminal point", which is the outlet valve on the lease or field storage tank. If unusual physical or operational circumstances exist, it may be appropriate to regard the terminal point for the production function as:

  a.
  The first point at which oil, gas, or gas liquids, natural or synthetic, are delivered to a main pipeline, a common carrier, a refinery, or a marine terminal; and

  b.
  In the case of natural resources that are intended to be upgraded into synthetic oil or gas, if those natural resources are delivered to a purchaser prior to upgrading, the first point at which the natural resources are delivered to a main pipeline, a common carrier, a refinery, a marine terminal, or a facility which upgrades such natural resources into synthetic oil or gas.

        Instruction 2 to paragraph (a)(16)(i):    For purposes of this paragraph (a)(16), the term saleable hydrocarbons means hydrocarbons that are saleable in the state in which the hydrocarbons are delivered.

  (ii)
  Oil and gas producing activities do not include:

  (A)
  Transporting, refining, or marketing oil and gas;

  (B)
  Processing of produced oil, gas, or natural resources that can be upgraded into synthetic oil or gas by a registrant that does not have the legal right to produce or a revenue interest in such production;

  (C)
  Activities relating to the production of natural resources other than oil, gas, or natural resources from which synthetic oil and gas can be extracted; or

  (D)
  Production of geothermal steam.

        (17)    Possible reserves.    Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

  (i)
  When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

  (ii)
  Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

  (iii)
  Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

  (iv)
  The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

  (v)
  Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

  (vi)
  Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

        (18)    Probable reserves.    Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

  (i)
  When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

  (ii)
  Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

  (iii)
  Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

  (iv)
  See also guidelines in paragraphs (a)(17)(iv) and (a)(17)(vi) of this section.

        (19)    Probabilistic estimate.    The method of estimation of reserves or resources is called probabilistic when the full range of values that could reasonably occur for each unknown parameter (from the geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

        (20)    Production costs.

  (i)
  Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities. They become part of the cost of oil and gas produced. Examples of production costs (sometimes called lifting costs) are:

  (A)
  Costs of labor to operate the wells and related equipment and facilities.

  (B)
  Repairs and maintenance.

  (C)
  Materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities.

  (D)
  Property taxes and insurance applicable to proved properties and wells and related equipment and facilities.

  (E)
  Severance taxes.

  (ii)
  Some support equipment or facilities may serve two or more oil and gas producing activities and may also serve transportation, refining, and marketing activities. To the extent that the support equipment and facilities are used in oil and gas producing activities, their depreciation and applicable operating costs become exploration, development or production costs, as appropriate. Depreciation, depletion, and amortization of capitalized acquisition, exploration, and development costs are not production costs but also become part of the cost of oil and gas produced along with production (lifting) costs identified above.

        (21)    Proved area.    The part of a property to which proved reserves have been specifically attributed.

        (22)    Proved oil and gas reserves.    Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

  (i)
  The area of the reservoir considered as proved includes:

  (A)
  The area identified by drilling and limited by fluid contacts, if any, and

  (B)
  Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

  (ii)
  In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

  (iii)
  Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

  (iv)
  Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

  (A)
  Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

  (B)
  The project has been approved for development by all necessary parties and entities, including governmental entities.

  (v)
  Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

        (23)    Proved properties.    Properties with proved reserves.

        (24)    Reasonable certainty.    If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

        (25)    Reliable technology.    Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

        (26)    Reserves.    Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

        Note to paragraph (a)(26):    Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Excerpted from the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas:

932-235-50-30 A standardized measure of discounted future net cash flows relating to an entity's interests in both of the following shall be disclosed as of the end of the year:

  a.
  Proved oil and gas reserves (see paragraphs 932-235-50-3 through 50-11B)

  b.
  Oil and gas subject to purchase under long-term supply, purchase, or similar agreements and contracts in which the entity participates in the operation of the properties on which the oil or gas is located or otherwise serves as the producer of those reserves (see paragraph 932-235-50-7).

The standardized measure of discounted future net cash flows relating to those two types of interests in reserves may be combined for reporting purposes.

932-235-50-31 All of the following information shall be disclosed in the aggregate and for each geographic area for which reserve quantities are disclosed in accordance with paragraphs 932-235-50-3 through 50-11B:

  a.
  Future cash inflows. These shall be computed by applying prices used in estimating the entity's proved oil and gas reserves to the year-end quantities of those reserves. Future price changes shall be considered only to the extent provided by contractual arrangements in existence at year-end.

  b.
  Future development and production costs. These costs shall be computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. If estimated development expenditures are significant, they shall be presented separately from estimated production costs.

  c.
  Future income tax expenses. These expenses shall be computed by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pretax net cash flows relating to the entity's proved oil and gas reserves, less the tax basis of the properties involved. The future income tax expenses shall give effect to tax deductions and tax credits and allowances relating to the entity's proved oil and gas reserves.

  d.
  Future net cash flows. These amounts are the result of subtracting future development and production costs and future income tax expenses from future cash inflows.

  e.
  Discount. This amount shall be derived from using a discount rate of 10 percent a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves.

  f.
  Standardized measure of discounted future net cash flows. This amount is the future net cash flows less the computed discount.

        (27)    Reservoir.    A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

        (28)    Resources.    Resources are quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

        (29)    Service well.    A well drilled or completed for the purpose of supporting production in an existing field. Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

        (30)    Stratigraphic test well.    A stratigraphic test well is a drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intent of being completed for hydrocarbon production. The classification also includes tests identified as core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic tests are classified as "exploratory type" if not drilled in a known area or "development type" if drilled in a known area.

        (31)    Undeveloped oil and gas reserves.    Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

  (i)
  Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

  (ii)
  Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

From the SEC's Compliance and Disclosure Interpretations (October 26, 2009):

Although several types of projects—such as constructing offshore platforms and development in urban areas, remote locations or environmentally sensitive locations—by their nature customarily take a longer time to develop and therefore often do justify longer time periods, this determination must always take into consideration all of the facts and circumstances. No particular type of project per se justifies a longer time period, and any extension beyond five years should be the exception, and not the rule.

Factors that a company should consider in determining whether or not circumstances justify recognizing reserves even though development may extend past five years include, but are not limited to, the following:

  •
  The company's level of ongoing significant development activities in the area to be developed (for example, drilling only the minimum number of wells necessary to maintain the lease generally would not constitute significant development activities);

  •
  The company's historical record at completing development of comparable long-term projects;

  •
  The amount of time in which the company has maintained the leases, or booked the reserves, without significant development activities;

  •
  The extent to which the company has followed a previously adopted development plan (for example, if a company has changed its development plan several times without taking significant steps to implement any of those plans, recognizing proved undeveloped reserves typically would not be appropriate); and

  •
  The extent to which delays in development are caused by external factors related to the physical operating environment (for example, restrictions on development on Federal lands, but not obtaining government permits), rather than by internal factors (for example, shifting resources to develop properties with higher priority).

  (iii)
  Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

        (32)    Unproved properties.    Properties with no proved reserves.

ANNEX E: GLOSSARY OF OIL AND NATURAL GAS TERMS

        The following are abbreviations and definitions of certain terms used in this proxy statement, which are commonly used in the oil and natural gas industry:

        3-D seismic.    Geophysical data that depict the subsurface strata in three dimensions. 3-D seismic typically provides a more detailed and accurate interpretation of the subsurface strata than 2-D, or two-dimensional, seismic.

        Analogous reservoir.    Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an analogous reservoir refers to a reservoir that shares the following characteristics with the reservoir of interest: (i) same geological formation (but not necessarily in pressure communication with the reservoir of interest); (ii) same environment of deposition; (iii) similar geological structure; and (iv) same drive mechanism. For a complete definition of analogous reservoir, refer to the SEC's Regulation S-X, Rule 4-10(a)(2).

        Basin.    A large natural depression on the earth's surface in which sediments generally brought by water accumulate.

        Bbl.    One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.

        Bcf.    One billion cubic feet of natural gas.

        Boe.    One barrel of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of oil. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

        Boe/d.    One Boe per day.

        British thermal unit or Btu.    The quantity of heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

        Completion.    Installation of permanent equipment for production of oil or gas, or, in the case of a dry well, to reporting to the appropriate authority that the well has been abandoned.

        Condensate.    A mixture of hydrocarbons that exists in the gaseous phase at original reservoir temperature and pressure, but that, when produced, is in the liquid phase at surface pressure and temperature.

        Delineation.    The process of placing a number of wells in various parts of a reservoir to determine its boundaries and production characteristics.

        Developed acreage.    The number of acres that are allocated or assignable to productive wells or wells capable of production.

        Development costs.    Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and natural gas. For a complete definition of development costs refer to the SEC's Regulation S-X, Rule 4-10(a)(7).

        Development project.    The means by which petroleum resources are brought to the status of economically producible. As examples, the development of a single reservoir or field, an incremental development in a producing field or the integrated development of a group of several fields and associated facilities with a common ownership may constitute a development project.

        Development well.    A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

        Differential.    An adjustment to the price of oil or natural gas from an established spot market price to reflect differences in the quality and/or location of oil or natural gas.

        Downspacing.    Additional wells drilled between known producing wells to better develop the reservoir.

        Dry well.    A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

        Economically producible.    The term economically producible, as it relates to a resource, means a resource which generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation. For a complete definition of economically producible, refer to the SEC's Regulation S-X, Rule 4-10(a)(10).

        Estimated ultimate recovery or EUR.    The sum of reserves remaining as of a given date and cumulative production as of that date.

        Exploration costs.    Costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects of containing oil and natural gas reserves, including costs of drilling exploratory wells and exploratory-type stratigraphic test wells. For a complete definition of exploration costs, refer to the SEC's Regulation S-X, Rule 4-10(a)(12).

        Exploratory well.    A well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir.

        Field.    An area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations. For a complete definition of field, refer to the SEC's Regulation S-X, Rule 4-10(a)(15).

        Formation.    A layer of rock which has distinct characteristics that differs from nearby rock.

        Gross acres or gross wells.    The total acres or wells, as the case may be, in which a working interest is owned.

        Held by production.    Acreage covered by a mineral lease that perpetuates a company's right to operate a property as long as the property produces a minimum paying quantity of oil or gas.

        Horizontal drilling.    A drilling technique used in certain formations where a well is drilled vertically to a certain depth and then drilled at a right angle within a specified interval.

        MBbl.    One thousand barrels of crude oil, condensate or NGLs.

        MBoe.    One thousand Boe.

        Mcf.    One thousand cubic feet of natural gas.

        Mcf/d.    One Mcf per day.

        MMBbl.    One million barrels of crude oil, condensate or NGLs.

        MMBoe.    One million Boe.

        MMBtu.    One million British thermal units.

        MMcf.    One million cubic feet of natural gas.

        Net acres.    The percentage of total acres an owner has out of a particular number of acres, or a specified tract. An owner who has 50% interest in 100 acres owns 50 net acres.

        Net production.    Production that is owned less royalties and production due to others.

        Net revenue interest.    A working interest owner's gross working interest in production less the royalty, overriding royalty, production payment and net profits interests.

        NGLs.    Natural gas liquids. Hydrocarbons found in natural gas which may be extracted as liquefied petroleum gas and natural gasoline.

        NYMEX.    The New York Mercantile Exchange.

        Offset operator.    Any entity that has an active lease on an adjoining property for oil, natural gas or NGLs purposes.

        Operator.    The individual or company responsible for the development and/or production of an oil or natural gas well or lease.

        Play.    A geographic area with hydrocarbon potential.

        Present value of future net revenues or PV-10.    The estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development and abandonment costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property-related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the SEC.

        Production costs.    Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities. For a complete definition of production costs, refer to the SEC's Regulation S-X, Rule 4-10(a)(20).

        Productive well.    A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of the production exceed production expenses and taxes.

        Prospect.    A specific geographic area which, based on supporting geological, geophysical or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is deemed to have potential for the discovery of commercial hydrocarbons.

        Proved developed reserves.    Reserves that can be expected to be recovered through (i) existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared with the cost of a new well or (ii) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

        Proved properties.    Properties with proved reserves.

        Proved reserves.    Those quantities of oil, natural gas and NGLs, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. For a complete definition of proved oil and natural gas reserves, refer to the SEC's Regulation S-X, Rule 4-10(a)(22).

        Proved undeveloped reserves or PUDs.    Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Undrilled locations can be classified as having proved undeveloped reserves only if a development plan has been adopted indicating that such locations are scheduled to be drilled within five years, unless specific circumstances justify a longer time.

        Realized price.    The cash market price less all expected quality, transportation and demand adjustments.

        Reasonable certainty.    A high degree of confidence. For a complete definition of reasonable certainty, refer to the SEC's Regulation S-X, Rule 4-10(a)(24).

        Recompletion.    The completion for production of an existing wellbore in another formation from that which the well has been previously completed

        Reliable technology.    Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

        Reserves.    Estimated remaining quantities of oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and natural gas or related substances to market and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

        Reservoir.    A porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

        Resources.    Quantities of oil and natural gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

        Royalty.    An interest in an oil and natural gas lease that gives the owner the right to receive a portion of the production from the leased acreage (or of the proceeds from the sale thereof), but does not require the owner to pay any portion of the production or development costs on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

        Service well.    A well drilled or completed for the purpose of supporting production in an existing field.

        Spacing.    The distance between wells producing from the same reservoir. Spacing is often expressed in terms of acres, e.g.,  40-acre spacing, and is often established by regulatory agencies.

        Spot market price.    The cash market price without reduction for expected quality, transportation and demand adjustments.

        Spud.    Commenced drilling operations on an identified location.

        Standardized measure.    Discounted future net cash flows estimated by applying year-end prices to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production and development costs based on period-end costs to determine pre-tax cash inflows. Future income taxes, if applicable, are computed by applying the statutory tax rate to the excess of pre-tax cash inflows over our tax basis in the oil and natural gas properties. Future net cash inflows after income taxes are discounted using a 10% annual discount rate.

        Stratigraphic test well.    A drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intent of being completed for hydrocarbon production. The classification also includes tests identified as core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic tests are classified as "exploratory type" if not drilled in a known area or "development type" if drilled in a known area.

        Success rate.    The percentage of wells drilled which produce hydrocarbons in commercial quantities.

        Undeveloped acreage.    Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

        Unit.    The joining of all or substantially all interests in a reservoir or field, rather than a single tract, to provide for development and operation without regard to separate property interests. Also, the area covered by a unitization agreement.

        Unproved properties.    Properties with no proved reserves.

        Wellbore.    The hole drilled by the bit that is equipped for natural gas production on a completed well. Also called well or borehole.

        Working interest.    The right granted to the lessee of a property to develop and produce and own natural gas or other minerals. The working interest owners bear the exploration, development and operating costs on either a cash, penalty or carried basis.

        Workover.    Operations on a producing well to restore or increase production.

        WTI.    West Texas Intermediate.

CENTENNIAL RESOURCE DEVELOPMENT, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2017 The undersigned hereby appoints Mark G. Papa, George S. Glyphis and Davis O’Connor (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of Pthe shares of common stock of Centennial Resource Development, Inc. (the “Company”) that the Rundersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company Oto be held on May 25, 2017 at 10:00 a.m., local time, at the offices of Latham & Watkins LLP, 811 Main XStreet, Suite 3700, Houston, Texas 77002, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the Proposals listed on the reverse side hereof Yand, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement C thereof. AThe undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior Rproxies for said meeting. D THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders The 2017 Special Meeting Proxy Statement to Stockholders is available at: http://www.cstproxy.com/cdevinc/sm2017

 X CENTENNIAL RESOURCES DEVELOPMENT INC - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. 1. The NASDAQ Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The NASDAQ Capital Market, the issuance of 26,100,000 shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), upon the conversion of 104,400 shares of our Series B Preferred Stock, par value $0.0001 per share, issued and sold to affiliates of Riverstone Investment Group LLC in private placements, the proceeds of which were used to fund a portion of the cash consideration for the acquisition of the leasehold interests and related upstream assets of Silverback Exploration, LLC FORAGAINST ABSTAIN 2. The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the NASDAQ Proposal (the “Adjournment Proposal” and, together with the NASDAQ Proposal, the “Proposals”). The Adjournment Proposal is not conditioned on the approval of any other proposal at the special meeting. FORAGAINST ABSTAIN and Silverback Operating, LLC (the “NASDAQ Proposal”). The NASDAQ Proposal is not conditioned on the approval of any other proposal at the special meeting. Dated: , 2017 (Signature) (Signature if held Jointly) Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.